EXHIBIT 99.6

PUBLIC ACCOUNTS 2010-2011

VOLUME 1

CONSOLIDATED FINANCIAL STATEMENTS OF THE GOUVERNEMENT DU QUÉBEC

Fiscal year ended March 31, 2011

Published in accordance with section 86
of the Financial Administration Act (R.S.Q., c. A-6.001)

Public Accounts 2010-2011 - Volume 1

Legal deposit - Bibliothèque et Archives nationales du Québec

October 2011

ISSN 0706-2850 (Print version)

ISSN 1925-1823 (PDF)

© Gouvernement du Québec, 2011

His Honour the Honourable Pierre Duchesne

Lieutenant-Governor of Québec

Parliament Building

Québec

Your Honour,

I am pleased to present you with the Public Accounts of the Gouvernement du Québec for the fiscal year ended March 31, 2011.

Raymond Bachand

Minister of Finance

Québec, October 2011

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Mr. Raymond Bachand

Minister of Finance

Parliament Building

Québec

Dear Minister,

In accordance with the commission entrusted to me, I have the honour of presenting the Public Accounts of the Gouvernement du Québec for the fiscal year ended March 31, 2011. These accounts have been prepared under section 86 of the Financial Administration Act (R.S.Q., c. A-6.001), in accordance with the Government’s accounting policies.

Respectfully yours,

Simon-Pierre Falardeau, CA

Comptroller of Finance

Québec, October 2011

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PUBLIC ACCOUNTS 2010-2011 — VOLUME 1

TABLE OF CONTENTS

PRESENTATION OF THE PUBLIC ACCOUNTS		9
GLOSSARY		11

ANALYSIS OF THE CONSOLIDATED FINANCIAL STATEMENTS

1.	HIGHLIGHTS FOR THE 2010-2011 FISCAL YEAR	19
2.	OVERVIEW OF THE 2010-2011 BUDGET	21
3.	RISKS AND UNCERTAINTIES	23
4.	BALANCED BUDGET ACT	25
5.	VARIANCE ANALYSIS	28
	5.1 COMPARISON OF ACTUAL RESULTS WITH THE BUDGET	29
	5.2 COMPARISON OF ACTUAL RESULTS WITH THE PREVIOUS FISCAL YEAR	33
6.	ANALYSIS OF MAIN TRENDS	37
7.	RESULTS OF THE INDICATOR ANALYSIS	49
APPENDIX A — FINANCIAL STATISTICS		61

CONSOLIDATED FINANCIAL STATEMENTS

STATEMENT OF RESPONSIBILITY		67
INDEPENDENT AUDITOR’S REPORT		69
CONSOLIDATED STATEMENT OF OPERATIONS		71
CONSOLIDATED STATEMENT OF ACCUMULATED DEFICIT		72
CONSOLIDATED STATEMENT OF FINANCIAL POSITION		73
CONSOLIDATED STATEMENT OF CHANGE IN NET DEBT		74
CONSOLIDATED STATEMENT OF CASH FLOW		75
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS		77

APPENDICES

1.	NATIONAL ASSEMBLY, DESIGNATED PERSONS, GOVERNMENT DEPARTMENTS AND BODIES WHOSE FINANCIAL TRANSACTIONS WERE CONDUCTED WITHIN THE CONSOLIDATED REVENUE FUND	121
2.	GOVERNMENT BODIES, SPECIAL FUNDS, SINKING FUNDS AND OTHER FUND	123
3.	ORGANIZATIONS IN THE GOVERNMENT’S HEALTH AND SOCIAL SERVICES AND EDUCATION NETWORKS	127
4.	GOVERNMENT ENTERPRISES	137
5.	GOVERNMENT DEPARTMENT, BODIES AND FUNDS THAT CONDUCT FIDUCIARY TRANSACTIONS NOT INCLUDED IN THE GOVERNMENT’S REPORTING ENTITY	138
6.	REVENUE	139
7.	EXPENDITURE	140
8.	SHORT-TERM INVESTMENTS	141
9.	ACCOUNTS RECEIVABLE	142
10.	INVESTMENT IN GOVERNMENT ENTERPRISES	143
11.	LONG-TERM INVESTMENTS	153
12.	GENERATIONS FUND	155
13.	CASH (BANK OVERDRAFT)	157
14.	ACCOUNTS PAYABLE AND ACCRUED EXPENSES	158
15.	DEFERRED REVENUE	159
16.	OTHER LIABILITIES	160
17.	DEBTS	161
18.	FIXED ASSETS	164
19.	BREAKDOWN OF CONTRACTUAL OBLIGATIONS	166
20.	CONTINGENCIES	170
21.	STABILIZATION RESERVE	174
22.	SEGMENT DISCLOSURES	175
23.	FIDUCIARY TRANSACTIONS CONDUCTED BY THE GOVERNMENT	189

Presentation of the Public Accounts

The 2010-2011 Public Accounts present the financial position of the Gouvernement du Québec and its operations. They include a financial analysis and a glossary to make them easier to understand and thus increase their usefulness and transparency. The analysis presents the changes in the main trends for the major consolidated financial statement items.

The Ministère des Finances is aware that the use of indicators is extremely efficient for observing changes in the state of the Government’s finances. Therefore, eleven representative indicators are presented in the section “Analysis of the consolidated financial statements”.

Preparing the Public Accounts requires the participation and collaboration of many employees from different government departments, bodies, funds, organizations in the health and social services and education networks as well as government enterprises. We would like to thank all of them for their help in publishing these documents.

Prior to the publication of the Public Accounts, the Ministère des Finances regularly informs the public about the state of the Government’s finances and the results of its financial transactions, notably through the Monthly Report on Financial Transactions.

The 2010-2011 Public Accounts present information on the actual results for fiscal 2010-2011.  The initial forecasts were presented in the 2010-2011 Budget of March 30, 2010 and revised in the December 2, 2010 Update on Québec’s Economic and Financial Situation. The preliminary results were presented in the 2011-2012 Budget on March 17, 2011. The comparisons that appear in the present publication were made using the results of the initial forecasts in the 2010-2011 Budget, as recommended by the Canadian Institute of Chartered Accountants (CICA).

The Public Accounts for the fiscal year ended March 31, 2011 have been prepared by the Comptroller of Finance for the Minister of Finance in accordance with the accounting policies established by the Conseil du trésor and pursuant to the provisions of section 86 of the Financial Administration Act (R.S.Q., c. A-6.001). They are published in two volumes.

Volume 1 — Consolidated financial statements of the Gouvernement du Québec

Volume 1 presents the consolidated financial statements of the Gouvernement du Québec, as well as a financial analysis that allows a better understanding of the transactions carried out in fiscal 2010-2011.

Presentation of the Public Accounts (cond’t)

The consolidated financial statements consist of many items:

•                 A consolidated statement of operations, which presents the annual surplus or deficit arising from operations during the fiscal year. It discloses the Government’s revenue, the cost of services and other current expenses.

•                 A consolidated statement of accumulated deficit, which presents the change in the accumulated deficit taking into consideration the results for the fiscal year, items charged directly to the accumulated deficit and various restatements.

•                 A consolidated statement of financial position, which presents the financial resources of the Gouvernement du Québec as well as its obligations. It shows the net debt, which consists of the accumulated deficit and non-financial assets.

•                 A consolidated statement of change in net debt, which presents the combined effect on the net debt of the results for the fiscal year, the change in non-financial assets, items charged directly to the accumulated deficit and restatements.

•                 A consolidated statement of cash flow, which provides information on the Government’s liquid assets generated by or used for operating, equity investment, fixed asset investment and financing activities.

•                 Notes and appendices, which provide additional information on the items making up the various consolidated statements and which are an integral part of the consolidated financial statements. They also include a summary of the main accounting policies used in preparing the consolidated financial statements, as well as consolidated information on operations and financial position by reporting sector.

The independent auditor’s report presents his opinion on the consolidated financial statements.

Volume 2 — Revenue, appropriations, expenditure and investments of the Consolidated Revenue Fund and financial information on the special funds of the Gouvernement du Québec

Volume 2 is divided into three sections. The first two sections report on the operations of entities whose revenue are paid into the Consolidated Revenue Fund or the Health Services Fund as well as entities which operate with funding that is allocated to them by the Parliament of Québec and derived from these two funds. These entities consist of government departments, government budget-funded bodies, the National Assembly and persons designated by it. The third section presents summary financial information on the special funds and the sinking funds.

Glossary

The following terms are used in the sections “Analysis of the consolidated financial statements” and “Consolidated financial statements” contained in this volume.

Accrual basis of accounting

The accrual basis of accounting is an accounting method that involves taking into account, in determining an entity’s net results, the revenues the entity earned and the expenditures it incurred during a fiscal year without considering the moment the transactions were settled through cash receipts or disbursements or in any other manner.

Advance borrowings

Advance borrowings are borrowings made by the Consolidated Revenue Fund in a fiscal year to meet its financial requirements in the next fiscal year.

Budget balance

The term budget balance is defined by the Balanced Budget Act (R.S.Q., c. E-12.00001).

The budget balance for a given fiscal year is equal to the difference between revenue and expenditure as determined in conformity with the Government’s accounting policies and the following adjustments:

•                       As prescribed in section 2 of the Act, the budget balance does not include the revenue and expenditure recorded for the Generations Fund and certain retroactive adjustments to revenue from government enterprises.

•                       The budget balance is determined by also taking into account entries posted directly to the accumulated deficit, except in the case of the following exceptions provided for in section 2.1 of the Act, which result from:

i)            the retroactive effect of any new Canadian Institute of Chartered Accountants standard for the years preceding the changeover year proposed by the Institute;

ii)         accounting changes resulting from the 2006-2007 accounting reform appearing in the public accounts.

•                       The budget balance is increased by any amount needed from the stabilization reserve to maintain a balanced budget.

Glossary (cont’d)

Consolidation methods

Line-by-line consolidation method

The accounts of the Consolidated Revenue Fund and the other entities included in the Government’s reporting entity, with the exception of government enterprises, are consolidated line by line in the financial statements. Accordingly, the accounts are harmonized according to the Government’s accounting policies and combined line by line; inter-entity transactions and balances are eliminated.

Modified equity method

Investment in government enterprises is accounted for using the modified equity method. According to this method, investments are recorded at cost, which is adjusted annually by the Government’s share in the results of these enterprises with an offsetting entry to revenue, and in the other items of their comprehensive income with an offsetting entry to accumulated deficits. The value of the investment is reduced by declared dividends and adjusted by the elimination of unrealized inter-entity gains and losses relating to transactions on assets that remain within the Government’s reporting entity. This method requires no harmonization of enterprises’ accounting policies with those of the Government.

Consolidated Revenue Fund

The Consolidated Revenue Fund consists of funds collected or received from various sources and over which the Parliament of Québec has a right of allocation. The fund is constituted by the National Assembly, persons designated by it, government departments, and the government budget-funded bodies listed in Schedule 1 of the Financial Administration Act (R.S.Q., c. A-6.0001).

Debt representing accumulated deficits

The debt representing accumulated deficits consists of the accumulated deficits presented in the Government’s consolidated financial statements, plus the stabilization reserve balance established by the Balanced Budget Act (R.S.Q., c. E-12.00001).

Glossary (cont’d)

Derivative instruments

Derivative instruments are instruments whose value fluctuates depending on an underlying instrument, regardless of whether the underlying instrument is actually held or issued.

Financial assets

Financial assets are assets that can be allocated to repaying existing debts or to funding future activities.

Financial instruments

Financial instruments are liquid assets, equity securities in an entity or contracts that are both a source of financial assets for one of the two contracting parties and a source of financial liabilities or equity instruments for the other contracting party.

Generations Fund

Under the Act to reduce the debt and establish the Generations Fund (R.S.Q., c. R-2.2.0.1), the Minister of Finance deposits the sums that make up this fund with the Caisse de dépôt et placement du Québec. These sums are used exclusively for repaying the Government’s debt.

Government accounting policies

The Government’s accounting policies define how it must record financial transactions in its books and adequately report them to the general public. They are adopted by the Conseil du trésor and derive from the Canadian public sector accounting standards.

Gross debt

The gross debt corresponds to the sum of debts before deferred foreign exchange gains or losses and the liability regarding the pension plans and other employee future benefits. The balance of the Generations Fund is subtracted from this amount.

The gross debt for a fiscal year does not include borrowings contracted by the Minister of Finance for the following fiscal year, or the portion of advances made to the Financing Fund established under the Act respecting the Ministère des Finances (R.S.Q., c. M-24.01) that is attributable to the funding of bodies not contemplated by the first paragraph of section 89 of the Financial Administration Act (R.S.Q., c. A-6.001) and to the funding of the government enterprises listed in Schedule 3 of this Act.

Glossary (cont’d)

Gross domestic product (GDP)

GDP is the value of all goods and services produced within the geographical limits of a country or a territory during a given calendar year.

Indicators

Indicators are tools of measurement that make it possible to monitor and assess the attainment of an objective, the implementation of a strategy or the accomplishment of a task or an activity.

Missions

Missions are the basic activity areas of a government that constitute its raison d’être. In Québec, there are six missions: “Health and Social Services”, “Education and Culture”, “Economy and Environment”, “Support for Individuals and Families”, “Administration and Justice”, and “Debt Service”.

Net debt

The net debt corresponds to the difference between the Government’s financial assets and its liabilities. It consists of accumulated deficits and non-financial assets.

Net financial requirements

Net financial requirements are net liquid assets required by the Government for operating, equity investment and fixed asset investment activities.

Non-financial assets

Non-financial assets are assets that normally do not generate cash capable of being used to repay existing debts. They are used for the most part in a sustainable manner to produce goods and deliver services.

Own-source revenue

Own-source revenue consists of revenue from income and property taxes, consumption taxes, duties and permits, miscellaneous sources, government enterprises and the Generations Fund.

Glossary (cont’d)

Reporting entity

The Government’s reporting entity encompasses the financial transactions of the National Assembly, persons designated by it, government departments and all of the bodies, funds and enterprises under the Government’s control. Control is defined as the power to direct the financial and administrative policies of an entity such that its activities will provide the Government with anticipated benefits or expose it to the risk of loss.

Retirement Plans Sinking Fund (RPSF)

Under the Financial Administration Act (R.S.Q., c. A-6.001), the Minister of Finance may make long-term investments by depositing money from the Consolidated Revenue Fund with the Caisse de dépôt et placement du Québec, up to an amount equal to the sums recorded as the pension plans liability, in order to create a sinking fund to provide for the payment of all or part of the benefits awarded under these plans.

Supercategories

Supercategories consist of the categories used to account for expenditures. There are five expenditures supercategories:

•                       Debt service

This supercategory includes interest on the debt, amortization of deferred expenses and of unrealized foreign exchange gains and losses, foreign exchange expenditures and debt management expenses. It also includes interest on the pension plans and other benefits, as well as interest relating to private-public partnership agreements.

•                       Doubtful accounts and other allowances

This supercategory includes expenditures resulting from changes in the allowance for doubtful accounts, the allowance for losses on financial initiatives guaranteed by the Government and the valuation allowance for loans, investments and advances.

•                       Operating

This supercategory includes expenditures or costs incurred in the course of an entity’s administrative activities, apart from remuneration expenses, doubtful accounts and other allowances and debt service. It also includes the depreciation of fixed assets.

Glossary (cont’d)

Supercategories (cont’d)

•                       Remuneration

This supercategory includes operating expenditures incurred for ordinary remuneration, overtime and certain other indemnities paid directly to permanent and part-time employees and to casual employees, such as students and seasonal public sector employees, as well as operating expenditures incurred for the remuneration of health professionals. It also includes benefits and other contributions paid by the Government in its capacity as an employer, such as contributions to the pension plans, the Québec Pension Plan, the Health Services Fund and employment insurance.

•                       Transfer

This supercategory includes expenditures that are paid out to provide beneficiaries with various forms of financial support. These expenditures do not constitute direct acquisitions of goods or services for the Government or funds granted for the purpose of obtaining a return, as in the case of an investment.

ANALYSIS

OF THE

CONSOLIDATED

FINANCIAL STATEMENTS

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ANALYSIS OF CONSOLIDATED FINANCIAL STATEMENTS 2010-2011

1.      Highlights for the 2010-2011 fiscal year

Consolidated operations

FISCAL YEAR ENDED MARCH 31, 2011

(in millions of dollars)

For an overview of the data, see the summary of consolidated operations on page 28.

(1)          The measures of the plan to restore fiscal balance have been integrated with the 2010-2011 Budget Plan data.

(2)          Including $892 M in Generations Fund revenue.

(3)          The anticipated annual deficit includes a $300 M contingency reserve.

(4)          Including $760 M in Generations Fund revenue.

(5)          Including $725 M in Generations Fund revenue.

•                       In the 2010-2011 Budget, the Government forecast a budget balance that would be in deficit by $4 506 million within the meaning of the Balanced Budget Act.1 This budgetary deficit was to take into account:

•                      a forecast annual deficit of $3 614 million;

•                      the allocation of $892 million in revenue to the Generations Fund.

•                      The results for the current fiscal year show a $1 356-million improvement over the anticipated budget balance, as well as a budget balance in deficit by $3 150 million. This balance takes into account:

•                  an annual deficit of $2 390 million, which is $1 224 million less than forecast;

•                  the allocation of $760 million to the Generations Fund, which is $132 million less than forecast.

1 R.S.Q., c. E-12.00001

PUBLIC ACCOUNTS 2010-2011 – VOLUME 1

1.      Highlights for the 2010-2011 fiscal year (cont’d)

•                      Total revenue amounted to $77 700 million, or $644 million less than anticipated in the Budget. It was up $4 074 million relative to fiscal 2009-2010.

•                       The differences between the results for the current fiscal year and the 2010-2011 Budget can be explained mainly by a decline in federal government transfer revenue, which stems from the fact that certain investment projects were implemented more slowly than expected. This revenue was deferred and will be recognized when the projects in question are carried out in subsequent years.

•                       The differences between the results for the current year and the previous year can be attributed primarily to an increase of 7.1% in revenue from income and property taxes and of 10.0% in revenue from consumption taxes.

•                      Consolidated expenditure stood at $80 090 million, or $1 568 million less than forecast. It grew by $3 524 million relative to the previous fiscal year.

•                       The 2010-2011 Budget forecast a 4.1% increase in consolidated expenditure, whereas a 3.5% increase was recognized.

•                       The differences between the results for the current fiscal year and those for the previous fiscal year are due mainly to growth in spending for the “Health and Social Services” and “Education and Culture” missions, since the Government gives them priority, and to the increase in spending for the “Economy and Environment” mission because of the larger transfers granted by the Government for investing in infrastructure in Québec.

2.                  Overview of the 2010-2011 Budget

The 2010-2011 Budget was the first budget in which the government presented consolidated financial forecasts. Accordingly, the revenue and expenditure of government bodies, special funds and specified purpose accounts were added line by line to those of the Consolidated Revenue Fund.

The 2010-2011 Budget forecast an annual deficit of $3.6 billion. After the allocation of $892 million in revenue to the Generations Fund, the anticipated budget balance was in deficit by $4.5 billion.

Own-source revenue — Consolidated Revenue Fund

The own-source revenue of the Consolidated Revenue Fund, excluding that from government enterprises and that of the Generations Fund, was expected to climb by 6.7%. This increase was attributed essentially to the impact of economic growth.

Consolidated own-source revenue

The 2010-2011 Budget forecast that consolidated own-source revenue, excluding that from government enterprises and that of the Generations Fund, would grow by 6.5%.

Revenue from government enterprises

Revenue from government enterprises was supposed to decline by 2.4% mainly because of a reduction in Hydro-Québec’s revenue. However, this reduction was to be partly offset by growth in the revenue of the Société des alcools du Québec and Loto-Québec.

Consolidated federal government transfers

Consolidated federal government transfer revenue was expected to climb by 4.9% in 2010-2011. This growth was to stem mainly from an increase in federal government transfers to specified purpose accounts following the signing of the Canada-Québec agreement on the Building Canada Fund. At the same time, such transfer revenue was forecast to remain fairly stable in the Consolidated Revenue Fund relative to 2009-2010.

Program spending — Consolidated Revenue Fund

The 2010-2011 Budget projected that Consolidated Revenue Fund program spending would rise by 2.6%. The Budget Speech of March 30, 2010 announced an increase of nearly $1.0 billion in the health budget and the addition of $316 million to the education budget. For fiscal 2010-2011, the spending forecasts for the Ministère de la Santé et des Services sociaux and the Ministère de l’Éducation, du Loisir et du Sport were $28.0 billion and $14.8 billion respectively.

Consolidated spending

The 2010-2011 Budget forecast growth of 4.1% in consolidated spending, excluding debt service.

2.                  Overview of the 2010-2011 Budget (cont’d)

Debt service

Debt service was expected to climb by 13.4%. This change was attributed essentially to the increase in interest rates, growth in the debt and the impact of the returns of the Caisse de dépôt et placement du Québec on the income of the Retirement Plans Sinking Fund (this income is applied against the interest on the retirement plans account).

Revenue dedicated to the Generations Fund

The 2010-2011 Budget forecast that the revenue of the Generations Fund would reach $892 million. This revenue, which is recorded in the Government’s consolidated financial statements, was applied against the budget balance within the meaning of the Balanced Budget Act.

3.                  Risks and uncertainties

The following factors are elements of risk and uncertainty that are not directly dependent on the Government but that can cause actual results to differ from forecast results:

•                       the economic forecasts the Government uses to determine its annual budgetary revenue, particularly those concerning changes in economic growth, employment and the Consumer Price Index. For example, a 1.0% difference in nominal GDP has an impact of about $500 million on the Government’s own-source revenue;

•                       the level of program spending, whose cost is related to the economic situation. For example, changes in the labour market affect the cost of employment assistance and income security programs. Similarly, in the health sector, the aging of the population raises the risk of cost overruns for medication and public services;

•                       the economic, taxation and population data the Government uses to determine revenue from federal government transfers, as well as the negotiations carried out regularly with the federal government. These data and negotiations can both affect federal government transfer revenue;

•                       unforeseen situations such as work stoppages, natural catastrophes, etc.;

•                       fluctuations in interest rates and in the value of the Canadian dollar in relation to other currencies that have an impact on the cost of financing;

•                       the risk that a financial intermediary will default on its contractual obligations (credit risk);

•                       certain claims and lawsuits the Government faces, which are presented in Note 12 (p. 114) of the consolidated financial statements.

The consolidated financial statements also set forth in Note 2 (p. 87) the uncertainties to which the estimates needed to prepare these statements are subject.

To reduce its exposure to risk, the Government develops management strategies for some of these variables. With the help of economic, fiscal and budgetary policies, the Government can influence its revenue and expenditure (other than debt service) by:

•                       using forecasts that reflect the consensus of forecasters;

•                       monitoring and preparing monthly reports on its budgetary revenue and expenditure;

•                       implementing economic support measures.

3.                  Risks and uncertainties (cont’d)

A government cannot prevent a recession single-handedly. However, it has the necessary means to play a stabilizing role in order to offset the effects of an economic slowdown and speed up the recovery.

In addition, financing policies also lead the Government to have an impact on its debt service through various strategies, as described in detail in Note 8 (p. 106, 107) of the consolidated financial statements.

4.                  Balanced Budget Act

Budget balance

The Gouvernement du Québec has adopted legislation for maintaining a strict budget balance while allowing some flexibility to deal with important events that might affect financial balances.

The 2010-2011 fiscal year ended with a budget balance in deficit by $3 150 million, taking into account the allocation of $760 million to the Generations Fund. It is important to note that the budget balance was $1 356 million less than initially forecast.

The Balanced Budget Act stipulates that the Québec government may not incur a budgetary deficit. However, the sections of the Act prohibiting such a deficit do not apply to fiscal 2009-2010 and 2010-2011. For 2011-2012 and 2012-2013, the Government must not post a deficit of over $3.8 billion and $1.5 billion respectively. Under the Act, the revenue and expenditure established in accordance with the Government’s accounting policies must be balanced for the 2013-2014 fiscal year.

Budget balance

FISCAL YEAR ENDED MARCH 31, 2011

(in millions of dollars)

	2011		2010
		Actual results	Actual results
	Budget	as at March 31	as at March 31

Annual surplus (deficit)	(3 614)	(2 390)	(2 940)

Generations Fund
Results of the Generations Fund	(892)	(760)	(725)

Stabilization reserve
Use of the reserve to maintain a balanced budget			433

Accounting changes(1)			58

Budget balance(2)	(4 506)	(3 150)	(3 174)

(1)          The Balanced Budget Act stipulates that the budget balance must:

a) exclude the impact of the application of any new accounting standard of the Canadian Institute of Chartered Accountants for a period prior to the changeover date proposed by the Institute;

b) take into account the impact of accounting changes, for a period subsequent to March 31, 2006, made directly in the accumulated deficit figures. This rule does not apply to accounting changes resulting from the implementation of the 2006-2007 accounting reform.

(2)          The budget balance was established in conformity with the Balanced Budget Act.

4.                  Balanced Budget Act (cont’d)

Generations Fund

In the 2010-2011 Budget, the Government estimated that the revenue of the Generations Fund would be $892 million. Ultimately, the fund’s revenue amounted to $760 million, or $132 million less than forecast. This change is due to the fact that water-power royalties and realized investment income were less than anticipated. The fund balance was $3 437 million as at March 31, 2011.

Revenue

FISCAL YEAR ENDED MARCH 31, 2011

(in millions of dollars)

	2011		2010
		Actual results	Actual results
	Budget	as at March 31	as at March 31

Revenue
Water-power royalties	687	650	658
Unclaimed property	2	16	7
Investment income
Revenue (losses) from participation deposits	203	94	60
Total revenue	892	760	725

Change in fund balance

FISCAL YEAR ENDED MARCH 31, 2011

(in millions of dollars)

	2011	2010
Opening balance	2 677	1 952
Revenue	760	725
Closing balance	3 437	2 677

Based on the data presented on pages 155 and 156 of the consolidated financial statements.

4.                  Balanced Budget Act (cont’d)

Stabilization reserve

A stabilization reserve was created under the Balanced Budget Act to facilitate the Government’s multi-year budget planning and, subsidiarily, to make it possible to pay sums into the Generations Fund.

The stabilization reserve is earmarked for maintaining a balanced budget; its balance is reduced by the amount required to attain this objective. In addition, the Government may, on the conditions it determines, use the stabilization reserve to pay sums into the Generations Fund. The balance of the reserve is reduced by the amount paid into the fund.

The sums appropriated annually to the stabilization reserve correspond to the surplus recognized for the fiscal year, i.e. the amount of the budget balance that is greater than zero, established in accordance with the provisions of the Balanced Budget Act

Stabilization reserve

AS AT MARCH 31, 2011

(in millions of dollars)

	2011	2010
Opening balance	—	433
Allocation of the balance of the recognized surplus
Deposit in the Generations Fund
Use of the reserve to maintain a balanced budget		(433)
Closing balance	—	—

Based on the data presented on page 174 of the consolidated financial statements.

5.                  Variance analysis

Summary of consolidated operations

FISCAL YEAR ENDED MARCH 31, 2011

(in millions of dollars)

						Change
						compared with
		Actual results	Change		Actual results	actual results
		as at March	compared with		as at March	for the previous
	Budget (1)	31, 2011	Budget		31, 2010 (2)	fiscal year
			$	%		$	%
REVENUE
Income and property taxes	30 167 (3)	30 323	156	0.5	28 304	2 019	7.1
Consumption taxes	14 919	14 807	(112)	(0.8)	13 466	1 341	10.0
Duties and permits	2 010	2 051	41	2.0	1 751	300	17.1
Miscellaneous revenue	7 473	7 428	(45)	(0.6)	7 392	36	0.5
Revenue from government enterprises	4 490	4 838	348	7.8	4 878	(40)	(0.8)
Revenue of the Generations Fund	892	760	(132)	(14.8)	725	35	4.8
Own-source revenue	59 951	60 207	256	0.4	56 516	3 691	6.5
Federal government transfers	18 393	17 493	(900)	(4.9)	17 110	383	2.2
Total revenue	78 344	77 700	(644)	(0.8)	73 626	4 074	5.5

EXPENDITURE
Health and Social Services	31 039	30 801	(238)	(0.8)	29 666	1 135	3.8
Education and Culture	18 929	18 390	(539)	(2.8)	17 725	665	3.8
Economy and Environment	10 918	9 662	(1 256)	(11.5)	8 947	715	8.0
Support for Individuals and Families	6 112	6 010	(102)	(1.7)	5 773	237	4.1
Administration and Justice	5 669	6 292	623	11.0	6 611	(319)	(4.8)
Sub-total	72 667	71 155	(1 512)	(2.1)	68 722	2 433	3.5
Debt service	8 991	8 935	(56)	(0.6)	7 844	1 091	13.9
Total expenditure	81 658	80 090	(1 568)	(1.9)	76 566	3 524	4.6
Contingency reserve	(300)		300	(100.0)
ANNUAL SURPLUS (DEFICIT)	(3 614)	(2 390)	1 224	(33.9)	(2 940)	550	(18.7)

(1)          The measures of the plan to restore fiscal balance have been integrated with the 2010-2011 Budget Plan data.

(2)          Certain figures as at March 31, 2010 have been reclassified for consistency with the presentation adopted as at March 31, 2011.

(3)          Including school property taxes.

5.                  Variance analysis (cont’d)

5.1           Comparison of actual results with the Budget

Consolidated revenue

Consolidated revenue for fiscal 2010-2011 was down $644 million compared with the Budget because of a $256-million increase in own-source revenue and a $900-million decrease in federal government transfers.

Own-source revenue

The increase of $256 million, or 0.4%, compared with the Budget, can be attributed mainly to:

•                  a $156-million climb in revenue from income and property taxes, stemming from the fact that the personal income tax revenue of the Consolidated Revenue Fund grew to a greater extent than expected, i.e. by 8.5% compared with the Budget forecast of 6.5%;

•                  a $112-million decrease in consumption taxes, resulting in particular from the cancelling out of revenue from the Québec sales tax (QST) paid by organizations in the health and social services and education networks;

•                  an improvement in revenue from duties and permits attributable primarily to the review of the mining duties system;

•                  a $348-million climb in revenue from government enterprises.

•                       Although the 2010-2011 Budget forecast a decrease of 2.4% in revenue from government enterprises, such revenue grew by 7.8% compared with the figure forecast. This improvement is essentially the result of an upward revision of the earnings of the Société générale de financement du Québec.

•                       a decline in Generations Fund revenue.

•                       The 2010-2011 Budget forecast that Generations Fund revenue would reach $892 million. In the end, the fund’s revenue reached $760 million, or $132 million less than expected, owing to the fact that water-power royalties and realized investment income were lower than forecast.

5.                  Variance analysis (cont’d)

5.1           Comparison of actual results with the Budget (cont’d)

Consolidated revenue (cont’d)

Consolidated federal government transfers

Federal government transfers were $900 million lower than forecast in the 2010-2011 Budget. This difference can be explained mainly by:

•                  a $413-million decline in the federal government transfer revenue recorded as deferred revenue of the Société de financement des infrastructures locales du Québec, because of the slower-than-anticipated realization of municipal investments funded by this corporation;

•                  a $287-million reduction in the federal government transfer revenue of the Ministère des Affaires municipales, des Régions et de l’Occupation du territoire, owing primarily to the postponement of deadlines under agreements related to the Building Canada Fund.

5.                  Variance analysis (cont’d)

5.1           Comparison of actual results with the Budget (cont’d)

Consolidated expenditure

The downward revision of $1 512 million, or 2.1%, in expenditure excluding debt service compared with the Budget can be attributed primarily to:

•                      an $828-million decrease in transfer expenditures to the “Economy and Environment” mission. This difference can be explained notably by the extension of the deadline for certain projects associated with Canada’s Economic Action Plan from March 31, 2011 to October 31, 2011. Therefore, these projects will be completed in fiscal 2011-2012. The main programs to post decreases were as follows:

•                      Pipeline Renewal Program;

•                      Infrastructure Stimulus Fund;

•                      Infrastructure programs of the Ministère des Affaires municipales, des Régions et de l’Occupation du territoire;

•                      Knowledge Infrastructure Program;

•                      Program related to the transfer of revenue from a portion of the federal excise tax on gasoline.

•                       a $244-million decline in the allowance for losses on financial initiatives guaranteed by the Ministère du Développement économique, de l’Innovation et de l’Exportation;

•                       a decline of $93 million in spending by the Prescription Drug Insurance Fund because of the lower-than-anticipated cost of medication;

•                       a $435-million increase in spending with respect to the allowance for doubtful accounts at Revenu Québec, which is related to the increase in taxes receivable, due notably to growth of declared revenue and the stepping up of tax recovery activities;

•                       a $385-million rise in program spending related to the impact of accounting harmonization of the funding and depreciation of fixed assets of organizations in the health and social services and education networks;

•                       an increase of $293 million attributable to the new actuarial valuations of the pension plans;

•                       a decline of $676 million in spending for the “Health and Social Services” mission, following the revision of consolidation adjustments estimates.

5.                  Variance analysis (cont’d)

5.1           Comparison of actual results with the Budget (cont’d)

Consolidated expenditure (cont’d)

Debt service has been revised downward by $56 million compared with the forecast in the 2010-2011 Budget. The debt service of the Consolidated Revenue Fund amounted to $6 984 million in 2010-2011, or $4 million more than anticipated in the 2010-2011 Budget Plan. The debt service of government bodies and special funds stood at $1 951 million, or $60 million less than forecast.

5.                  Variance analysis (cont’d)

5.2           Comparison of actual results with the previous fiscal year

Consolidated revenue

The Government’s total revenue for fiscal 2010-2011 was up $4 074 million from the previous fiscal year, as a result of an increase of $3 691 million in own-source revenue and an increase of $383 million in federal government transfers.

Own-source revenue

The increase of $3 691 million, or 6.5%, in own-source revenue is due in particular to:

•                      a $2 019-million climb in revenue from income and property taxes, caused primarily by:

•                       an increase in personal income tax and health contributions, stemming from growth of 1.4% in average weekly remuneration and 2.2% in the number of jobs compared with the previous year;

•                      a $1 341-million climb in revenue from consumption taxes taxes resulting mainly from:

•                       the increase in sales tax revenue, which is attributable to growth in retail sales and the one percentage point rise in the QST rate as of January 1, 2011;

•                      growth of $300 million in revenue from duties and permits, attributable primarily to:

•                       an increase in mining duties due, in particular, to the impact of the new royalties system and of the growth in mining companies’ annual earnings;

•                      a $40-million drop in revenue from government enterprises;

•                      a $35-million increase in the revenue of the Generations Fund.

Federal government transfers

The increase of $383 million, or 2.2%, in federal government transfers can be explained mainly by:

•                      a $197-million rise in equalization revenue;

•                      a $161-million increase in health transfers.

5.                  Variance analysis (cont’d)

5.2           Comparison of actual results with the previous fiscal year (cont’d)

Consolidated expenditure

The increase of $2 433 million, or 3.5%, in expenditure excluding debt service can be attributed primarily to the following changes in spending:

•                      $1 135 million, or 3.8%, in spending for the “Health and Social Services” mission. This increase results notably from:

•                       growth of $483 million in labour, pay equity and other operating costs;

•                       a $334-million increase in the cost of medical services offered, mainly because of respective increases in the number of medical procedures performed and their average cost;

•                       a climb of $214 million stemming from the depreciation of fixed assets and the devaluation of assets of organizations in the health and social services network;

•                       a $105-million rise attributable to the results of the new actuarial valuations of the pension plans;

•                       a $72-million climb in the cost of medication and medical supplies;

•                       an increase of $72 million in the cost of service programs, such as the age-related loss of autonomy program and the assistance and clinical activities program;

•                       the non-recurrence of $130 million in costs related to the potential A(H1N1) flu pandemic in 2009-2010.

•                      $665 million, or 3.8%, in spending for the “Education and Culture” mission. This growth stems in particular from:

•                       a $101-million rise in costs, resulting mainly from wage indexation and certain other growth factors;

•                       growth of $126 million attributable to the results of the new actuarial valuations of the pension plans;

•                       an $88-million increase in the depreciation of fixed assets of education network organizations;

5.                  Variance analysis (cont’d)

5.2           Comparison of actual results with the previous fiscal year (cont’d)

Consolidated expenditure (cont’d)

•                       growth of $72 million due to an increase in the operating costs of universities, caused by a rise in clientele and growth in the cost of financial assistance for education expenses, in turn generated by an increase in the number of beneficiaries and the average bursary awarded to;

•                       growth of $49 million in costs related to additional commitments, stemming from the injection of resources to support students with disabilities or learning difficulties, the preparation of a new basic school regulation for secondary education, and the research program on student retention and academic success (Programme de recherche sur la persévérance et la réussite scolaire);

•                       an increase in financial assistance paid by the Sports and Physical Activity Development Fund under the Canada-Québec agreement for implementing the Recreational Infrastructure Canada Program.

•                      $715 million, or 8.0%, in spending for the “Economy and Environment” mission. This increase is due notably to:

•                       a $512-million rise in grants awarded by the Québec government under the following agreements:

•             the Canada-Québec agreement on the Pipeline Renewal Program concluded in June 2009;

•             the Canada-Québec agreement on the Infrastructure Stimulus Fund concluded in July 2009;

•             the Canada-Québec Infrastructure Agreement concluded in September 2008;

•                       a $90-million increase in the depreciation expense for fixed assets of the Land Transportation Network Fund as a result of substantial investments in transportation infrastructure over the past two years;

•                       an $87-million climb in financial assistance paid by the Québec government under the Canada-Québec agreement on the Knowledge Infrastructure Program.

5.                  Variance analysis (cont’d)

5.2           Comparison of actual results with the previous fiscal year (cont’d)

Consolidated expenditure (cont’d)

•                      $237 million, or 4.1%, in spending for the “Support for Individuals and Families” mission. This growth stems notably from:

•                       a $142-million increase in the cost of family assistance measures:

•             $77 million for the agreements concluded between the Québec government and home childcare providers during the negotiation of collective agreements:

•             $65 million for the development of 4 822 new spaces in childcare centres, private day care centres and home childcare services.

•                      a decrease of $319 million, or 4.8%, in spending for the “Administration and Justice” mission. This decrease results in particular from:

•                       a $587-million reduction in financial assistance paid by the Société de financement des infrastructures locales du Québec under the drinking water, wastewater and local road network infrastructure program, for which the first investment plan has been completed and the second was launched in 2011;

•                       a $143-million climb in the cost of remuneration stemming from an increase in the allowance for pay equity as well as an increase in the pension expense to take into account the results of the new actuarial valuations.

Lastly, debt service was up $1 091 million from 2009-2010, including an increase of $867 million in the debt service of the Consolidated Revenue Fund and $224 million in the debt service of government bodies and special funds. This increase is due to the rise in interest rates, growth of the debt and the impact of the returns of the Caisse de dépôt et placement du Québec on the income of the Retirement Plans Sinking Fund, which is applied against the interest on the pension plans account.

6.                  Analysis of main trends

The main trends analysis presented in this section uses data from the consolidated financial statements of the Gouvernement du Québec.

The data used to determine the trends discussed in this section were materially affected by:

•                      the impact of the 2006-2007 accounting reform, which incorporated the organizations in the health and social services and education networks into the Government’s reporting entity and revised the Government’s accounting policies to bring them into complete conformity with Canadian public sector accounting standards;

•                      the impact of the line-by-line consolidation of organizations in the health and social services and education networks in 2009-2010. Previously, such organizations were accounted for using the modified equity method.

6.                  Analysis of main trends (cont’d)

Budget balance within the meaning of the Balanced Budget Act

Change in revenue and expenditure                                                                                                                    Change in budget balance

(in millions of dollars)                                                                                                                                                                                                     (in millions of dollars)

(1)          The sections of the Balanced Budget Act that prohibit a budgetary deficit do not apply to fiscal 2009-2010 to 2012-2013.

In fiscal 2006-2007 and 2007-2008, the Government achieved surpluses thanks to robust tax receipts related to sustained economic growth, additional profits by Hydro-Québec and the reform of the equalization program.

As a result of these surpluses, the Government was able to accumulate $2.4 billion1 in the stabilization reserve. The difference between the consolidated surplus (deficit) in the Public Accounts and that within the meaning of the Balanced Budget Act, stems mainly from revenue allocated to the Generations Fund and the use of the stabilization reserve to maintain a balanced budget in a budgetary deficit situation.

However, in 2008-2009 and 2009-2010, the financial crisis that dragged the global economy into recession led to a substantial deterioration in the Government’s financial balances for those two years. Therefore, Québec introduced an economic action plan to offset the recession’s impact on the economy. As a result, the Government posted a consolidated deficit from 2008-2009 to 2010-2011. For fiscal 2010-2011, the budget balance within the meaning of the Balanced Budget Act was in deficit by $3 150 million. The Government adopted a plan to restore fiscal balance, which forecasts that this goal will be achieved in 2013-2014.

1                       Including $109 million from the surplus balance recognized for fiscal 2006-2007 that had not been allocated to the reserve.

6.                  Analysis of main trends (cont’d)

Revenue

Change in consolidated revenue

REVENUE BY SOURCE

(in millions of dollars)

(1)          Includes revenue from duties and permits, miscellaneous revenue and Generations Fund revenue.

The Government’s consolidated revenue rose from $50.0 billion to $77.7 billion from fiscal 2001-2002 to 2010-2011. During that period, the average annualized growth of this revenue was 5.0% while that of GDP was 3.6%.

The own-source revenue of organizations in the health and social services and education networks has been included in consolidated revenue ever since these networks were consolidated in 2009-2010. Such revenue, which amounts to roughly $4 billion, includes, among other things, school property taxes, user contributions and tuition fees.

Total revenue grew constantly, except in 2001-2002 and 2008-2009, when decreases were recorded for income and property tax revenue.

6.                  Analysis of main trends (cont’d)

Revenue (cont’d)

Change in consolidated revenue (cont’d)

Income and property taxes

Revenue from income and property taxes increased from 2002-2003 to 2007-2008. It decreased in 2008-2009 and 2009-2010, due notably to the impact of the following: the financial crisis and the recession on reported income; the home renovation tax credit and other fiscal measures implemented under the economic action plan to support the economy during the recession; the raising of taxable income thresholds and the indexation of non-refundable income tax credits associated with the reduction of personal income tax; and the fiscal measures announced in the 2007-2008 to 2009-2010 budgets in regard to corporate taxes. Tax revenue resumed its upward progression in 2010-2011, reaching $30 323 million. It grew by an average of 2.6% per year from 2001-2002 to 2010-2011.

Consumption taxes

Revenue from consumption taxes increased from $9 913 million in 2001-2002 to $14 807 million in 2010-2011. It has thus grown steadily since 2001-2002, except when it fell slightly in 2009-2010. The average annual growth rate for the period was 4.6% owing to sustained growth in retail sales.

Federal government transfers

Federal government transfer revenue, which amounted to $17 493 million in 2010-2011, has risen substantially over the past few years particularly on account of changes to health transfers and to the equalization program.

Government enterprises

Revenue from government enterprises, which consists mainly of the results of Hydro-Québec, Loto-Québec and the Société des alcools du Québec, increased from $2 731 million in 2001-2002 to $4 838 million in 2010-2011.

Other revenue

Lastly, other revenue grew substantially from 2005-2006 to 2010-2011 owing to, among other things:

•                      penalties and interest charged by Revenu Québec following the considerable increase in assessments made in recent years as a result of efforts to combat tax evasion;

•                      the inclusion of new entites due to the change in status of certain bodies following the 2006-2007 accounting reform;

6.                  Analysis of main trends (cont’d)

Revenue (cont’d)

Change in consolidated revenue (cont’d)

Other revenue (cont’d)

•                      the addition of user contributions and tuition fees following the line-by-line consolidation of organizations in the health and social services and education networks as of 2009-2010;

•                      revenue from blood products sold to Québec hospital centres by Héma-Québec from 2005-2006 to 2008-2009;

•                      the exceptional non-recurring gain realized in 2008 by the Société immobilière du Québec on the sale of three of its buildings;

•                      the addition of Generations Fund revenue as of January 1, 2007.

6.                  Analysis of main trends (cont’d)

Expenditure

Change in consolidated expenditure

EXPENDITURE BY MISSION

(in millions of dollars)

(1)     Includes the “Economy and Environment”, “Support for Individuals and Families”, and “Administration and Justice” missions.

Between 2001-2002 and 2010-2011, the Government’s consolidated expenditure increased by $29.2 billion, from $50.9 billion to $80.1 billion. The average annual growth of this spending was 5.2%.

Consolidated expenditure has risen since 2009-2010 due to the line-by-line consolidation of organizations in the health and social services and education networks. The impact of this spending on the annual deficit has been offset by including the networks’ own-source revenue in consolidated revenue. In 2009-2010, consolidated expenditure increased by approximately $4 billion.

Health and Social Services and Education and Culture missions

The expenditures of the “Health and Social Services” and “Education and Culture” missions have climbed constantly, and this trend has been even more pronounced in the health sector. As at March 31, 2011, these expenditures accounted for 61.5% of consolidated expenditure and, of that share, 38.5% was for the “Health and Social Services” mission and 23.0% for the “Education and Culture” mission.

6.                  Analysis of main trends (cont’d)

Expenditure (cont’d)

Change in consolidated expenditure (cont’d)

Other missions

The expenditures of all the other missions have also increased in recent years, particularly because of:

•                      growth in financial support for childcare centres and other day care services;

•                      the creation of new government bodies, such as the Société de financement des infrastructures locales du Québec, to provide municipal bodies with financial assistance for carrying out their infrastructure projects, and the Green Fund, to support the implementation of measures fostering sustainable development and offer financial support to organizations active in the environment field;

•                      the rise in the allowance for doubtful accounts, owing to the increase in assessments made by Revenu Québec;

•                      growth in spending on municipal affairs and the regions, particularly to improve access to housing and to provide the necessary funding for building water supply and sewer systems and for treating municipal wastewater in all Québec regions;

•                      the increase in the budgets allocated to public safety, notably to cover costs related to the Sûreté du Québec, correctional services and policing affairs;

•                      the inclusion of new line-by-line consolidated entities due to the change in status of certain bodies, particularly the Société de l’assurance automobile du Québec and the Société des établissements de plein air du Québec;

•                      the increase in spending related to investments in road network improvement and development, transportation systems and road network maintenance.

Debt service

Debt service increased by an average of 2.3% per year between 2001-2002 and 2010-2011. It stood at $8 935 million in 2010-2011.

6.                  Analysis of main trends (cont’d)

Fixed assets

Change in the net book value of fixed assets

(in millions of dollars)

The net book value of fixed assets increased by $5.0 billion over the past year, from $41.8 billion as at March 31, 2010 to $46.8 billion as at March 31, 2011. This shows that annual investments in fixed assets have outstripped the annual depreciation of the Government’s fixed assets as a whole. The remaining useful life of fixed assets is thus better today than it was several years ago.

Changes in the Government’s accounting policies have entailed a substantial increase in the net value of fixed assets on two occasions in the past 10 years:

•                      in 2006-2007, when it increased by $3.8 billion following the accounting reform, which changed the status of certain organizations from that of a government enterprise to that of a line-by-line consolidated non-budget-funded body;

•                      in 2009-2010, when it rose by $16.8 billion as a result of the line-by-line consolidation of organizations in the health and social services and education networks.

Complex networks1 consist mainly of net investments in road infrastructure. As at March 31, 2011, such investments accounted for 37.2% of the total net book value of fixed assets.

1 See the consolidated financial statements on page 111.

6.                  Analysis of main trends (cont’d)

Gross debt

Government’s gross debt

FISCAL YEAR ENDED MARCH 31, 2011

(in millions of dollars)

	Actual results	Actual results
	as at	as at
	March 31,	March 31,
	2011	2010

Debts before deferred foreign exchange gains (losses)	153 629	141 054
Less
Debt contracted by the Financing Fund to finance government entreprises and entities not included in the Government’s reporting entity	(1 363)	(697)
	152 266	140 357
Plus
Pension plans and other employee future benefits	29 125	29 921
Less
Generations Fund	(3 437)	(2 677)
Gross debt including advance borrowings	177 954	167 601

Less
Advance borrowings	(4 518)	(4 283)
Gross debt	173 436	163 318

As a % of nominal GDP	54,6%	54,0%

Change in the Government’s gross debt

(in millions of dollars)

6.                  Analysis of main trends (cont’d)

Gross debt (cont’d)

Since the line-by-line consolidation of the financial results of organizations in the health and social services and education networks in 2009-2010, all debts contracted by these organizations have been included in those of the Government. Previously, only the portion of debt contracted by these organizations with bodies included in the Government’s reporting entity were taken into account. To take the different accounting methods into account, the gross debt trend analysis has been presented in two periods.

6.                  Analysis of main trends (cont’d)

Gross debt (cont’d)

Growth of the gross debt from 2002 to 2009

The gross debt, which stood at $123.9 billion as at March 31, 2002, reached $152.5 billion as at March 31, 2009. This represents an increase of $28.6 billion, resulting mainly from:

•                      investments, loans and advances of $11.9 billion to government enterprises;

•                      investments of $10.2 billion by the Government in its fixed assets;

•                      a $5.8-billion increase in the Government’s investments in the health and social services and education networks due notably to loans by Financement-Québec to finance its fixed assets.

In addition, the Generations Fund reduced the growth of the gross debt by nearly $2.0 billion.

Factors responsible for growth in the gross debt from 2002 to 2009

(in millions of dollars)

Note:  The data for 2009-2010 and thereafter are not included in this chart because, following the line-by-line consolidation of the health and social services and education networks, they were not comparable with those for 2002 to 2009.

(1)                      Other factors include, in particular, the change in “Other accounts”, such as accounts receivable and accounts payable, and the change in the value of the debt in foreign currency.

6.                  Analysis of main trends (cont’d)

Gross debt (cont’d)

Growth of the gross debt from 2009 to 2011

Once the gross debt as at March 31, 2009 had been restated, following the line-by-line consolidation of organizations in the health and social services and education networks, it stood at $157.6 billion. It amounted to $173.4 billion as at March 31, 2011. Accordingly, for fiscal 2009-2010 and 2010-2011, the Government’s gross debt rose by $15.8 billion on a comparable basis. This increase is due mainly to:

•                      investments of $9.1 billion by the Government in its fixed assets;

•                      budgetary deficits of $6.3 billion;

•                      investments, loans and advances totalling $4.1 billion;

The increase in the gross debt has been offset by:

•                      the change in other factors (e.g. the change in “Other accounts”, such as accounts receivable and accounts payable, and the change in the value of the debt in foreign currency) which lowered the gross debt by $2.3 billion;

•                      deposits in the Generations Fund, which brought the gross debt down by $1.5 billion.

Factors responsible for growth in the Government’s gross debt from 2009 to 2011

(in millions of dollars)

(1)         Other factors include, in particular, the change in “Other accounts”, such as accounts receivable and accounts payable, and the change in the value of the debt in foreign currency.

7.                  Results of the indicator analysis

The financial indicator analysis aims primarily to clarify and explain the information contained in the consolidated financial statements.

The Government presents eleven indicators to assess the state of its finances. These indicators are based on those published by the Public Sector Accounting Board of the Canadian Institute of Chartered Accountants (CICA) in statements of recommended practices.

Several indicators have been affected by the impact of the 2006-2007 accounting reform. This reform made it possible to bring the Government’s accounting policies into complete conformity with Canadian public sector accounting standards. It also made it possible to integrate the organizations in the health and social services and education networks into the Government’s reporting entity, initially at modified equity value and subsequently, in 2009-2010, on a line-by-line consolidation basis.

For the purposes of this section, GDP corresponds to nominal GDP.

7.                  Results of the indicator analysis (cont’d)

Indicator 1: Assets (financial and non-financial) to total liabilities

This indicator illustrates the extent to which the Government finances its current operations through borrowings. A ratio of over 100% indicates that a surplus was accumulated in the past and that the value of the Government’s financial and non-financial assets is higher than that of its liabilities. A ratio of less than 100% indicates that a deficit was accumulated in the past and that the value of the Government’s financial and non-financial assets is lower than that of its liabilities. An upward ratio illustrates a favourable trend.

Financial and non financial assets

(as a percentage of total liabilities)

The ratio of financial and non-financial assets to total liabilities was 33.6% in 2001-2002. It rose to 48.1% as at March 31, 2011 due to the accounting reform of 2006-2007 and the line-by-line consolidation of organizations in the health and social services and education networks in 2009-2010. Taking the accumulated deficit into account, the value of assets is still lower than that of liabilities. In addition, an improvement can be observed in the ratio, showing that assets have climbed at a faster rate than liabilities. Over the past five years, borrowings have been used mainly to finance asset acquisitions.

7.      Results of the indicator analysis (cont’d)

Indicator 2: Gross debt to total revenue

This indicator is intended to put the size of the Government’s gross debt into perspective by comparing it with the Government’s revenue. A declining ratio indicates a decrease in the relative weight of the gross debt.

Gross debt

(as a percentage of total revenue)

From 2001-2002 to 2005-2006, gross debt as a percentage of total revenue fell from 247.8% to 232.8%. From 2009-2010 to 2010-2011, the ratio rose slightly, from 221.8% to 223.2%.

7.      Results of the indicator analysis (cont’d)

Indicator 3: Expenditures by mission to total expenditure

This indicator illustrates the trend in Government spending for a particular mission over time. To ensure the sustainability of all programs, the growth of spending for that mission must not be substantially higher than that of total spending.

Expenditures by mission

(as a percentage of total expenditure)

(1)     Includes the “Economy and Environment”, “Support for Individuals and Families”, and “Administration and Justice” missions.

The expenses of the “Health and Social Services” mission grew at an average annual rate of 6.3% from 2001-2002 to 2010-2011, compared with 5.2% for total consolidated expenditure, such that the proportion of the mission’s expenses in expenditures as a whole rose from 34.9% to 38.5%. This indicator reflects the growing importance of expenditures for the “Health and Social Services” mission and the Québec government’s will to continue including this mission among its top priorities. It also reflects the ever-growing needs entailed by the aging of the population.

This indicator shows that the proportion of expenditures devoted to the “Education and Culture” mission and “Other missions” has remained fairly stable.

The share of total spending devoted to “Debt service” fell from 14.3% in 2001-2002 to 11.2% in 2010-2011. During that period, the average annual growth in “Debt service” was 2.3% compared with 5.6% in the case of consolidated expenditure excluding debt service.

7.      Results of the indicator analysis (cont’d)

Indicator 4: Gross debt to GDP

This indicator puts the Government’s gross debt into perspective with the Government’s ability to pay, as measured by gross domestic product. It is desirable that this ratio follow a downward trend as this reflects a decline in the relative weight of the gross debt.

Gross debt

(as a percentage of GDP)

The ratio of gross debt to GDP improved from 53.5% to 50.3% from 2001-2002 to 2008-2009. In 2009-2010, it stood at 54.0% on the basis of the line-by-line consolidation of the health and social services and education networks. The ratio rose slightly in 2010-2011, to 54.6%.

7.      Results of the indicator analysis (cont’d)

Indicator 5: Debt representing accumulated deficits to GDP

This indicator compares the debt representing accumulated deficits, or the debt not used to finance assets, with the Government’s ability to pay, as measured by GDP. It is desirable that this ratio follow a downward trend as this means that the relative weight of the debt representing accumulated deficits is on the decline.

Debt representing accumulated deficits

(as a percentage of GDP)

Note: Before taking into account the stabilization reserve.

The ratio of the debt representing accumulated deficits to GDP improved from 2001-2002 to 2005-2006, falling from 36.5% to 33.7%. From 2009-2010 to 2010-2011, this ratio of the debt representing accumulated deficits to GDP improved falling from 36.1% to 35.2%. For 2006-2007 and thereafter, even though there had been accounting changes having an impact on the accumulated deficits, the ratio of the debt representing accumulated deficits to GDP remained fairly stable.

7.      Results of the indicator analysis (cont’d)

Indicator 6: Consolidated expenditure to GDP

This indicator makes it possible to compare the growth rate of government spending over time with that of the economy. A decline in this indicator means that spending is growing less rapidly than the economy. Therefore, this indicator reveals the relative weight of the cost of public services in the economy.

Expenditures (excluding debt service)

(as a percentage of GDP)

Expenditures excluding debt service as a percentage of GDP were relatively stable between 2001-2002 and 2005-2006, going from 18.9% to 19.3%, for an average rate of 19.1%. In 2008-2009, the ratio was 20.3% because of weak growth in GDP.

Since fiscal 2009-2010, following the line-by-line consolidation of organizations in the health and social services and education networks, consolidated expenditure has incorporated the networks’ expenditures as a whole, which largely explains why the ratio rose to 22.7%. It is on this basis that the Government kept spending growth above GDP in order to continue supporting the economy and maintain public services during the recession. In 2010-2011, spending grew at a rate below that of GDP, bringing its relative weight in the economy down to 22.4%.

7.      Results of the indicator analysis (cont’d)

Indicator 7: Debt service to total revenue

This indicator illustrates the share of government revenue that must be allocated to debt service. It is desirable that this ratio follow a downward trend since this means that a larger share of revenue can be devoted to program spending.

Debt service

(as a percentage of total revenue)

From 2001-2002 to 2005-2006, the debt service to total revenue indicator declined from 14.5% to 12.6%. Since the reform of government accounting in 2006-2007, this indicator has continued to fall, reaching 11.9% in 2008-2009. It stood at 10.7% in 2009-2010, taking into account the line-by-line consolidation of organizations in the health and social services and education networks, and rose to 11.5% in 2010-2011. Overall, the proportion of budgetary revenue devoted to debt service decreased over this period.

7.      Results of the indicator analysis (cont’d)

Indicator 8: Net book value of fixed assets to the cost of fixed assets

This indicator shows the extent to which the estimated remaining useful life of tangible assets will enable the Government to supply products and services in the future.

Net book value of fixed assets

(as a percentage of the cost of fixed assets)

The net book value to the cost of fixed assets indicator has risen significantly over the past 10 years, from 41.4% as at March 31, 2002 to 55.1% as at March 31, 2011. This shows that annual investments in fixed assets have outstripped the annual depreciation of the Government’s fixed assets as a whole. The average age and the remaining useful life of fixed assets are thus better today than they were several years ago, making it easier for the Government to deliver services.

7.      Results of the indicator analysis (cont’d)

Indicator 9: Own-source revenue to GDP

This indicator shows the proportion of collective wealth that the Government must collect in order to fund public services. The Government’s own-source revenue consists of income tax and other taxes, user fees and other revenue derived from its enterprises in particular. This revenue includes all of the Government’s revenue, apart from transfers received from the federal government. Stability or a decline in this ratio over time tends to indicate a favourable situation.

Own-source revenue

(as a percentage of GDP)

Own-source revenue to GDP remained fairly stable from 2001-2002 to 2005-2006, going from 17.5% to 18.0%. The increase in the ratio to 18.9% in 2006-2007 was due in large part to Hydro-Québec’s additional earnings, resulting from the sale of its interest in certain enterprises. Over the following years, the ratio dropped, reaching 17.6% in 2008-2009, mainly because of the personal income tax reduction granted in 2008. The ratio rose to 18.7% in 2009-2010, owing to the increase in own-source revenue caused by the line-by-line consolidation of organizations in the health and social services and education networks. Due to the impact of the plan to restore fiscal balance on revenue, it stood at 19.0% in 2010-2011.

7.      Results of the indicator analysis (cont’d)

Indicator 10: Transfers from the federal government to total revenue

Transfers received from the federal government comprise equalization payments, payments from transfers for health care and for post-secondary education and other social programs, and amounts transferred by the federal government under various agreements. This indicator measures the portion of the Québec government’s revenue that comes from the federal government.

Federal government transfers

(as a percentage of total revenue)

The proportion of federal transfers in total revenue remained fairly stable from 2001-2002 to 2006-2007, ranging from 17.5% to 18.9%, or averaging 18.3%. In 2007-2008, the proportion of federal transfers in total revenue rose to 21.4% owing notably to a thorough reform of the equalization program. In 2010-2011, the proportion reached 22.5%.

7.      Results of the indicator analysis (cont’d)

Indicator 11: Debt in foreign currency to gross debt

This indicator illustrates the degree to which the Government’s debt service may be affected by fluctuations in the Canadian dollar. A downward trend in the proportion of debt in foreign currency means that the vulnerability of debt service is on the decline.

Debt in foreign currency

(as a percentage of gross debt)

Note: Gross debt including advance borrowings.

Since 2001-2002, the proportion of the debt denominated in foreign currencies has fallen sharply, from 12.1% as at March 31, 2002 to 6.7% as at March 31, 2009. The proportion has fallen even further since 2009-2010, from 3.3% as at March 31, 2010 to 0.7% as at March 31, 2011. These decreases make debt service less vulnerable to fluctuations in the Canadian dollar relative to the currencies in which the Government holds part of its debt.

APPENDIX A

Financial statistics

These tables present the trends observed over the past 14 years for several consolidated financial statement items. The historical data of the consolidated financial statement items are those established at the date they were published, without restatement. In addition, tables A.1 and A.2 and the explanatory notes identify the changes made to previous consolidated financial statements. However, some reclassifications have been made to revenue and expenditure items to bring them into conformity with the historical data as presented in the budget plan.

Historical data for consolidated financial statement items

FISCAL YEAR ENDED MARCH 31

(in millions of dollars)

Fiscal year	Revenue	Expenditure	(Deficit) or surplus		Financial assets	Liabilities	Net debt(1)	Non-financial assets(2)	Accumulated deficits(3)
2010-2011	77 700	80 090	(2 390	)(4)	56 345	(215 634)	(159 289)	47 387	(111 902)
2009-2010	73 626	76 566	(2 940	)(5)	49 235	(199 335)	(150 100)	42 483	(107 617)
Before the line-by-line consolidation of network organizations(6)
2008-2009	68 541	69 799	(1 258	)(7)	53 532	(182 325)	(128 793)	30 767	(98 026)
2007-2008	68 744	67 094	1 650	(8)	49 016	(173 334)	(124 318)	30 147	(94 171)
2006-2007	65 361	63 368	1 993	(9)	47 732	(169 323)	(122 191)	26 432	(95 759)
Before the reform of government accounting(10)
2005-2006	60 017	59 980	37		40 355	(145 038)	(104 683)	12 984	(91 699)
2004-2005	56 885	57 549	(664)		39 258	(138 300)	(99 042)	11 818	(87 224)
2003-2004	54 530	54 888	(358)		35 962	(132 987)	(97 025)	10 735	(86 290)
2002-2003	52 225	52 919	(694)		37 071	(132 528)	(95 457)	9 716	(85 741)
2001-2002	50 011	50 939	(928	)(11)	34 332	(126 593)	(92 261)	8 161	(84 100)
2000-2001	50 628	49 251	1 377	(11)	38 620	(126 828)	(88 208)	7 166	(81 042)
1999-2000	46 844	46 814	30		35 284	(124 170)	(88 886)	6 693	(82 193)
1998-1999	46 034	45 908	126		34 898	(123 359)	(88 461)	6 233	(82 228)
1997-1998	41 548	43 740	(2 192)		27 016	(115 420)	(88 404)	5 980	(82 424)

(1)          The net debt represents liabilities minus the financial assets presented in the consolidated statement of financial position.

(2)          See Table A.1 (p. 62) for a breakdown of the annual change.

(3)          See Table A.2 (p. 63, 64) for explanations of the change in accumulated deficits based on factors other than the fiscal year surplus (deficit).

(4)          Does not take into account the $760 M allocated to the Generations Fund.

(5)          Does not take into account the $725 M allocated to the Generations Fund and the $433 M used from the stabilization reserve.

(6)          Judgment must be exercised in comparing the data for 2009-2010 and thereafter with those for prior years because of the impact of the line-by-line consolidation of organizations in the health and social services and education networks.

(7)          Does not take into account the $587 M allocated to the Generations Fund and the $1 845 M used from the stabilization reserve.

(8)          Does not take into account the $449 M allocated to the Generations Fund and the $1 201 M allocated to the budgetary reserve.

(9)          Does not take into account the $584 M allocated to the Generations Fund and the $1 300 M allocated to the budgetary reserve.

(10)    Judgment must be exercised in comparing the data for 2006-2007 and thereafter with those for prior years because of the impact of the December 2007 accounting reform.

(11)    Does not take the budgetary reserve of $950 M into account.

APPENDIX A

Financial statistics (cont’d)

Table A.1 — Breakdown of the annual change in non-financial assets

FISCAL YEAR ENDED MARCH 31

(in millions of dollars)

	Current year change			Restatements of the balance of non-financial assets
Fiscal year	Net book value of fixed assets	Inventories and prepaid expenses	Net investment in the networks	Net book value of fixed assets		Inventories and prepaid expenses		Net investment in the networks		Total change for fiscal year
2010-2011	4 923	(19)								4 904
2009-2010	4 226	83		16 112	(1) (2)	334		(9 039)	(2)	11 716
2008-2009	2 297	46	622	(290	)(3)			(2 055)	(4)	620
2007-2008	1 457	30	487	1 639	(5)			102	(5)	3 715
2006-2007	1 219	10	1 002	2 184	(6)	152	(7)	8 881	(8)	13 448
2005-2006	1 166									1 166
2004-2005	1 083									1 083
2003-2004	1 019									1 019
2002-2003	1 482			73	(9)					1 555
2001-2002	995									995
2000-2001	473									473
1999-2000	359			101	(10)					460
1998-1999	217			36	(11)					253
1997-1998	199			5 781	(12)					5 980

(1)          Adoption of a component-based approach for capitalizing and amortizing the cost of road infrastructure fixed assets. Increase of $470 M in net value.

(2)          Incorporation of organizations in the health and social services and education networks using the line-by-line consolidation method rather than the modified equity method. The net book value of fixed assets as at April 1, 2009 thus incorporated into the consolidated financial statements was $15 642 M. The net investment has been eliminated and replaced by fixed assets and various other asset and liability items.

(3)          Harmonization of the accounting policies of Immobilière SHQ with those of the Government concerning recognition of the cost of fixed assets under results is now done using the straight-line method, whereas previously it was done using the compound interest method.

(4)          Harmonization of the accounting policies used by organizations in the health and social services network and by school boards with those of the Government, in particular, through the implementation of a fixed asset capitalization and depreciation policy and the adoption of accrual accounting for all the revenue and expenditure of these organizations.

(5)          Change in the status of Immobilière SHQ, which is now consolidated line by line, whereas it used to be considered a government enterprise.

(6)          $2 240 M arising mainly from the change in status of certain bodies that are now consolidated line by line, whereas they used to be considered government enterprises, and ($56 M) in depreciation recapture at the Agence métropolitaine de transport.

(7)          Change in the accounting policy for recording these items.

(8)          Inclusion in the Government’s reporting entity of the vast majority of organizations in the health and social services and education networks.

(9)          $57 M for capitalizing the cost of improvements to the premises of the Société Immobilière du Québec and $16 M for the change in the status of a government enterprise.

(10)    Reassessment of fixed assets following the 1997-1998 accounting reform.

(11)    Capitalization of cadastral plan expenses.

(12)    Recording of the opening balance for fixed assets during the 1997-1998 accounting reform.

APPENDIX A

Financial statistics (cont’d)

Table A.2 — Other factors affecting the balance of accumulated deficits

FISCAL YEAR ENDED MARCH 31

(in millions of dollars)

	Enterprises	Restatements of accumulated deficits
Fiscal year	comprehensive income and other (1)	Government enterprises	Departments and bodies	Total for other factors	Restatement details
2010-2011	(229)	(253)	(1 413)	(1 895)

Government enterprises: $(95 M) for obligations related to the decommissioning of fixed assets, $(158 M) for complying with International Financial Reporting Standards (IFRS).

Departments and bodies: $(1 413 M) for contaminated land remediation obligations recorded as environmental liabilities.

2009-2010	(452)	(3 749)	(2 450)	(6 651)

Government enterprises: $(3 758 M) for adopting the straight-line method for tangible fixed assets to replace a method not recognized by International Financial Reporting Standards (IFRS); $9 M for various items.

Departments and bodies: $(1 234 M) for harmonizing the accounting policies of organizations in the health and social services and education networks with those of the Government to make it easier to incorporate these organizations into the Government’s consolidated financial statements using the line-by-line consolidation method; $431 M for adopting a component-based approach for capitalizing and amortizing the cost of road infrastructure fixed assets; $(683 M) for contaminated land remediation obligations recorded as environmental liabilities; $(1 129 M) for changing the valuation basis for calculating interest on the pension plans; and $165 M for changing the method used to record personal income tax collected by the federal government on behalf of Québec.

2008-2009	111	—	(2 708)	(2 597)

Departments and bodies: $(2 055 M) for harmonizing the accounting policies of organizations in the health and social services and education networks with those of the Government; $(290 M) for harmonizing the accounting policies of Immobilière SHQ with those of the Government in regard to the recognition of the cost of its fixed assets under results; $(193 M) for the change in the amortization period for the actuarial gains and losses of certain pension plans; and $(170 M) for contaminated land remediation obligations recorded as environmental liabilities.

2007-2008	303	(20)	(345)	(62)

Government enterprises: $(28 M) for the change to the accounting policy for recording financial instruments; $8 M for a change concerning employee future benefits.

Departments and bodies: $(345 M) for contaminated land remediation obligations recorded as environmental liabilities.

2006-2007	11	830	(6 894)	(6 053)

Government enterprises: Change to the accounting policy for recording financial instruments.

Departments and bodies: $(6 426 M) for the accounting reform, i.e. $(3  220 M) for including in the Government’s reporting entity the vast majority of organizations in the health and social services and education networks; $(1 904 M) for recording revenue from income and property taxes, consumption taxes and duties and permits using the accrual method; $(484 M) for reevaluating the time when transfer expenditures should be recognized; $(335 M) for recognizing the grant portion arising from significant concessionary terms awarded for investments and loans granted; $(125 M) for the change to the policies for recording the Retirement Plans Sinking Fund; $(708 M) for applying the standards for financial instruments; $152 M for the change to the accounting policy for recording inventories and prepaid expenses; $198 M for the other components of the reform; and $(468 M) for the change to the accounting policy for contaminated land remediation obligations recorded as environmental liabilities.

(1)          As of fiscal 2006-2007, corresponds to the comprehensive income of government enterprises. For 2001-2002 to 2005-2006, corresponded to the foreign exchange translation adjustments, and for 1997-1998 to 1999-2000, corresponded to the surplus of the municipal assessment for fixed assets of the Corporation d’hébergement du Québec.

APPENDIX A

Financial statistics (cont’d)

Table A.2 — Other factors affecting the balance of accumulated deficits (cont’d)

FISCAL YEAR ENDED MARCH 31

(in millions of dollars)

	Enterprises	Restatements of accumulated deficits
Fiscal year	comprehensive income and other (1)	Government enterprises	Departments and bodies	Total for other factors	Restatement details
2005-2006	24	(25)	(4 511)	(4 512)

Government enterprises: $(25 M) for various items.

Departments and bodies: $(3 384 M) for the change to the accounting policy for revenue from federal government transfers; $(270 M) for the change in the application of the accounting policy for the allowance for losses on guaranteed financial initiatives; $(264 M) for the new actuarial valuations of the pension plans; $(552 M) for the change in the recording of revenue from registration fees; and $(41 M) for harmonizing the accounting policies of consolidated organizations.

2004-2005	3	—	(273)	(270)	Departments and agencies: $(126 M) for the reassessment of school board subsidies and $(147 M) for the correction to the allowance for doubtful accounts.

2003-2004	(40)	(4)	(147)	(191)

Government enterprises: $(4 M) for various items.

Departments and bodies: $(96 M) for the change in the application of the accounting policy for debts and $(51 M) for the adjustment to the accounts receivable of a consolidated body.

2002-2003	(122)	(419)	(406)	(947)

Government enterprises: $(363 M) relating to the capping mechanism used in calculating deferred gains and losses on the basis of the real rate of return assumption at the Société d’assurance automobile du Québec and $(56 M) for other items.

Departments and bodies: $(215 M) for correcting the error made by the Canada Customs and Revenue Agency; $(177 M) for recording employer contributions in respect of obligations relating to sick leave and vacations; and $(14 M) for other items.

2001-2002	88	(2 218)	—	(2 130)	Government enterprises: $(1 306 M) for foreign currency translation and $(912 M) for the introduction of a provision for deviations in the real rate of return.

2000-2001	—	(173)	(53)	(226)

Government enterprises: $(235 M) following the adoption of Canadian accounting standards and $62 M for the change to the accounting policies for certain allowances and the actuarial liability.

Departments and bodies: $(12 M) for sick leave and vacations and $(41 M) for the change to the accounting policy for recording certain building repair and upgrading expenditures.

1999-2000	26	—	(21)	5	Departments and bodies: $101 M for the reassessment of fixed assets following the 1997-1998 accounting reform and $(122 M) for other items.

1998-1999	7	—	63	70	Departments and bodies: $27 M for the accounting change in the recording of foreign exchange forward contracts and $36 M for capitalizing cadastral plan expenses	.

1997-1998	24	—	(15 421)	(15 397)

Departments and bodies: $(13 173 M) for recording unrecorded pension plan obligations; $(6 693 M) for consolidating government enterprises, bodies and special funds; $(731 M) for the change to the method used to record borrowings; $(461 M) for recording public sector restructuring measures; and $5 637 M for recording fixed assets.

(1)          As of fiscal 2006-2007, corresponds to the comprehensive income of government enterprises. For 2001-2002 to 2005-2006, corresponded to the foreign exchange translation adjustment, and for 1997-1998 to 1999-2000, corresponded to the surplus of the municipal assessment for fixed assets of the Corporation d’hébergement du Québec.

CONSOLIDATED FINANCIAL

STATEMENTS

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CONSOLIDATED FINANCIAL STATEMENTS
2010-2011

Statement of responsibility

The Government is responsible for the integrity and objectivity of the consolidated financial statements. These statements are prepared by the Comptroller of Finance for the Minister of Finance under the Financial Administration Act (R.S.Q., c. A-6.001, s. 86) and in accordance with the accounting policies disclosed in Note 1. The analysis of the consolidated financial statements contained in Volume 1 is also prepared by the Québec government.

To fulfil its accounting and financial reporting responsibilities, the Government maintains systems of financial management and internal control designed to provide reasonable assurance that transactions are duly authorized by Parliament and properly executed and recorded.

The Comptroller of Finance takes care of government accounting and obtains all the information needed to meet its accounting requirements from government departments, bodies, enterprises and funds.

The Government submits its consolidated financial statements for audit assurance to the Auditor General of Québec who, in his independent auditor’s report to the National Assembly, states the nature and scope of his audit as well as his opinion.

The consolidated financial statements are part of the Public Accounts tabled annually in the National Assembly by the Minister of Finance.

On behalf of the Gouvernement du Québec,

Luc Monty	Simon-Pierre Falardeau, CA
Deputy Minister of Finance	Comptroller of Finance

Québec, October 14, 2011

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Independent Auditor’s Report

To the National Assembly,

Report on the Consolidated Financial Statements

I have audited the accompanying consolidated financial statements of Government of Québec, which comprise the consolidated statement of financial position as at March 31, 2011, the consolidated statements of operations, accumulated deficit, change in net debt and cash flows for the year then ended, and a summary of significant accounting policies and other explanatory information included in the notes and the appendices.

Management’s Responsibility for the Consolidated Financial Statements

The Minister of Finance is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with Canadian public sector accounting standards and for such internal control as the Minister of Finance determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

My responsibility is to express an opinion on these consolidated financial statements based on my audit. I conducted my audit in accordance with Canadian generally accepted auditing standards. Those standards require that I comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

I believe that the audit evidence I have obtained is sufficient and appropriate to provide a basis for my audit opinion.

PUBLIC ACCOUNTS 2010-2011 — VOLUME 1

Opinion

In my opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Government of Québec as at March 31, 2011, and the results of its operations, changes in its net debt and its cash flows for the year then ended in accordance with Canadian public sector accounting standards.

Report on other Legal and Regulatory Requirements

As required by the Auditor General Act (R.S.Q., chapter V-5.01), I express the opinion that these consolidated financial statements present fairly, in all material respects, the financial position of the Government of Québec as at March 31, 2011, and the results of its operations and the changes for the financial position for the year ended on that date in accordance with the accounting policies of the Government of Québec set out in note 1 to the consolidated financial statements.

Moreover, in accordance with the Act, I report that, in my opinion these accounting policies have been applied on a basis consistent with that of the preceding year.

Renaud Lachance, FCA auditor

Auditor General of Québec

Québec, October 14, 2011

Consolidated statement of operations

FISCAL YEAR ENDED MARCH 31, 2011

(in millions of dollars)

		2011		2010
			Actual	Actual
Appendices		Budget(1)	results	results

6	REVENUE
	Income and property taxes (Note 4)	30 167	30 323	28 304
	Consumption taxes	14 919	14 807	13 466
	Duties and permits (Note 5)	2 010	2 051	1 751
	Miscellaneous revenue	7 473	7 428	7 392
10	Revenue from government enterprises	4 490	4 838	4 878
12	Revenue of the Generations Fund	892	760	725
	Own-source revenue	59 951	60 207	56 516
	Federal government transfers	18 393	17 493	17 110
	Total revenue	78 344	77 700	73 626

7	EXPENDITURE
	Health and Social Services	31 039	30 801	29 666
	Education and Culture	18 929	18 390	17 725
	Economy and Environment	10 918	9 662	8 947
	Support for Individuals and Families	6 112	6 010	5 773
	Administration and Justice	5 669	6 292	6 611
	Sub-total	72 667	71 155	68 722
	Debt service	8 991	8 935	7 844
	Total expenditure	81 658	80 090	76 566
	Contingency reserve	(300)	—	—
	ANNUAL SURPLUS (DEFICIT)	(3 614)	(2 390)	(2 940)

The notes to the financial statements and the appendices are an integral part of the consolidated financial statements.

(1)          Based on the data presented in the 2010-2011 Budget of the Ministère des Finances du Québec on March 30, 2010, after reclassification of the data related to the measures of the plan to restore fiscal balance, for consistency with the presentation of the actual results.

Consolidated statement of accumulated deficit

FISCAL YEAR ENDED MARCH 31, 2011

(in millions of dollars)

Appendices		2011	2010
			(restated)(1)

	PREVIOUSLY ESTABLISHED ACCUMULATED DEFICIT, BEGINNING OF YEAR	(107 617)	(104 225)
	Accounting changes with restatement of previous years (Note 3)	(1 413)	(1 413)
10	Restatements by government enterprises with restatement of previous years	(95)	(95)
		(109 125)	(105 733)
10	Restatements by government enterprises without restatement of previous years	(158)	—
	Restated accumulated deficit, beginning of year	(109 283)	(105 733)
10	Other comprehensive income items of government enterprises	(229)	(452)
	Annual surplus (deficit)	(2 390)	(2 940)
	ACCUMULATED DEFICIT, END OF YEAR	(111 902)	(109 125)

The notes to the financial statements and the appendices are an integral part of the consolidated financial statements.

(1)          The impact of the accounting changes applied to previous years is explained in Note 3, “Accounting changes”, and in Appendix 10, “Investment in government enterprises”, under the heading “Restatements by government enterprises”.

Consolidated statement of financial position

AS AT MARCH 31, 2011

(in millions of dollars)

Appendices		2011		2010
(restated)(1)
FINANCIAL ASSETS
13	Cash		1 444		1 056
8	Short-term investments		5 664		3 929
9	Accounts receivable		14 286		12 618
	Inventories intended for sale		24		42
10	Investment in government enterprises		23 159		22 609
11	Long-term investments		7 935		5 869
12	Generations Fund		3 437		2 677
	Deferred expenses related to debts		396		340
	TOTAL FINANCIAL ASSETS		56 345		49 140
LIABILITIES
14	Accounts payable and accrued expenses		20 633		18 157
15	Deferred revenue		6 065		4 928
16	Other liabilities		4 014		4 061
	Federal government transfers to be repaid (Note 6)		1 318		1 500
	Pension plans and other employee future benefits (Note 7)		29 125		29 921
17	Debts before deferred foreign exchange gains (losses) (Notes 8 and 9)	153 629		141 054
	Deferred foreign exchange gains (losses)	850	154 479	1 127	142 181
	TOTAL LIABILITIES		215 634		200 748
	NET DEBT		(159 289)		(151 608)
NON-FINANCIAL ASSETS
18	Fixed assets (Note 10)		46 751		41 828
	Inventories		416		422
	Prepaid expenses		220		233
	TOTAL NON-FINANCIAL ASSETS		47 387		42 483
	ACCUMULATED DEFICIT		(111 902)		(109 125)

19	Contractual obligations (Note 11)
20	Contingencies (Note 12)

The notes to the financial statements and the appendices are an integral part of the consolidated financial statements.

(1)          The impact of the accounting changes applied to previous years is explained in Note 3, “Accounting changes”, and in Appendix 10, “Investment in government enterprises”, under the heading “Restatements by government enterprises”.

Consolidated statement of change in net debt

FISCAL YEAR ENDED MARCH 31, 2011

(in millions of dollars)

		2011		2010 (restated)(2)
			Actual	Actual
Appendices		Budget(1)	results	results
	PREVIOUSLY ESTABLISHED NET DEBT, BEGINNING OF YEAR	(142 847)	(150 100)	(142 399)
	Accounting changes with restatement of previous years (Note 3)	—	(1 413)	(1 413)
10	Restatements by government enterprises with restatement of previous years	—	(95)	(95)
		(142 847)	(151 608)	(143 907)
10	Restatements by government enterprises without restatement of previous years	—	(158)	—
	Restated net debt, beginning of year	(142 847)	(151 766)	(143 907)
Change due to fixed assets
18	Acquisition	(7 838)	(8 031)	(6 937)
18	Depreciation	3 185	2 878	2 663
	Disposals, reductions in value and other	—	230	48
	Total change due to fixed assets	(4 653)	(4 923)	(4 226)
	Change due to inventories and prepaid expenses	—	19	(83)
10	Other comprehensive income items of government enterprises	—	(229)	(452)
	Annual surplus (deficit)	(3 614)	(2 390)	(2 940)
	Net increase in net debt	(8 267)	(7 523)	(7 701)
	NET DEBT, END OF YEAR	(151 114)	(159 289)	(151 608)

The notes to the financial statements and the appendices are an integral part of the consolidated financial statements.

(1)          Based on the data presented in the 2010-2011 Budget of the Ministère des Finances du Québec on March 30, 2010.

(2)          The impact of the accounting changes applied to previous years is explained in Note 3, “Accounting changes”, and in Appendix 10, “Investment in government enterprises”, under the heading “Restatements by government enterprises”.

Consolidated statement of cash flow

FISCAL YEAR ENDED MARCH 31, 2011

(in millions of dollars)

	2011		2010
OPERATING ACTIVITIES
Annual surplus (deficit)		(2 390)		(2 940)
Items not affecting liquid assets
Doubtful accounts	981		948
Allowances related to investments and loan guarantees	85		382
Inventories and prepaid expenses	19		(83)
(Gains) losses on the disposal of fixed assets	8		4
Depreciation of fixed assets	2 878		2 663
Amortization of deferred expenses related to debts	85		92
Amortization of deferred contributions related to the acquisition of fixed assets	(234)		(136)
Amortization of deferred foreign exchange (gains) losses	(18)		1
Amortization of discounts and premiums	282	4 086	142	4 013
		1 696		1 073
Change in financial assets and liabilities related to operations (Note 13)		701		499
		2 397		1 572
Activities related to pension plans and other employee future benefits
Cost of vested benefits and accrued rights	1 971		1 883
Changes to plans	(202)		––
Amortization on actuarial (gains) and losses	966		462
Interest	5 012	7 747	4 793	7 138
Benefits and plan-to-plan transfers		(4 221)		(4 526)
		3 526		2 612
Liquid assets provided by operating activities		5 923		4 184

INVESTMENT ACTIVITIES
Change in investment in government enterprises
Investments made	(149)		(454)
Investments realized and other	2		7
Results of enterprises entered as revenue less declared dividends	(790)	(937)	(591)	(1 038)

Change in investments
Investments made	(3 044)		(1 843)
Investments realized	915	(2 129)	872	(971)
Liquid assets used for investment activities		(3 066)		(2 009)

Consolidated statement of cash flow (cont’d)

FISCAL YEAR ENDED MARCH 31, 2011

(in millions of dollars)

	2011		2010

FIXED ASSET INVESTMENT ACTIVITIES
Acquisitions	(8 031)		(6 937)
Disposals	222	(7 809)	44	(6 893)
Liquid assets used for fixed asset investment activities		(7 809)		(6 893)

FINANCING ACTIVITIES
Change in debts
Borrowings made	22 804		14 664
Borrowings repaid	(10 775)	12 029	(10 329)	4 335
Activities related to pension plans and other employee future benefits
Change in funds related to pension plans and other employee future benefits
Payments and benefits	(1 964)		(108)
Reinvestment of funds’ investment income	(2 358)	(4 322)	(2 486)	(2 594)
Activities related to the Generations Fund
Change in the Generations Fund		(760)		(725)
Liquid assets provided by financing activities		6 947		1 016
Increase (decrease) in liquid assets		1 995		(3 702)
LIQUID ASSETS, BEGINNING OF YEAR		5 734		9 436
LIQUID ASSETS, END OF YEAR(1)		7 729		5 734

The notes to the financial statements and the appendices are an integral part of the consolidated financial statements.

(1)   Liquid assets include cash in bank (Appendix 13) and short-term investments (Appendix 8).

Notes to consolidated financial statements

1.      Significant accounting policies

The Gouvernement du Québec accounts for its financial transactions in accordance with the accounting policies adopted by the Conseil du trésor and described below. The primary source of reference for establishing these policies are the Canadian public sector accounting standards. When necessary, the information presented in these consolidated financial statements is based on estimates and considerable judgment by the Government.

Reporting entity

The Government’s reporting entity encompasses the financial transactions of the National Assembly and persons designated by the National Assembly, departments and all the bodies, funds and enterprises under the control of the Government. Control is defined as the power to direct the financial and administrative policies of an entity such that its activities will provide the Government with anticipated benefits or expose it to the risk of loss. The entities of the Government’s reporting entity are listed in appendices 1 to 4 of the consolidated financial statements

Fiduciary transactions carried out by the entities mentioned in Appendix 5 are not included in the Government’s reporting entity.

Consolidation method

The accounts of the Consolidated Revenue Fund and the other entities included in the Government’s reporting entity, with the exception of government enterprises, are consolidated line by line in the financial statements. Accordingly, the accounts are harmonized according to the Government’s accounting policies and combined line by line; inter-entity transactions and balances are eliminated.

Investment in government enterprises is accounted for using the modified equity method. According to this method, investments are recorded at cost, which is adjusted annually by the Government’s share in the results of these enterprises with an offsetting entry to revenue, and in the other items of their comprehensive income with an offsetting entry to accumulated deficits. The value of the investment is reduced by declared dividends and adjusted by the elimination of unrealized inter-entity gains and losses relating to transactions on assets that remain within the Government’s reporting entity. This method requires no harmonization of enterprises’ accounting policies with those of the Government.

1.      Significant accounting policies (cont’d)

A government enterprise has all of the following characteristics:

a)         it is a separate legal entity that has the authority to enter into contracts in its own name and to go before a court;

b)        it is vested with the financial and administrative power to carry out commercial activities;

c)         its main activity is the sale of goods or the delivery of services to individuals or to organizations not included in the Government’s reporting entity;

d)        it may, during the normal course of its operations, pursue its activities and settle its debts using revenue from sources not included in the Government’s reporting entity.

Revenue

Revenue is recorded using the accrual method, i.e. in the fiscal year during which the transactions or the events giving rise to the revenue occurred. Revenue not collected at the end of the fiscal year and refunds not yet issued are recorded on the basis of estimates established according to transactions that will take place in the three months following the end of the fiscal year. Revenue that would be too difficult to measure prior to reception is recorded at the time the funds are received. Sums received or receivable in regard to revenue that will be earned in a subsequent year are deferred and presented as deferred revenue.

More specifically:

•                      Revenue from personal income tax and contributions dedicated to health services is recognized when the taxpayer earned the income subject to tax.

•                      Revenue from school property taxes is deferred and recognized over the reference period for such taxes.

•                      Corporate income tax revenue is recorded at the time the funds are received, because amounts receivable or refundable cannot be accurately estimated. Taxable corporate income varies significantly from year to year and the time allowed for filing corporate returns results in that the information cannot be obtained in time to make adjustments to revenue on the closing date of the Government’s financial statements. An adjustment is made to account for notices of assessment issued before the end of the fiscal year.

•                      Revenue from consumption taxes is recognized at the time of the sale of the products or the delivery of the services, after deducting tax credits.

1.      Significant accounting policies (cont’d)

•                      Tax revenue does not take into account estimates concerning taxes due on unreported revenue. These amounts are recorded when assessments are issued following audits or the filing of returns by taxpayers.

•                      Revenue from duties and permits is recognized when receivable. Where duty or permit revenue is refundable on demand and is linked to clearly identifiable goods and services that the Government must supply to the holder of the duty or the permit, the revenue is deferred and recognized over the reference period of such duty or permit.

•                      Revenue from user contributions is deferred and recognized when products are sold or services delivered.

•                      Revenue from tuition fees is deferred and recognized over the duration of the training concerned.

•                      Transfers from the federal government are recorded as revenue in the fiscal year during which the events giving rise to them occur, provided the transfers were authorized, the eligibility criteria were met and it is possible to make a reasonable estimate of the amounts involved.

•                      Interest income ceases to be recorded when there is no assurance that the principal or interest will be recovered.

Expenditure

Expenditure includes the cost of goods consumed and services obtained during the fiscal year, including annual depreciation of the cost of fixed assets.

Transfers, whether they are entitlement transfers, transfers relating to shared-cost programs, or grants, are recorded in the fiscal year during which the events that give rise to them occur, insofar as the transfers have been authorized and once the beneficiaries have met the eligibility criteria. The determining factor for recognizing an entitlement transfer is the beneficiary’s satisfaction of the eligibility criteria stipulated in a law or a regulation; for a transfer relating to a shared-cost program, it is the incurring of eligible costs by the beneficiary; and for a grant, it is the latter’s authorization by the Government.

Debt service interest charges resulting from transactions in foreign currency are translated into Canadian dollars at the rates in effect at the time of the transactions.

1.      Significant accounting policies (cont’d)

Financial assets

Short-term investments are recorded at the lesser of cost or market value. Accounts receivable are initially recorded at cost and then brought down to their net recoverable value by means of an allowance for doubtful accounts. The annual change in this allowance is charged to expenditure.

Inventories intended for sale are evaluated at the lesser of cost or net realizable value.

Investment in government enterprises is recorded using the modified equity method.

Long-term investments are recorded at cost.

For loans and other investments with significant concessionary terms, their face value is discounted at the average rate of government borrowings to determine the value of the grant component, which is recognized as a transfer expense at the time the investments are made. The discount on loans and other investments is amortized over their lifetime using the real interest method, and recognized as interest income.

Long-term investments are reduced using valuation allowances. An allowance is recorded for loans and advances where the facts or circumstances point to a future loss. For other long-term investments, an allowance is recorded when a durable loss in value is recognized. The annual change in these allowances is charged to expenditure. The write-off of any investment reduces the cost of investments as well as the valuation allowance relating to such investment. The residual balance is charged to expenditure. The subsequent recovery is recorded as a reduction in expenditure.

Generations Fund

Demand and participation deposits in a particular fund of the Caisse de dépôt et placement du Québec are recorded at cost.

At the time of disposition of participation deposits, the difference between the amount received and the book value of these units established using the average cost method is charged to operations. Where participation deposits suffer a durable loss in value, their book value is reduced to reflect this decline. The reduction is taken into account in the determination of the results for the fiscal year.

The revenue and expenditure of the Generations Fund are recorded according to the Government’s accounting policies.

1.      Significant accounting policies (cont’d)

Liabilities

Other liabilities

Allowance for losses on guaranteed financial initiatives

Obligations resulting from borrowings and other financial initiatives guaranteed by the Government are recorded on the basis of probable losses. The allowance is established on the balance of the guaranteed financial initiatives reduced by the estimated realizable value of the security and surety obtained. The annual change in the allowance is charged to expenditure.

Probable losses are estimated by grouping financial initiatives into various risk classes and applying an average loss rate to each class, based on past experience and the nature of the initiatives. In the case of enterprises whose Government-guaranteed financial initiatives show an exceptionally high cumulative balance or are characterized by specific features, the estimate of probable losses relating to these initiatives is made using case-by-case analysis, regardless of risk class. Probable losses are revised annually.

Environmental liability

The obligations resulting from the remediation of contaminated land under the Government’s responsibility, or probably under its responsibility, are recorded as environmental liabilities as soon as contamination occurs or as soon as the Government is informed. An environmental liability includes the estimated cost of contaminated land management and remediation. The cost evaluation is based on the best information available and is revised annually.

Given the difficulties inherent in evaluating this liability, the Government’s obligations, which are recognized until March 31, 2011 for contaminated land existing as at March 31, 2006, are applied against the accumulated deficit.

Pension plans and other employee future benefits

Pension plans

Government pension plans are defined benefit pension plans. Within the context of preparing the Government’s financial statements, obligations relating to vested benefits are evaluated using the actuarial projected benefit method prorated on service, according to the most probable assumptions set by the Government with regard, notably, to inflation, interest and employee remuneration. This method has been adjusted, however, to reflect the way in which benefits payable by the Government are accrued by employees.

1.      Significant accounting policies (cont’d)

Total cost of plans

The annual cost of vested benefits for all pension plans, including the cost of changes to the plans, and the amortization of adjustments to estimates based on actuarial gains or losses, is charged to expenditure, with an offsetting entry in the retirement plans account, which represents the pension plans liability. Changes to actuarial assumptions are included in the adjustments to estimates based on actuarial gains or losses.

In the case of the Government and Public Employees Retirement Plan (RREGOP), the Civil Service Superannuation Plan (CSSP), the Teachers Pension Plan (TPP), the Pension Plan of Certain Teachers (PPCT) and transfers from the TPP and the CSSP to RREGOP, adjustments to estimates based on actuarial gains or losses are amortized using the straight-line method over a period corresponding to the estimated average length of the remaining active career of participants in these plans as a whole. However, adjustments to estimates based on actuarial gains or losses for the other pension plans are amortized over a period corresponding to the estimated average length of the remaining active career of participants in each plan.

The total cost of the pension plans also includes interest charges on obligations relating to vested benefits, with an offsetting entry to liabilities in the pension plans account.

Retirement Plans Sinking Fund (RPSF) and other pension plan assets

Investments of the Retirement Plans Sinking Fund are valued at an adjusted market value, where the difference between the real return based on market value and the forecast return is amortized over five years.

The annual income of the sinking fund is obtained by applying the rate of return stipulated in the actuarial valuations of the retirement plans to the fund balance. The adjustments recognized annually, arising from actuarial gains and losses attributable to the use of the stipulated rate of return, are amortized using the straight-line method over the estimated average length of the remaining active career of pension plan participants. The amortization of these adjustments is recorded as investment income of the fund.

The RPSF’s investment income is subtracted in calculating interest charges on obligations relating to vested benefits.

1.      Significant accounting policies (cont’d)

The assets of the pension plan of the Université du Québec and other pension plan assets, as well as the revenue arising from them, are accounted for on the basis of the same accounting policies as those used for the RPSF. However, adjustments are made with regard to the amortization period of the adjustments recognized annually in order to amortize them over the same period as the adjustments to the obligation relating to the vested benefits of the pension plan concerned.

When the adjusted market value of a pension plan’s assets is higher than that of its obligations relating to vested benefits, the resulting surplus is capped through a valuation allowance so that the pension plans liability reflects only the future benefit that the Government expects to derive from this surplus. The change in this allowance is recorded as investment income from the assets of the plan concerned.

Other employee future benefits

The long-term obligations arising from other benefits granted to employees are valued using actuarial methods, according to the most likely assumptions determined by the Government. The resulting obligations and corresponding expenditures are recorded on the basis of the method through which employees acquire these benefits, i.e. through services provided or through the occurrence of an event giving rise to employment-related benefits.

The cost of these employee benefits acquired during the year, the cost of changes to the provisions of these benefits, the amortization of adjustments relating to estimates based on actuarial gains and losses and the interest charges on these obligations are charged to expenditure of the fiscal year with an offsetting entry to the “Other employee future benefits” account.

Any fund set up to provide for the payment of obligations relating to these other employee future benefits and the revenue arising from it are accounted for on the basis of the same accounting policies as those used for the RPSF. However, adjustments are made with regard to the amortization period of the adjustments recognized annually in order to amortize them over a period suited to the employee future benefit concerned.

Debts

Borrowings are recorded at the amount received at the time of issue, adjusted by the premium or discount amortization to obtain the amount of principal repayable at maturity. The amortization is calculated using the effective rate for each borrowing.

Issue expenses related to borrowings are deferred and amortized over the term of each borrowing using the straight-line method. The unamortized balance is included in deferred expenses related to debts.

1.      Significant accounting policies (cont’d)

Borrowings in foreign currency are translated into Canadian dollars at the rates in effect on March 31.

Foreign exchange gains or losses resulting from the translation of borrowings are deferred and amortized over the remaining term of each borrowing using the straight-line method.

Derivative instruments

The Government uses derivative instruments to manage foreign exchange and interest rate risks related to debts. These instruments are recorded at cost.

Derivative instruments used to manage the foreign exchange risk associated with the repayment of interest and principal on borrowings and with the cash management transactions such risk management entails, including currency swap contracts and foreign exchange forward contracts, are translated into Canadian dollars at the rates in effect on March 31. The components of these instruments, namely, financial assets and liabilities, are offset against one another and shown as “Debts” items.

Interest rate exchanges stemming from interest rate swap contracts used to change exposure to interest rate risk over the long term are reconciled with interest charges for the borrowings with which these swap contracts are associated.

Gains or losses on derivative instruments are deferred and amortized over the term of each contract. However, gains or losses on derivative instruments used to modify the interest rate risk are amortized over the term of the security underlying these instruments.

Sinking Fund

Securities held by the sinking fund are recorded at the amount paid at the time of purchase, adjusted by the premium or discount amortization to obtain the amount of principal receivable at maturity. The amortization is calculated on the basis of the effective rate for each security.

The difference between the book value of a security and the amount received at the time of its disposal is charged to results.

1.      Significant accounting policies (cont’d)

Non-financial assets

Land in the public domain and natural resources, such as forests, water and mining resources, which the Government holds by virtue of the fact that they were devolved to the state and not purchased, are not recorded in the Government’s consolidated financial statements. Intangible items do not constitute non-financial assets for the Government.

Fixed assets

Fixed assets consist of acquired, built, developed or improved non-financial assets, whose useful life extends beyond the fiscal year and which are intended to be used on an ongoing basis for producing goods or delivering services.

Fixed assets are recorded at cost and depreciated — except for land, which is not depreciated — using a logical and systematic method over a period corresponding to their useful life. Their cost includes financing charges capitalized during their construction, improvement or development. The cost of fixed assets held under capital leases is equal to the present value of minimum payments due. Fixed assets under construction or being developed or improved are not depreciated until they are put into service.

Some fixed assets are acquired under private-public partnership agreements. These agreements are long-term contracts by which the Government involves one or more private partners in designing, realizing and operating a public good, with or without funding from these partners. The fixed asset and the corresponding debt associated with it are accounted for in the “statement of financial position” when the risks and advantages associated with the ownership of the public good are devolved to the Government, for the most part, in accordance with the terms of the agreement.

The cost of a fixed asset acquired under a private-public partnership agreement is equal to the lower of the present value of the cash flows associated with the fixed asset and the fixed asset’s fair value. If the cash flows associated with the fixed asset cannot be isolated from those related to its operation, its cost is determined on the basis of its fair value. The fair value of the fixed asset is estimated on the basis of the agreement’s specifications.

Works of art and historic properties are not recorded as fixed assets. Their cost is charged to expenditure for the fiscal year during which they are acquired.

1.      Significant accounting policies (cont’d)

Fixed assets acquired through donation or for a nominal fee are recorded at their fair value at the time of acquisition with an offsetting entry to deferred revenue, except for land where the offsetting entry is recognized in revenue in the year of acquisition. Contributions for the acquisition of fixed assets, received from organizations outside the reporting entity, are recorded in deferred revenue, with the exception of those intended for the purchase of land, which are recognized in revenue in the year of acquisition. Deferred revenue is amortized in revenue at the same rate as the depreciation of the cost of the corresponding fixed assets.

Inventories

Inventories consist of supplies that are consumed in the normal course of operations during the coming fiscal year(s). These inventories are valued at the lower of cost and net realizable value.

Prepaid expenses

Prepaid expenses represent outlays made before the end of the fiscal year for services the Government will receive during the coming fiscal year(s). These expenses are charged to expenditure when the Government receives the services acquired.

2.      Measurement uncertainty

In preparing the consolidated financial statements, the Government has to make estimates and assumptions in order to evaluate and record certain asset, liability, revenue and expenditure items. These estimates are based on the most reliable data and the most probable assumptions available at the time, and involve considerable judgment by the Government. They are revised annually to reflect new information as it becomes available.

By their very nature, estimates are subject to measurement uncertainty. Therefore, actual results may differ from the Government’s forecasts.

Estimates are made for certain material consolidated financial statement items:

•                      Amounts receivable or repayable in regard to federal government transfers may vary because of possible differences between the assumptions made for fiscal and population data and the actual data.

•                      Obligations relating to pension plans and other employee future benefits may vary because of differences between the economic and demographic assumptions made for actuarial valuation purposes and the actual results.

•                      The book value of fixed assets may vary because of differences between their estimated useful life and their actual useful life.

•                      Environmental liabilities related to contaminated land may vary because of differences between estimated management and remediation costs and actual costs.

•                      The value of certain allowances may vary because of differences between the assumptions made to evaluate the probability of collection and the amount actually collected.

3.      Accounting changes

Environmental liability

The updating of obligations stemming from the remediation of contaminated land that existed as at March 31, 2006 and under the Government’s responsibility or probably under its responsibility led to a $1 413-million increase in environmental liabilities.

The impact of this accounting change was recorded and applied retroactively to previous years, with restatement, by adjusting the accumulated deficit as at April 1, 2009 in accordance with the Government’s accounting policy for environmental liability.

This increased (in millions of dollars) the following items:

	2011	2010

Other liabilities	1 413	1 413
Accumulated deficit and net debt, beginning of year	1 413	1 413
Accumulated deficit and net debt, end of year	1 413	1 413

4.      Income and property taxes

Revenue from income and property taxes is recorded after deducting the following amounts.

Amounts deducted from revenue from income and property taxes

(in millions of dollars)

	2011	2010

Personal income tax
Refundable tax credits
Child Support Program	2 124	2 130
Sales tax	544	519
Day care expenses	347	271
Home-support services for seniors	262	232
Informal caregivers	50	45
Education savings	53	57
Work premium	380	377
Home renovation and improvement	18	171
Medical expenses	48	43
Other	53	53
Property tax refunds	353	317
	4 232	4 215
Corporate tax
Refundable tax credits
Scientific research and experimental development	825	583
Job creation in a designated region	114	105
Construction of public access roads and bridges	110	156
Cinematographic productions	135	87
Resources	73	128
Reporting of tips	61	54
Salaries paid by a corporation carrying out an activity in a designated site	38	50
Investment	66	38
Multimedia titles	82	75
Salaries paid by a corporation - Cité du multimédia	19	21
E-business	159	122
Other	165	198
	1 847	1 617
	6 079	5 832

5.      Duties and permits

Revenue from duties and permits is recorded after deducting the following amounts.

Amounts deducted from revenue from duties and permits

(in millions of dollars)

	2011	2010

Gross revenue	2 204	1 899
Deductions
Silvicultural work and other forest management activities	120	103
Other	33	45
	153	148
Net revenue	2 051	1 751

6.      Federal government transfers to be repaid

(in millions of dollars)

	2011	2010
Equalization and Canada Health and Social Transfer(1)	1 316	1 481
Other programs	2	19
	1 318	1 500

(1)          This result included the balance of $1 189 M ($1 426 M as at March 31, 2010) of an original amount of $2 377 M that does not bear interest and is to be repaid over 10 years until 2015-2016. This amount is related to the measures adopted by the federal government in order to offset the decrease in transfers for 2003-2004 and 2004-2005.

7.      Pension plans and other employee future benefits

Liability regarding the pension plans and other employee future benefits

(in millions of dollars)

	Value before	Unamortized
	unamortized	actuarial
	actuarial gains	gains
	and losses	(losses)	2011	2010

Pension plans
Obligations relating to vested benefits	80 051	(4 984)	75 067	71 506
Pension plan assets	(41 276)	(4 741)	(46 017)	(41 717)
	38 775	(9 725)	29 050	29 789
Other employee future benefits
Obligations relating to accrued rights and benefits	1 314	(92)	1 222	1 238
Funds related to other employee future benefits	(1 109)	(38)	(1 147)	(1 106)
	205	(130)	75	132
	38 980	(9 855)	29 125	29 921

Pension plans

The Government of Québec contributes to several pension plans for its employees. Employees of the public and parapublic sectors, the Members of the National Assembly and the judges of the Court of Québec participate in these plans.

	Estimated number		Number of
	of participants as at		beneficiaries as at
	December 31, 2011		December 31, 2011
Government and Public Employees Retirement Plan (RREGOP)	515 000		199 614
Pension Plan of Management Personnel (PPMP)	28 350		23 434
Teachers Pension Plan and Pension Plan of Certain Teachers (TPP and PPCT)	165	(1)	46 979	(1)
Civil Service Superannuation Plan (CSSP)	75	(1)	22 112	(1)
Superannuation Plan for the Members of the Sûreté du Québec (SPMSQ)	5 500		4 762
Pension Plan of Peace Officers in Correctional Services (PPPOCS)	3 400		1 560
Pension Plan of the Judges of the Court of Québec (PPJCQ)	265		335
Pension Plan for Federal Employees Transferred to Employment with the Gouvernement du Québec (PPFEQ)	215	(2)	127	(2)
Pension Plan of the Members of the National Assembly (PPMNA)	122		332
Pension plan of the Université du Québec (PPUQ)	8 444		2 909
	561 536		302 164

(1)          These plans have not admitted any new participants since July 1, 1973.

(2)          This plan has not admitted any new participants since its creation on January 1, 1992.

7.      Pension plans and other employee future benefits (cont’d)

These plans are “defined benefit” pension plans, which means that they guarantee participants a set income upon retirement. This income is calculated on the basis of participant’s average income for the best paid years, generally five, and their number of years of service. The portion of benefits accrued prior to July 1, 1982 or, in the case of the PPUQ, prior to January 1, 2005, is usually indexed to the cost of living; the portion of benefits accrued after those dates is partially indexed.

There are two types of pension plans:	— cost-sharing pension plans;
— cost-balance pension plans.

Cost-sharing pension plans

In the case of regular service under RREGOP and the PPMP, the Government covers costs at a rate of 50% for years of service accrued since July 1, 1982 and 58.33% (7/12) for years of service accrued prior to that date. The contributions of participants and independent employers1 are paid into two separate funds at the Caisse de dépôt et placement du Québec.

In the case of the PPPOCS, the Government covers 46% of costs, while participants cover 54%. Participants’ contributions are paid into the Consolidated Revenue Fund.

In the case of the SPMSQ, the Government covers 2/3 of the cost of the plan for years of service accrued since January 1, 2007. Prior to that date, this plan was a cost-balance plan. Since January 1, 2007, the contributions of participants and employers for these years of service have been paid into two separate funds at the Caisse de dépôt et placement du Québec. The Government is not obliged to contribute on a monthly basis; however, its contribution is payable no later than every three years and is determined on the basis of the actuarial valuations required for this purpose by the Minister of Finance.

Cost-balance pension plans

Cost-balance pension plans are plans for which the Government covers the cost, net of contributions paid by participants and independent employers. This is the case of the TPP, the PPCT, the CSSP, the PPJCQ, the PPFEQ, PPMNA and the PPUQ as well as the cost of years of service transferred from the TPP and the CSSP to RREGOP and the PPMP. This is also the case of years of service accrued under the SPMSQ prior to January 1, 2007.

The contributions of participants and independent employers to all of these plans, except the PPUQ and the PPFEQ, are paid into the Consolidated Revenue Fund.

1 Independent employers are employers who are required to pay contributions under the provisions of the statutes that set up the pension plans.

7.      Pension plans and other employee future benefits (cont’d)

Pension plans liability

The pension plans liability is established on the basis of the value of obligations relating to vested benefits for the pension plans as a whole, taking into account the actuarial gains or losses recognized during the actuarial valuations prepared every three years and the extrapolations made between two valuations. These gains and losses are amortized over the estimated average remaining active career of participants, which can vary from 9 to 17 years for the main plans.

In the case of cost-sharing pension plans, only the portion of obligations relating to vested benefits payable by the Government, along with the related assets, is included in the pension plans liability. The only exception is the PPPOCS, for which obligations also include, owing to the deposit of participants’ contributions in the Consolidated Revenue Fund, the value of the fund that would have been built up by participants. The pension plans liability also includes the obligations of these plans that relate to organizations not included in the Government’s reporting entity, whose responsibility is limited to paying their contributions to these plans.

The obligations of cost-sharing plans payable by participants, as well as participants’ actual contributions, are administered separately from those of the Government by the Commission administrative des régimes de retraite et d’assurances (CARRA). Information on these obligations and the net assets available to pay benefits under the plans is presented in the plans’ financial statements, which are published by CARRA.

All of the obligations relating to vested benefits under cost-balance pension plans are included in the pension plans liability.

7.      Pension plans and other employee future benefits (cont’d)

Breakdown of the pension plans liability

(in millions of dollars)

	Value before
	unamortized	Unamortized
	actuarial gains	actuarial gains
	and losses	(losses)	2011	2010
Obligations relating to vested benefits
RREGOP
- regular service	41 378	(2 752)	38 626	35 729
- transferred service	3 066	(141)	2 925	2 951
PPMP
- regular service	9 017	(703)	8 314	7 415
- transferred service	1 158	(41)	1 117	1 124
TPP and PPCT	13 196	(938)	12 258	12 600
CSSP	4 308	(144)	4 164	4 317
SPMSQ	3 522	(3)	3 519	3 434
PPUQ	2 794	(253)	2 541	2 362	(1)
Other	1 612	(9)	1 603	1 574
	80 051	(4 984)	75 067	71 506

Pension plan assets
Retirement Plans
Sinking Fund	(37 784)	(4 481)	(42 265)	(38 200)
PPUQ assets	(2 538)	(223)	(2 761)	(2 597)
Other pension plan assets	(994)	(37)	(1 031)	(1 010	)(2)
Valuation allowance - PPUQ			—	52	(1)
Valuation allowance - Other pension plan assets	40		40	38	(2)
	(41 276)	(4 741)	(46 017)	(41 717)
	38 775	(9 725)	29 050	29 789

(1)          Based on the actuarial valuation of the PPUQ in 2010-2011, the value of obligations relating to vested benefits under the plan for 2009-2010 was adjusted upward by $136 M and the valuation allowance for the PPUQ was reduced by the same amount. The net impact on the retirement plans liability is nil.

(2)          Certain data have been reclassified in order to present separately the valuation allowance for other pension plan assets.

7.      Pension plans and other employee future benefits (cont’d)

Change in obligations relating to vested benefits

(in millions of dollars)

	2011	2010
Obligations, beginning of year	77 058	71 693	(2)
Cost of vested benefits	1 898	1 806	(3)
Interest on pension plans	4 928	4 714
Benefits paid	(4 561)	(4 490	)(3)
Plan-to-plan transfers	520	159	(3)
Changes to plans	(202)
Actuarial (gains) losses	392	3 161
Change in obligations relating to certain pension credits(1)	18	15
Obligations, end of year	80 051	77 058

(1)          The Government’s obligations regarding certain pension credits acquired following the transfer of supplemental pension plans to RREGOP correspond to the actuarial value of these acquired pension credits or to the actuarial value of the assets of the fund created to provide for their payment, whichever is higher.

(2)          Based on the actuarial valuation of the PPUQ prepared in 2010-2011, the value of obligations at the beginning of 2009-2010 was adjusted upward by $136 M.

(3)          Certain data have been reclassified in order to reflect separately transactions previously presented on a net basis.

Value of obligations relating to vested benefits for the pension plans as a whole

The value of obligations relating to vested benefits for the pensions plans as a whole at a given date is determined using the actuarial projected benefit method prorated on service, taking into account, among other things, the most probable long-term economic assumptions. The evaluation is done by CARRA actuaries, except in the case of the PPUQ, where it is carried out by a firm of actuaries from the private sector.

Main economic assumptions used

(in percent)

	Plans administered by
	CARRA		PPUQ
		2021 and		2021 and
	2011-2020	thereafter	2011-2020	thereafter

Yield, net of inflation	4.50	4.50	4.00	4.00
Inflation rate	2.08	2.75	2.08	2.75
Discount rate for obligations related to vested benefits	6.58	7.25	6.08	6.75
Salary escalation rate, net of inflation	0.23	0.50	0.50	0.50

7.      Pension plans and other employee future benefits (cont’d)

Changes in these assumptions may lead to a material increase or decrease in the value of obligations relating to vested benefits. The following table, which takes the main assumptions into account, shows the potential impact of a difference of 0.25% in the value of obligations for the four main pension plans (RREGOP — regular service, PPMP — regular service, TPP, CSSP). The table also shows the impact of a one-year difference in life expectancy, considering that, according to current assumptions, the life expectancy of beneficiaries aged 60 is 23.1 years for men and 26.6 years for women.

Impact of changes in the main assumptions on the value of obligations relating to vested benefits as at March 31, 2011

		Impact
Assumptions	Change	$M	%

- Yield, net of inflation	- Increase of 0.25%	(1 990)	-	3.1
	- Decrease of 0.25%	2 100	+	3.2

- Inflation rate	- Increase of 0.25%	(490)	-	0.7
	- Decrease of 0.25%	500	+	0.8

- Salary escalation rate, net of inflation	- Increase of 0.25%	460	+	0.7
	- Decrease of 0.25%	(450)	-	0.7

- Life expectancy	- Increase of 1 year	1 260	+	1.9
	- Decrease of 1 year	(1 400)	-	2.1

Actuarial valuations and subsequent estimates

The value of obligations relating to vested benefits is extrapolated for the period between two actuarial valuations.

The value of these obligations as at March 31 was determined using actuarial valuations dated:

•                      December 31, 2010 for the PPUQ;

•                      December 31, 2009 for the PPCT, the SPMSQ and service transferred from the TPP and the CSSP to RREGOP and the PPMP;

•                      December 31, 2008 for regular service under RREGOP and the PPMP, the TPP, the CSSP and the PPMNA;

•                      December 31, 2007 for the PPJCQ, the PPFEQ and the Retirement Plan for Senior Officials included in the PPMP;

•                      December 31, 2006 for the PPPOCS.

7.      Pension plans and other employee future benefits (cont’d)

Retirement Plans Sinking Fund

In accordance with the statutes that set up the various pension plans, the Government is not usually required to pay contributions to each pension plan fund.1 The benefits payable under these government plans are paid out by the Consolidated Revenue Fund.

Under the Financial Administration Act2 the Minister of Finance may make long-term deposits from the Consolidated Revenue Fund with the Caisse de dépôt et placement du Québec, up to the amount in the non-budgetary pension plans account3, in order to create a sinking fund to provide for the payment of some or all of the benefits under the pension plans.

In December 1999, under an agreement concluded during the renewal of its employees’ collective agreements, the Government set the objective that, by 2020, the sums accumulated in the Retirement Plans Sinking Fund (RPSF) would be equal to 70% of the obligations relating to vested benefits under the pension plans. This objective does not take into account obligations under plans1 covered by specific capitalization agreements.

Assets of the PPUQ and other pension plan assets

The assets of the pension plans consist of the funds of employer contributions to RREGOP, the PPMP and the SPMSQ, the funds associated with pension credits acquired by employees following transfers of supplemental pension plans to RREGOP and the PPUQ and PPFEQ funds. The PPFEQ fund consists of employee contributions, government contributions and sums transferred by the federal government upon the creation of the pension plan.

All the assets of these funds, which were established pursuant to the provisions of the pension plans concerned, are deposited with the Caisse de dépôt et placement du Québec, except for those of the PPUQ, which are administered by a private trustee.

1                   Some of the pension plans are covered by other types of capitalization agreements, namely, the PPUQ, the PPFEQ and the SPMSQ (for years of service accrued after January 1, 2007).

2                   R.S.Q., c. A-6.001

3                   In this case, the non-budgetary account of the pension plans corresponds to the pension plans liability prior to taking the Retirement Plans Sinking Fund into account.

7.                  Pension plans and other employee future benefits (cont’d)

Change in the adjusted market value of pension plan assets

(in millions of dollars)

	2011				2010
			Other
		PPUQ	pension
	RPSF	assets	plan assets	Total	Total

Adjusted market value, beginning of year	35 191	2 406	982	38 579	37 560
Forecast return on investments	2 320	163	34	2 517	2 510
Consolidated Revenue Fund payments	2 000			2 000
Contributions paid		99	156	255	357	(2)
Plan-to-plan transfers			505	505	159	(2)
Benefits paid		(79)	(691)	(770)	(392	)(2)
Actuarial gains (losses)	(1 727)	(51)	(10)	(1 788)	(1 630)
Change in the value of assets relating to certain pension credits (1)			18	18	15
Adjusted market value, end of year	37 784	2 538	994	41 316	38 579

(1)         The Government’s obligations regarding certain pension credits acquired following the transfer of supplemental pension plans to RREGOP correspond to the actuarial value of these acquired pension credits or to the actuarial value of the assets of the fund created to provide for their payment, whichever is higher.

(2)         Certain data have been reclassified in order to reflect separately transactions previously presented on a net basis.

As at March 31, 2011, the respective market values of the RPSF’s assets and the other pension plan assets, deposited with the Caisse de dépôt et placement du Québec, were $35 427 million and $968 million ($29 560 million and $875 million as at March 31, 2010). The market value of PPUQ assets was $2 466 million as at March 31, 2011 ($2 196 million as at March 31, 2010).

Investment policy of the RPSF as at March 31

This RPSF is a major asset that is managed by the Caisse de dépôt et placement du Québec according to the investment policy set by the Minister of Finance. This policy provides for investments in a diversified portfolio that includes fixed income securities (e.g. bonds), inflation-sensitive investments (e.g. capital assets, infrastructure) and equity.

The target allocation of RPSF assets is as follows:

RPSF benchmark portfolio

(in percent)

	2011	2010

Fixed income	37.25	37.75
Inflation - sensitive investments	13.00	12.10
Equity	46.25	46.65
Other investments	3.50	3.50
	100.00	100.00

7.                  Pension plans and other employee future benefits (cont’d)

For 2010-2011, the forecast return on the RPSF was 6.46% (6.73% in 2009-2010); the realized return, based on the market value of investments, was 12.72% (15.78% in 2009-2010).

Total cost of pension plans

(in millions of dollars)

	2011	2010

Pension costs
Cost of vested benefits	1 898	1 806	(3)
Employee contributions	(74)	(69)
Independent employer contributions	(58)	(57	)(3)
	1 766	1 680
Changes to plans(1)	(202)
Amortization of actuarial (gains) losses	959	464
	2 523	2 144
Interest on pension plans	2 636 (2)	2 295	(2)
Total	5 159	4 439

(1)         Under the Act to amend various pension plans in the public sector (2010, c. 29), the participants of certain plans may accrue, for each year of service completed as of 2011, a year of service over and above the 35 years of service now used in computing the pension, up to a maximum of 38.

(2)         After deducting investment income of $2 292 M in 2010-2011 ($2 419 M in 2009-2010) of the RPSF and other pension plan assets. This income took into account the amortization of actuarial gains and losses (negative adjustment of $275 M; negative adjustment of $155 M in 2009-2010) and the change in the valuation allowance (positive adjustment of $50 M; positive adjustment of $65 M in 2009-2010).

(3)         Certain components of the item “Remuneration” presented in Appendix 7 have been reclassified and these reclassifications have affected these two components.

Funding of pension plans

Actuarial valuations for funding purposes for regular service under “cost-sharing” pension plans (RREGOP, PPMP AND PPPOCS)

In accordance with the statutes under which these plans were created, CARRA actuaries are required to prepare, every three years, an actuarial valuation for funding purposes for each of the pension plans in order to determine the rates of contribution for these plans. To that end, the actuaries take legislative provisions and collective agreements into account using the valuation method agreed upon by the parties concerned and economic assumptions that are more conservative than those used to prepare valuations for accounting purposes.

According to these valuations, the Government commitment for funding purposes is calculated as the fund that the Government would have amassed had it been required to pay contributions since 1973 on the same bases as those used to determine the rate of contribution of participants.

7.                  Pension plans and other employee future benefits (cont’d)

The difference between the amounts determined for the purpose of these valuations and the liability recorded for these three plans represents a non-payable amount that does not have to be entered as a liability of the Government. The recorded liability corresponds to the value of obligations relating to vested benefits under the plans, net of unamortized actuarial gains and losses, as established in the present consolidated financial statements. A number of the Government’s labour-management associations submitted an application to the Québec Superior Court requesting that it recognize that this difference constitutes a Government commitment. In July 2004, the ruling handed down by the Québec Superior Court on this application concluded that:

•                      in every fiscal year since 1973, the Government has disclosed, in an appropriate manner and in accordance with the standards of the Canadian Institute of Chartered Accountants, its financial commitments regarding the sharing of the cost of the Government and Public Employees Retirement Plan (RREGOP), the Pension Plan of Management Personnel (PPMP) and the Pension Plan of Peace Officers in Correctional Services (PPPOCS), as provided in the legislation concerned;

•                      sharing the cost of financing the pension plans concerned, namely, RREGOP, the PPMP and the PPPOCS, does not commit the Government to using the same actuarial bases as those employed to constitute the pension funds of participating employees, especially since the evidence revealed no risk of a detrimental impact on the pension wealth of each covered participating employee at any time.

The Government’s labour-management associations appealed this ruling in August 2004. In January 2006, the Québec Court of Appeal suspended the appeal to allow the labour organizations of employees who participate in these plans to bring a new application before the Québec Superior Court for a declaratory judgment on this subject. An application to this effect was filed by these labour organizations in April 2006. In July 2010, the organizations abandoned the lawsuit they had instituted for the purpose of obtaining a declaratory judgment. The proceedings instituted by the labour-management associations are still pending before the Québec Court of Appeal.

In addition, in fall 2010, the RREGOP Retirement Committee did not mandate CARRA to determine the value of the Government’s commitment under RREGOP when it was preparing its actuarial valuations for funding purposes. However, CARRA continues to do such valuations for the PPMP and the PPPOCS.

The value of the PPMP fund was estimated at $7 190 million at fair value and $7 780 million at cost as at December 31, 2010, ($6 114 million at fair value and $7 396 million at cost as at December 31, 2009). In the case of the PPPOCS, for which the employee contributions were paid to the Consolidated Revenue Fund, the value of the fund that would have been built up by employees and the Government was $847 million at cost as at December 31, 2010 ($871 million as at December 31, 2009).

7.                  Pension plans and other employee future benefits (cont’d)

Other employee future benefits

In addition to the pension plans, the Government sponsors other programs of future benefits for its employees, which provide for the accumulation of sick leave and the payment of survivor pensions. The Université du Québec and its constituent also offer these employees certain lump-sum payments upon early retirement as well as retiree group insurance plans. These programs give rise to long-term obligations for the Government, which generally covers all of the costs.

Accordingly, civil service employees can accumulate the unused sick leave days they are entitled to annually and receive 50% of their value in money in case of termination of employment, retirement or death, up to an amount representing the equivalent of 66 days’ salary. In addition, employees can utilize these unused days as fully paid leave days for preretirement.

The Financial Administration Act authorizes the Minister of Finance to deposit money with the Caisse de dépôt et placement du Québec, up to an amount equal to the value of its obligation relating to accumulated sick leave in order to build up the Accumulated Sick Leave Fund. The purpose of this fund is to provide for the payment of some or all of the benefits due to employees for unused sick leave.

The survivor pension plan stipulates that a pension is paid to the spouse and dependent children following the death of an eligible person. The plan chiefly covers management and similar personnel in the public and parapublic sectors, accounting for 90% of the insured population. The Government pays amounts into a fund at the Caisse de dépôt et placement du Québec, reserved exclusively for the payment of benefits earned by plan beneficiaries.

Other employee future benefits liability

The Government’s obligations regarding employee future benefits, except the survivor pension plan, arise as employees accrue years of service with the Government. The value of these obligations is established using an actuarial method that takes into account the length of the active career of employees. The method also reflects the way that employees earn benefits.

Under the survivor pension plan, an obligation is recognized when the death of an eligible person occurs.  The value of the obligations is established using an actuarial method that determines the present value of the pensions then accrued by beneficiaries.

Actuarial gains and losses recognized at the time of the actuarial valuations of the obligations are amortized over the estimated average remaining active career of the employees concerned, except in the case of the survivor pension plan, where they are amortized over the average remaining life expectancy of the beneficiaries.

7.                  Pension plans and other employee future benefits (cont’d)

Breakdown of the other employee future benefits liability

(in millions of dollars)

	Value before	Unamortized
	unamortized	actuarial
	actuarial gains	gains
	and losses	(losses)	2011	2010
Obligations relating to accrued rights and benefits
Accumulated sick leave	758	(104)	654	672
Survivor pension plan	387	16	403	402
Université du Québec programs	169	(4)	165	164
	1 314	(92)	1 222	1 238
Funds related to other employee future benefits
Accumulated Sick Leave Fund	(711)	11	(700)	(657)
Survivor Pension Plan Fund	(398)	(49)	(447)	(449)
	(1 109)	(38)	(1 147)	(1 106)
	205	(130)	75	132

Change in obligations relating to accrued rights and benefits

(in millions of dollars)

	2011				2010
		Survivor	Université du
	Accumulated	pension	Québec
	sick leave	plan	programs	Total	Total

Obligations, beginning of year	783	385	170	1 338	1 258
Cost of accrued rights and benefits	51	11	11	73	77
Interest on other employee future benefits	52	24	8	84	79
Benefits paid	(128)	(33)	(19)	(180)	(195)
Actuarial (gains) losses			(1)	(1)	119
Obligations, end of year	758	387	169	1 314	1 338

7.                  Pension plans and other employee future benefits (cont’d)

Actuarial valuations and subsequent estimates

The value of obligations relating to accrued rights and benefits is extrapolated for the period between two actuarial valuations.

The value of these obligations as at March 31 was determined using actuarial valuations dated:

•                      March 31, 2010 for accumulated sick leave;

•                      December 31, 2009 for the survivor pension plan;

•                      March 31, 2009 for Université du Québec programs.

The value of obligations relating to accrued rights and benefits is estimated using the most likely long-term economic assumptions.

Main economic assumptions used

(in percent)

		Survivor	Université du
	Accumulated	pension	Québec
	sick leave	plan	programs

Yield, net of inflation	4.50	4.50	—
Inflation rate	2.75	2.75	2.75
Salary escalation rate, net of inflation	0.50	—	0.50
Discount rate for obligations relating to accrued rights and benefits	7.25	7.25	4.50

Change in the adjusted market value of funds relating to other employee future benefits

(in millions of dollars)

	2011			2010
	Accumulated	Survivor
	Sick Leave	Pension
	Fund	Plan Fund	Total	Total

Adjusted market value, beginning of year	656	418	1 074	1 029
Forecast return on investments	43	26	69	69
Consolidated Revenue Fund payments		7	7	16
Benefits paid		(33)	(33)	(32)
Actuarial gains (losses)	12	(20)	(8)	(8)
Adjusted market value, end of year	711	398	1 109	1 074

7.                  Pension plans and other employee future benefits (cont’d)

As at March 31, 2011, the respective market values of the assets of the Accumulated Sick Leave Fund and the Survivor Pension Plan Fund, deposited with the Caisse de dépôt et placement du Québec, were $760 million and $365 million ($677 million and $346 million as at March 31, 2010).

For 2010-2011, the forecast returns on the assets of the Accumulated Sick Leave Fund and the Survivor Pension Plan Fund both amounted to 6.50% (6.75% in 2009-2010); the respective realized returns, based on the market value of investments, were 12.26% and 13.21% (14.63% and 15.88% in 2009-2010).

Total cost relating to other employee future benefits

(in millions of dollars)

	2011						2010
			Survivor		Université du
	Accumulated		pension		Québec
	sick leave		plan		programs	Total	Total

Cost of other employee future benefits
Cost of accrued rights and benefits	51		11		11	73	77
Amortization of actuarial (gains) losses	8		(1)			7	(2)
	59		10		11	80	75
Interest on other employee future benefits	9	(1)	(1	)(2)	8	16	12
Total	68		9		19	96	87

(1)         After deducting Accumulated Sick Leave Fund investment income of $43 M ($41 M in 2009-2010).

(2)         After deducting Survivor Pension Plan Fund investment income of $25 M ($26 M in 2009-2010), which takes into account the amortization of actuarial gains and losses related to this fund (negative adjustment of $2 M in 2010-2011; negative adjustment of $2 M in 2009-2010).

8.                  Risk management and derivative instruments

To meet the financial requirements arising from its operations and investment activities and from the repayment of borrowings that are maturing, the Government has provided itself with an annual financing and debt-management program targeting Canadian and international financial markets.

Participation in these markets involves various types of risk. Therefore, the Government devises risk-management strategies using the different derivative instruments at its disposal.

Foreign exchange risk

Foreign exchange risk is the risk that the cash flows needed to pay the interest and repay the principal on loans in foreign currency will vary according to exchange market fluctuations. To manage this risk, the Government uses derivative instruments such as currency swap contracts and foreign exchange forward contracts. The purpose of such contracts is to exchange cash flows from one currency to another. These contracts mature at various dates until 2037.

After taking into account derivative instruments used to manage foreign exchange risk, the structure of the debt as at March 31, 2011 was as follows: 99.3% in Canadian dollars, 0.2% in yen, 0.4% in Swiss francs and 0.1% in euros (as at March 31, 2010: 96.7% in Canadian dollars, 1.3% in yen, 1.3% in Swiss francs and 0.7% in euros). These percentages are calculated on the basis of the Government’s gross debt1. A change of 1.0% in the Canadian dollar in relation to foreign currencies would lead to a change of $13 million in the gross debt1 and $3 million in debt service.

For the 2010-2011 fiscal year, debt service takes into account foreign exchange gains of $7 million (foreign exchange losses of $16 million for fiscal 2009-2010).

Interest rate risk

Interest rate risk is the risk that debt service will vary according to interest rate fluctuations. To reduce its exposure to interest rate risk, the Government uses interest rate swap contracts or other types of derivative instruments. Interest rate swap contracts make it possible to exchange payments of interest at fixed rates for payments of interest at variable rates or vice versa on the basis of a reference par value.

After taking into account derivative instruments used to manage interest rate risk, the structure of the debt as at March 31, 2011 was as follows: 79.2% at fixed interest rates and 20.8% at variable interest rates (as at March 31, 2010: 72.1% at fixed rates and 27.9% at variable rates). These percentages are calculated on the basis of the Government’s gross debt1.

1 Gross debt including advance borrowings.

8.                  Risk management and derivative instruments (cont’d)

The fixed-rate debt is the debt that will not mature, and whose rates will not change, over the coming year.

Credit risk

Credit risk is the risk that a counterparty will default on its contractual obligations. To protect itself from such a risk within the scope of derivative instrument transactions, the Government has adopted a credit risk management policy that limits potential counterparty losses.

A credit limit is set for each counterparty based mainly on its credit rating. When this limit is exceeded, a process is implemented to ensure that the amounts owed by the counterparty concerned fall within the limits set.

The Government deals with major financial institutions whose credit rating is equal to or higher than its own by using as a reference the ratings granted by major rating agencies. As at March 31, 2011, 99.8% of the derivative instrument portfolio was associated with counterparties whose credit rating with at least one of these agencies was equal to or higher than that of the province of Québec.

Liquidity risk

Liquidity risk is the risk that the Government will not be able to meet its financial commitments over the short term. To offset this risk, the Consolidated Revenue Fund has lines of credit totalling C$1 165 million with various Canadian banking institutions. As at March 31, 2011, the outstanding balance on these lines of credit was $64.6 million.

In addition, the Consolidated Revenue Fund has concluded credit agreements totalling U.S.$3 500 million with a Canadian and international banking syndicate. There were no transactions under these credit agreements in fiscal 2010-2011.

9.                  Debts

Debts by currency

(in millions of dollars)

	2011					2010
	Debts			Total after		Total after
	In millions of	Equivalent	Derivative	impact of		impact of
	monetary	in Canadian	instruments	derivative		derivative
Currency	units	dollars	- net	instruments		instruments

In Canadian dollars	122 416	122 416	34 944	157 360	(1)	140 324	(1)
In U.S. dollars	15 759	15 315	(14 287)	1 028	(1)	837	(1)
In yen	330 757	3 883	(3 504)	379		2 183
In euros	8 514	11 734	(11 608)	126		1 142
In Swiss francs	2 246	2 384	(1 740)	644		2 162
Other currencies (2)	3 909	1 289	(1 290)	(1)		—
		157 021	2 515	159 536		146 648
Less
Derivative instruments - net		(2 515)	2 515	—		—
Sinking funds relating to borrowings(1),(3)		5 907		5 907		5 594
Debts before deferred foreign exchange gains (losses)		153 629	—	153 629		141 054
Deferred foreign exchange gains (losses)		850		850		1 127
		154 479	—	154 479		142 181

(1)         The Government held $3 977 M in securities as at March 31, 2011 ($3 399 M as at March 31, 2010), i.e. $3 569 M ($2 055 M as at March 31, 2010) in sinking funds relating to borrowings, $269 M ($1 221 M as at March 31, 2010) in short-term investments, $92 M ($83 M as at March 31, 2010) in long-term investments and $47 M ($40 M as at March 31, 2010) in investments in government enterprises.

(2)         For 2010 and 2011, other currencies include the pound sterling, the Mexican peso, the Australian dollar, the New Zealand dollar and the Hong Kong dollar.

(3)         Payments to the sinking funds relating to borrowings stem from commitments made by the Government in contracts concluded when the borrowings were issued. These sinking funds were associated with $11 615 M in debts as at March 31, 2011 ($13 068 M as at March 31, 2010). They will be used to repay $4 971 M ($4 723 M as at March 31, 2010) of the debt in Canadian dollars and $936 M ($871 M as at March 31, 2010) of the debt in U.S. dollars.

The debts are broken down by currency and category in Appendix 17.

9.                  Debts (cont’d)

Weighted average interest rate

(in percent)

	2011	2010

In Canadian dollars	4.45	4.35
In U.S. dollars	4.91	4.92
In yen	3.55	3.52
In euros	4.52	4.52
In Swiss francs	2.97	2.97
Global	4.32	3.90

Note: The interest rate for each currency corresponds to the weighted average effective rate on short- and long-term borrowings in effect as at March 31. The global rate also includes the impact of interest rate and currency swap contracts.

Debt repayment schedule

(in millions of dollars)

Maturing on	In Canadian	In U.S.			In Swiss	Other
March 31(1)	dollars (2)	dollars (2)	In yen	In euros	francs	currencies	Total
2012	21 803	(200)					21 603
2013	8 551	(6)		(2)			8 543
2014	10 323	19	(1)				10 341
2015	12 966	7	35	(6)			13 002
2016	10 306	57	12		37		10 412
	63 949	(123)	46	(8)	37	—	63 901
2017-2021	42 795	771	145	(18)	394	(1)	44 086
2022-2026	8 718	(443)			213		8 488
2027-2031	5 606	(113)	188	152			5 833
2032-2036	8 240						8 240
2037 and thereafter	23 081						23 081
	152 389	92	379	126	644	(1)	153 629

(1)         This schedule takes into account, for 2012, the repayment of $3 317 M in Treasury bills and $6 147 M in short-term borrowings. In regard to savings products redeemable on demand, the schedule provides for the repayment of $1 340 M in 2012, $862 M in 2013, $863 M in 2014, $571 M in 2015, $410 M in 2016, $2 685 M in 2017-2021 and $13 M in 2022-2026.

(2)         This schedule takes into account contributions from the sinking funds relating to borrowings, which will be used to repay $4 971 M of the debt in Canadian dollars and $936 M of the debt in U.S. dollars.

9.                  Debts (cont’d)

Repayment of debts by the sinking funds relating to borrowings

(in millions of dollars)

Maturing
on March 31	In Canadian dollars	In U.S. dollars	Total

2012	529		529
2013	82		82
2014	52		52
2015	99		99
2016	27		27
	789	—	789
2017-2021	41		41
2022-2026	1 063	536	1 599
2027-2031	3 078	400	3 478
	4 971	936	5 907

10.           Fixed assets

Fixed assets are recorded at cost. They are depreciated on a straight-line basis over their useful life.

Category	Useful life

Buildings(1) (Institutional and operations buildings, leasehold improvements)	10 to 50 years

Facilities(1) (Organization and development of natural spaces: land, parks, forests, watercourses, etc.)	5 to 20 years

Complex networks(2) (Road, maritime and air transportation infrastructures, natural resource development networks, dams and other large structures, etc.)	10 to 60 years

Equipment(1) (Transport vehicles, machinery, furniture, data processing and office automation equipment, specialized medical and educational equipment, etc.)	3 to 30 years

Development of data processing systems (Design, production and implementation of data processing systems, including the cost of equipment and software acquired for this purpose)	5 to 10 years

(1)          These categories include fixed assets rented under capital leases.

(2)          Except for certain Laval metro infrastructures that are depreciated on a straight-line basis over a period of 100 years.

Works of art and historic properties consist mainly of paintings, sculptures, drawings, prints, photographs, films and videos and their cost is charged to expenditures of the fiscal year in which they are acquired.

Fixed assets by category

(in millions of dollars)

	Land	Buildings	Facilities	Complex networks	Equipment	Development of data processing systems	2011 Total	2010 Total

Cost	1 940	35 950	707	29 196	13 201	3 888	84 882	77 969
Accumulated depreciation		(15 641)	(285)	(11 819)	(8 313)	(2 073)	(38 131)	(36 141)

Net book value	1 940	20 309	422	17 377	4 888	1 815	46 751	41 828

Fixed assets are broken down in Appendix 18.

11.           Contractual obligations

As part of its operations, the Government concluded various long-term agreements that gave rise to the following contractual obligations.

Contractual obligations by category

(in millions of dollars)

	2011		2010
Transfers
Funding for the acquisition of fixed assets(1)	13 132		10 649
Agreements(2)	10 801		9 633
	23 933		20 282
Minimum undiscounted payments under operating leases	3 296		3 089
Acquisition of fixed assets(3)	5 787		5 204
Supplies of goods and services(3)	6 712		4 345	(5)
Pledged loans and investments	940		912
Other	278		327
	40 946	(4)	34 159	(4)

(1)         In addition to this amount, the Government covers, through transfer payments, interest related to the funding of these fixed asset acquisitions.

(2)         In addition to this amount, the Government covers, through transfer payments, interest related to the funding of certain agreements totalling $141 M ($149 M as at March 31, 2010).

(3)         The contractual obligations related to the acquisition of fixed assets and the supply of goods and services included an amount of $7 228 M ($3 538 M as at March 31, 2010) stemming from private-public partnership agreements. In addition to this amount, the Government covers financing costs related to fixed asset acquisitions arising from private-public partnership agreements.

(4)         Contractual obligations in foreign currency are presented at their equivalent in Canadian dollars at the rates in effect on March 31 and take foreign exchange forward contracts into account.

(5)         Certain 2010 data have been revised to present the contracts that respect the conditions of a contractual obligation.

11.           Contractual obligations (cont’d)

Schedule of contractual obligations

(in millions of dollars)

Maturing on March 31	Transfers - Funding for the acquisition of fixed assets	Transfers - Agreements	Operating leases	Acquisition of fixed assets (1)	Supplies of goods and services	Pledged loans and investments	Other	Total

2012	1 767	2 232	493	3 440	1 182	556	153	9 823
2013	1 451	1 518	429	1 322	451	207	46	5 424
2014	1 573	1 125	377	446	213	95	23	3 852
2015	1 300	282	324	413	155	42	15	2 531
2016	1 254	288	289	11	156	30	11	2 039
	7 345	5 445	1 912	5 632	2 157	930	248	23 669
2017-2021	4 004	1 217	887	39	666	9	14	6 836
2022-2026	841	1 080	323		705		3	2 952
2027-2031	376	649	135		821			1 981
2032-2036	168	475	14		919			1 576
2037 and thereafter	8	1 327	24		1 432	1		2 792
	12 742	10 193	3 295	5 671	6 700	940	265	39 806
No fixed maturity date	390	608	1	116	12		13	1 140
	13 132	10 801	3 296	5 787	6 712	940	278	40 946

(1)          An agreement concluded with the federal government in March 2011 provides that the federal government will contribute to fixed asset acquisition costs covered by the Québec government under a private-public partnership. In accordance with this agreement, the total federal contribution will amount to $705 M, including an amount of $59 M recognized as at March 31, 2011. The contractual obligations shown in the above schedule have been reduced by the $646 M balance of the federal government contribution, i.e. by $323 M in 2012 and by $323 M in 2013

Contractual obligations with regard to transfers are broken down in Appendix 19.

12.           Contingencies

A)              Under its various financial assistance programs, the Government has guaranteed borrowings and other financial initiatives by third parties totalling $10 597 million as at March 31, 2011 ($10 581 million as at March 31, 2010). These guaranteed financial initiatives are summarized in Appendix 20.

B)                A number of claims have been instituted against the Government, which is also involved in legal proceedings before the courts. These different disputes result from breaches of contract and damages suffered by individuals or property. In some cases, the amounts claimed are mentioned; in others, no mention is made of them. Claims for which an amount has been established total $994 million, after deducting the allowances taken by the Government in this regard. Since the outcome of these disputes is uncertain, the Government cannot determine its potential losses. The Government records an allowance for a given claim under “Accounts payable and accrued expenses” only once it appears likely that the claim will give rise to a disbursement and the amount payable can be reasonably estimated.

C)                Some of Québec’s Aboriginal communities have instituted legal proceedings involving $6 050 million in damages and interest against the Government for land claims, the recognition of certain ancestral rights and other related questions. These files are at different stages (some proceedings being currently suspended or inactive) and should eventually be resolved through negotiations, rulings or the abandonment of proceedings by applicants. Since the outcome of these files is uncertain, the Government cannot determine its potential losses.

D)               Since 2006-2007, the Government has recorded an environmental liability for the cost of remediating contaminated land under its responsibility or likely to come under its responsibility to the extent that the amount can be estimated.

A survey of contaminated lands was conducted for this purpose. As at March 31, 2011, $3 169 million was recorded to “Other liabilities” for the 2 401 properties inventoried. Different methods are used to estimate remediation and management costs. The amount estimated for each file has been increased to take into account the degree of precision of the method used. For example, the environmental liability recorded as at March 31, 2011 takes into account an increase of $1 001 million in costs ($1 007 million as at March 31, 2010).

In some cases, the probability that the Government will have to cover the remediation cost could not be established. In others, the value of the costs it will have to assume could not be estimated. Given the difficulties inherent in evaluating this liability, the Government’s obligations, which have been recognized until March 31, 2011 for contaminated land existing as at March 31, 2006, have been posted to accumulated deficits, in accordance with the accounting policy.

13.    Cash flow information

Change in financial assets and liabilities related to operations

(in millions of dollars)

	2011	2010
Financial assets
Cash and notes on hand and outstanding deposits	(31)	(31)
Accounts receivable	(2 631)	(331)
Accrued interest on investments	(18)
Inventories intended for sale	18	3
Deferred expenses related to debts	(136)	(68)
	(2 798)	(427)
Liabilities
Outstanding cheques	(97)	(39)
Accounts payable and accrued expenses	2 476	344
Federal government transfers to be repaid	(182)	(174)
Other liabilities	(69)	(87)
Deferred revenue	1 371	882
	3 499	926
	701	499
Interest paid	6 098	5 742

Net financial requirements and financing transactions

(in millions of dollars)

	2011	2010

Liquid assets provided by operating activities	5 923	4 184
Liquid assets used for investment activities	(3 066)	(2 009)
Liquid assets used for fixed asset investment activities	(7 809)	(6 893)
Net financial requirements	(4 952)	(4 718)

Liquid assets provided by financing activities	6 947	1 016
Change in liquid assets during the fiscal year	(1 995)	3 702
Financing transactions	4 952	4 718

14.    Asset-backed term notes (ABTNs)

On January 21, 2009, an agreement was concluded between the Pan-Canadian Investors Committee and protection buying banks on the restructuring of asset-backed commercial paper (ABCP) issued by third parties. This ABCP was replaced by longer term notes, or asset-backed term notes (ABTN). This agreement also led to the creation of three new trusts called “master asset vehicles” (MAV 1, MAV 2 and MAV 3).

ABTNs are securities backed by a range of financial instruments, whose maturities better match those of the underlying assets. The underlying assets for MAV 1 and MAV 2 are basically credit default swaps, while MAV 3 contains traditional assets such as commercial or residential mortgage debts.

As at March 31, 2011, ABTNs with a face value of $376 million ($397 million as at March 31, 2010) and a net value of $284 million ($276 million as at March 31, 2010) were held by:

•                      certain line-by-line consolidated bodies, for a total of $246 million ($256 million as at March 31, 2010);

•                      government enterprises, for a total of $130 million ($141 million as at March 31, 2010).

ABTNs held as at March 31, 2011 by category

(in millions of dollars)

Face
value

Pan-Canadian Investors Committee restructuring plan
MAV 2
Class A-1	159
Class A-2	111
Class B	20
Class C	9
Tracking notes for high-risk assets	26
325
MAV 3
Tracking notes for traditional assets	9
Tracking notes for high-risk assets	27
36
Total	361
Other restructured ABTN(1)	15
376

(1)     Certain entities in the Government’s reporting entity hold bank-sponsored ABTNs that were issued by financial-institution-sponsored trusts. These ABTNs were also restructured in 2008, outside the Pan-Canadian Investors Committee restructuring plan.

14.    Asset-backed term notes (ABTNs) (cont’d)

ABTNs were also held in the form of participation units in funds entrusted to the Caisse de dépôt et placement du Québec (CDPQ). On January 1, 2010, the CDPQ created a specialized ABTN portfolio and, at the same time, all the assets and liabilities related to third-party and bank-sponsored ABTNs were transferred from the specialized bond portfolio to this new specialized portfolio. Entities in the Government’s reporting entity do not hold these ABTNs per se.

Share of ABTNs held through participation units in the specialized ABTN portfolio

(in millions of dollars)

	Share of	Share of cost		Share of fair value
	ABTNs held	2011	2010	2011	2010
Retirement Plans
Sinking Fund	21.3%	2 531	2 624	1 765	1 571
Generations Fund	0.5%	55	57	38	34
Other	0.9%	107	111	75	67
		2 693	2 792	1 878	1 672

In addition to the amounts invested in the ABTNs that it presents in its financial statements, the CDPQ also mentions contingencies stemming from the guarantees it issued as part of the restructuring efforts. The share of these guarantees allocated to participation units held by entities in the Government’s reporting entity amounted to $1 400 million as at March 31, 2011 ($1 468 million as at March 31, 2010).

Establishing the fair value of ABTN securities

Since there was no active market as at March 31, 2011 for ABTN securities issued in the wake of the restructuring efforts, entities in the Government’s reporting entity that held such securities established fair values for the various types of securities using a discounted cash flow model. These valuations take into account specific aspects of the restructuring plan and use, as much as possible, observable market data such as interest rates and credit quality and price as at March 31, 2011. The calculations are based partially on assumptions that are not supported by prices or rates observed on the market. The main assumptions used in the model are related to the default rates on the underlying assets, the loss rates associated with each default, ABTN returns and discounted cash flow rates.

14.    Asset-backed term notes (ABTNs) (cont’d)

The value of ABTNs held by the CDPQ and issued by MAV 2 and MAV 3 has been determined using a similar method. The CDPQ used a different method for its MAV 1 ABTNs and certain other restructured ABTNs, but the results are consistent with those obtained by the entities in the Government’s reporting entity.

Impact on the Government’s results as at March 31, 2011

ABTNs of entities in the Government’s reporting entity

Following the evaluation, the Government recognized, in its results for the year ending March 31, 2011, valuation gains of $18 million, broken down as follows:

•                      a valuation loss of $3 million ($5 million in 2009-2010) in regard to investments made by certain line-by-line consolidated bodies;

•                      a valuation gain of $21 million (valuation loss of $1 million in 2009-2010) related to investments made by government enterprises, which increased the Government’s revenue from these enterprises.

Taking the impact of write-offs into account, the accumulated total valuation losses recorded as at March 31, 2011 amounted to $92 million ($121 million as at March 31, 2010).

CDPQ participation units

As for the ABTNs held by entities in the Government’s reporting entity, in the form of participation units in the funds entrusted to the CDPQ, valuation losses will be recognized in the Government’s operations, where applicable, in accordance with its accounting policies. Accordingly, $44 million was recorded in the Government’s results in regard to these losses in 2010-2011 ($26 million in 2009-2010).

Measurement uncertainty

The current value of ABTNs may vary in relation to their definitive value in subsequent periods particularly because of changes to the main assumptions used for discount rates, credit spreads, anticipated returns, the credit risk of underlying assets and the value of commitments and guarantees.

15.    Comparative figures

Certain comparative figures for 2010 were reclassified for consistency with the presentation adopted in 2011.

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APPENDIX 1

National Assembly, designated persons, government departments and bodies whose financial transactions were conducted within the Consolidated Revenue Fund

National Assembly

Persons designated by the National Assembly

Commissaire à l’éthique et à la déontologie

Commissaire au lobbyisme

Directeur général des élections — Commission de la représentation

Protecteur du citoyen

Vérificateur général

Departments and bodies

Affaires municipales, Régions et Occupation du territoire

Commission municipale du Québec

Régie du logement

Agriculture, Pêcheries et Alimentation

Commission de protection du territoire agricole du Québec

Régie des marchés agricoles et alimentaires du Québec

Conseil du trésor

Commission de la fonction publique

Conseil exécutif

Commission d’accès à l’information

Culture, Communications et Condition féminine

Commission des biens culturels du Québec

Conseil du statut de la femme

Conseil supérieur de la langue française

Office québécois de la langue française

Développement durable, Environnement et Parcs

Bureau d’audiences publiques sur l’environnement

Développement économique, Innovation et Exportation

Éducation, Loisir et Sport

Commission consultative de l’enseignement privé

Conseil supérieur de l’éducation

Emploi et Solidarité sociale

APPENDIX 1

National Assembly, designated persons, government departments and bodies whose financial transactions were conducted within the Consolidated Revenue Fund (cont’d)

Famille et Aînés

Curateur public (1)

Finances

Immigration et Communautés culturelles

Conseil des relations interculturelles

Justice

Comité de la rémunération des juges

Commission des droits de la personne et des droits de la jeunesse

Conseil de la magistrature

Directeur des poursuites criminelles et pénales

Office de la protection du consommateur

Tribunal des droits de la personne

Tribunal des professions

Relations internationales

Ressources naturelles et Faune

Revenu

Santé et Services sociaux

Commissaire à la santé et au bien-être

Office des personnes handicapées du Québec

Sécurité publique

Bureau du coroner

Régie des alcools, des courses et des jeux

Services gouvernementaux

Tourisme

Transports

Commission des transports du Québec

Travail

Commission de l’équité salariale

Conseil consultatif du travail et de la main-d’œuvre

Conseil des services essentiels

(1) This entity also conducts fiduciary transactions that are not included in the Government’s reporting entity.

APPENDIX 2

Government bodies, special funds, sinking funds and other fund

Bodies(1)

Agence de l’efficacité énergétique

Agence métropolitaine de transport (December 31)

Autorité des marchés financiers

Bibliothèque et Archives nationales du Québec

Bureau de décision et de révision

Centre de la francophonie des Amériques

Centre de recherche industrielle du Québec

Centre de services partagés du Québec

Commission de la capitale nationale du Québec

Commission des lésions professionnelles

Commission des normes du travail

Commission des relations du travail

Commission des services juridiques

Conseil des arts et des lettres du Québec

Conservatoire de musique et d’art dramatique du Québec (June 30)

Corporation d’hébergement du Québec

Corporation d’urgences-santé

École nationale de police du Québec(2) (June 30)

École nationale des pompiers du Québec(2) (June 30)

Financement-Québec

Fondation de la faune du Québec

Fonds d’aide aux recours collectifs

Fonds d’assurance-prêts agricoles et forestiers

Fonds de la recherche en santé du Québec

Fonds québécois de la recherche sur la nature et les technologies

Fonds québécois de la recherche sur la société et la culture

Héma-Québec

Immobilière SHQ (December 31)

Infrastructure Québec

Institut de la statistique du Québec

Institut de tourisme et d’hôtellerie du Québec (June 30)

Institut national d’excellence en santé et en services sociaux

Institut national de santé publique du Québec

Institut national des mines

Investissement Québec

La Financière agricole du Québec

Musée d’Art contemporain de Montréal

Musée de la Civilisation

Musée national des beaux-arts du Québec

Office de la sécurité du revenu des chasseurs et piégeurs cris (June 30)

Office des professions du Québec

Office Québec-Amériques pour la jeunesse

APPENDIX 2

Government bodies, special funds, sinking funds and other fund (cont’d)

Bodies (cont’d)

Office Québec-Monde pour la jeunesse

Régie de l’assurance maladie du Québec

Régie de l’énergie

Régie des installations olympiques (October 31)

Régie du bâtiment du Québec

Régie du cinéma

Services Québec

Société d’habitation du Québec

Société de développement de la Baie James (December 31)

Société de développement des entreprises culturelles

Société de financement des infrastructures locales du Québec

Société de l’assurance automobile du Québec (December 31)

Société de la Place des Arts de Montréal (August 31)

Société de télédiffusion du Québec (Télé-Québec) (August 31)

Société des établissements de plein air du Québec

Société des parcs de sciences naturelles du Québec

Société des Traversiers du Québec

Société du Centre des congrès de Québec

Société du Grand Théâtre de Québec (August 31)

Société du Palais des congrès de Montréal

Société du parc industriel et portuaire de Bécancour

Société immobilière du Québec

Société nationale de l’amiante

Société québécoise d’assainissement des eaux

Société québécoise d’information juridique

Société québécoise de récupération et de recyclage

Tribunal administratif du Québec

Special funds

Assistance Fund for Independent Community Action

Caregiver Support Fund

Collection Fund

Disaster Assistance Fund for Certain Areas

Early Childhood Development Fund

Financing Fund

Fonds d’aide aux victimes d’actes criminels

Fonds de fourniture de biens ou de services du ministère de l’Emploi et de la Solidarité sociale

Fonds de fourniture de biens ou de services du ministère du Revenu

Fonds des pensions alimentaires(3)

APPENDIX 2

Government bodies, special funds, sinking funds and other fund (cont’d)

Special funds (cont’d)

Fonds du centre financier de Montréal

Fonds québécois d’initiatives sociales

Forestry Fund

Fund for the Promotion of a Healthy Lifestyle

Fund to Finance Health and Social Services Institutions

Geographic Information Fund

Government Air Service Fund

Green Fund

Health Services Fund

Highway Safety Fund

Ice Storm Fund

Information Technology Fund of the Conseil du trésor

Information Technology Fund of the Ministère de l’Emploi et de la Solidarité sociale

Information Technology Fund of the Ministère du Revenu

Labour Market Development Fund

Land Information Fund

Land Transportation Network Fund

Mining Heritage Fund

Police Services Fund

Prescription Drug Insurance Fund

Québec Cultural Heritage Fund

Regional Development Fund

Register Fund of the Ministère de la Justice

Rolling Stock Management Fund

Sports and Physical Activity Development Fund

Tourism Partnership Fund

Sinking funds

Accumulated Sick Leave Fund

Retirement Plans Sinking Fund

Sinking Fund for Government Borrowings contracted to finance the health and social services and       education networks and government enterprises

Sinking Fund of Société québécoise d’assainissement des eaux

Sinking Fund relating to Borrowings by General and Vocational Colleges in Québec

Sinking Fund relating to Borrowings by Québec Health and Social Services Agencies

Sinking Fund relating to Borrowings by Québec School Boards

Sinking Fund relating to Borrowings by Québec University Establishments

Sinking Fund relating to Government Borrowings

Survivor Pension Plan Fund

APPENDIX 2

Government bodies, special funds, sinking funds and other fund (cont’d)

Other fund

Generations Fund

(1)     When a fiscal year ends on a date other than March 31, the date is indicated in parentheses. Unaudited interim data are then used for the period between the end of the fiscal year and March 31.

(2)     No data are available for the period between the end of the fiscal year and March 31.

(3)     This fund also conducts fiduciary transactions that are not included in the Government’s reporting entity.

APPENDIX 3

Organizations in the Government’s health and social services and education networks

Health and social services network

Agencies and other regional authorities

Agence de la santé et des services sociaux de Chaudière-Appalaches

Agence de la santé et des services sociaux de l’Abitibi-Témiscamingue

Agence de la santé et des services sociaux de l’Estrie

Agence de la santé et des services sociaux de l’Outaouais

Agence de la santé et des services sociaux de la Capitale-Nationale

Agence de la santé et des services sociaux de la Côte-Nord

Agence de la santé et des services sociaux de la Gaspésie—Îles-de-la-Madeleine

Agence de la santé et des services sociaux de la Mauricie et du Centre-du-Québec

Agence de la santé et des services sociaux de la Montérégie

Agence de la santé et des services sociaux de Lanaudière

Agence de la santé et des services sociaux de Laval

Agence de la santé et des services sociaux de Montréal

Agence de la santé et des services sociaux des Laurentides

Agence de la santé et des services sociaux du Bas-Saint-Laurent

Agence de la santé et des services sociaux du Saguenay—Lac-St-Jean

Centre régional de santé et de services sociaux de la Baie-James (1)

Conseil Cri de la santé et des services sociaux de la Baie James (1)

Régie régionale de la santé et des services sociaux du Nunavik

Public institutions

Centre André-Boudreau

Centre d’accueil Dixville inc.

Centre de protection et de réadaptation de la Côte-Nord

Centre de réadaptation Constance-Lethbridge

Centre de réadaptation de l’Ouest de Montréal

Centre de réadaptation de la Gaspésie (Le)

Centre de réadaptation en alcoolisme et toxicomanie de Chaudière-Appalaches

Centre de réadaptation en déficience intellectuelle (CRDI) Chaudière-Appalaches

Centre de réadaptation en déficience intellectuelle de la Mauricie et du Centre-du-Québec

Centre de réadaptation en déficience intellectuelle de Québec

Centre de réadaptation en déficience intellectuelle du Bas-Saint-Laurent

Centre de réadaptation en déficience intellectuelle du Saguenay—Lac-Saint-Jean

Centre de réadaptation en déficience intellectuelle Gabrielle-Major

Centre de réadaptation en déficience intellectuelle Montérégie-Est

Centre de réadaptation en déficience physique Chaudière-Appalaches

Centre de réadaptation en déficience physique le Bouclier

APPENDIX 3

Organizations in the Government’s health and social services and education networks (cont’d)

Health and social services network (cont’d)

Public institutions (cont’d)

Centre de réadaptation Estrie inc.

Centre de réadaptation Interval

Centre de réadaptation La Maison

Centre de réadaptation la Myriade

Centre de réadaptation Lisette-Dupras

Centre de réadaptation Ubald-Villeneuve

Centre de santé et de services sociaux Cavendish

Centre de santé et de services sociaux Champlain

Centre de santé et de services sociaux Cléophas-Claveau

Centre de santé et de services sociaux d’Ahuntsic et Montréal-Nord

Centre de santé et de services sociaux d’Antoine-Labelle

Centre de santé et de services sociaux d’Argenteuil

Centre de santé et de services sociaux d’Arthabaska-et-de-l’Érable

Centre de santé et de services sociaux de Beauce

Centre de santé et de services sociaux de Bécancour—Nicolet-Yamaska

Centre de santé et de services sociaux de Bordeaux-Cartierville-Saint-Laurent

Centre de santé et de services sociaux de Charlevoix

Centre de santé et de services sociaux de Chicoutimi

Centre de santé et de services sociaux de Dorval-Lachine-Lasalle

Centre de santé et de services sociaux de Gatineau

Centre de santé et de services sociaux de Jonquière

Centre de santé et de services sociaux de Kamouraska

Centre de santé et de services sociaux de l’Énergie

Centre de santé et de services sociaux de l’Hématite

Centre de santé et de services sociaux de l’Ouest-de-l’Île

Centre de santé et de services sociaux de la Baie-des-Chaleurs

Centre de santé et de services sociaux de la Basse-Côte-Nord

Centre de santé et de services sociaux de la Côte-de-Gaspé

Centre de santé et de services sociaux de la Haute-Côte-Nord

Centre de santé et de services sociaux de la Haute-Gaspésie

Centre de santé et de services sociaux de la Haute-Yamaska

Centre de santé et de services sociaux de la Matapédia

Centre de santé et de services sociaux de la Minganie

Centre de santé et de services sociaux de la Mitis

Centre de santé et de services sociaux de la Montagne

Centre de santé et de services sociaux de la MRC-de-Coaticook

Centre de santé et de services sociaux de la Pointe-de-l’Île

Centre de santé et de services sociaux de la région de Thetford

Centre de santé et de services sociaux de la Vallée-de-l’Or

Centre de santé et de services sociaux de la Vallée-de-la-Batiscan

APPENDIX 3

Organizations in the Government’s health and social services and education networks (cont’d)

Health and social services network (cont’d)

Public institutions (cont’d)

Centre de santé et de services sociaux de la Vallée-de-la-Gatineau

Centre de santé et de services sociaux de la Vieille-Capitale

Centre de santé et de services sociaux de Lac-Saint-Jean-Est

Centre de santé et de services sociaux de Laval

Centre de santé et de services sociaux de Manicouagan

Centre de santé et de services sociaux de Maskinongé

Centre de santé et de services sociaux de Matane

Centre de santé et de services sociaux de Memphrémagog

Centre de santé et de services sociaux de Montmagny-L’Islet

Centre de santé et de services sociaux de Papineau

Centre de santé et de services sociaux de Port-Cartier

Centre de santé et de services sociaux de Portneuf

Centre de santé et de services sociaux de Québec-Nord

Centre de santé et de services sociaux de Rimouski-Neigette

Centre de santé et de services sociaux de Rivière-du-Loup

Centre de santé et de services sociaux de Rouyn-Noranda

Centre de santé et de services sociaux de Saint-Jérôme

Centre de santé et de services sociaux de Saint-Léonard et Saint-Michel

Centre de santé et de services sociaux de Sept-Îles

Centre de santé et de services sociaux de Témiscaming-et-de-Kipawa

Centre de santé et de services sociaux de Témiscouata

Centre de santé et de services sociaux de Thérèse De Blainville

Centre de santé et de services sociaux de Trois-Rivières

Centre de santé et de services sociaux de Vaudreuil-Soulanges

Centre de santé et de services sociaux des Aurores-Boréales

Centre de santé et de services sociaux des Basques

Centre de santé et de services sociaux des Collines

Centre de santé et de services sociaux des Etchemins

Centre de santé et de services sociaux des ÎIes

Centre de santé et de services sociaux des Pays-d’en-Haut

Centre de santé et de services sociaux des Sommets

Centre de santé et de services sociaux des Sources

Centre de santé et de services sociaux Domaine-du-Roy

Centre de santé et de services sociaux Drummond

Centre de santé et de services sociaux du Coeur-de-l’Île

Centre de santé et de services sociaux du Grand Littoral

APPENDIX 3

Organizations in the Government’s health and social services and education networks (cont’d)

Health and social services network (cont’d)

Public institutions (cont’d)

Centre de santé et de services sociaux du Granit

Centre de santé et de services sociaux du Haut-Saint-François

Centre de santé et de services sociaux du Haut-Saint-Laurent

Centre de santé et de services sociaux du Haut-Saint-Maurice

Centre de santé et de services sociaux du Lac-des-Deux-Montagnes

Centre de santé et de services sociaux du Lac-Témiscamingue

Centre de santé et de services sociaux du Nord de Lanaudière

Centre de santé et de services sociaux du Pontiac

Centre de santé et de services sociaux du Rocher-Percé

Centre de santé et de services sociaux du Sud de Lanaudière

Centre de santé et de services sociaux du Sud-Ouest-Verdun

Centre de santé et de services sociaux du Suroît

Centre de santé et de services sociaux du Val-Saint-François

Centre de santé et de services sociaux Haut-Richelieu-Rouville

Centre de santé et de services sociaux - Institut Universitaire de gériatrie de Sherbrooke

Centre de santé et de services sociaux Jardins-Roussillon

Centre de santé et de services sociaux Jeanne-Mance

Centre de santé et de services sociaux la Pommeraie

Centre de santé et de services sociaux les Eskers de l’Abitibi

Centre de santé et de services sociaux Lucille-Teasdale

Centre de santé et de services sociaux Maria-Chapdelaine

Centre de santé et de services sociaux Pierre-Boucher

Centre de santé et de services sociaux Pierre-De Saurel

Centre de santé et de services sociaux Richelieu-Yamaska

Centre de santé Inuulitsivik

Centre de santé Tulattavik de l’Ungava

Centre de soins prolongés Grace Dart / Grace Dart Extended Care Centre

Centre Dollard-Cormier (Le)

Centre du Florès

Centre hospitalier affilié universitaire de Québec

Centre hospitalier de l’Université de Montréal

Centre hospitalier de St. Mary

Centre hospitalier régional de Trois-Rivières

Centre hospitalier universitaire de Québec

Centre hospitalier universitaire de Sherbrooke

Centre hospitalier universitaire Sainte-Justine

APPENDIX 3

Organizations in the Government’s health and social services and education networks (cont’d)

Health and social services network (cont’d)

Public institutions (cont’d)

Centre Jean-Patrice-Chiasson/Maison Saint-Georges (Le)

Centre Jellinek

Centre jeunesse Chaudière-Appalaches

Centre jeunesse de l’Abitibi-Témiscamingue (C.J.A.T.)

Centre jeunesse de l’Estrie

Centre jeunesse de la Mauricie et du Centre-du-Québec (Le)

Centre jeunesse de la Montérégie

Centre jeunesse de Laval

Centre jeunesse de Montréal (Le)

Centre jeunesse de Québec

Centre jeunesse des Laurentides

Centre jeunesse du Bas-St-Laurent

Centre jeunesse du Saguenay—Lac-Saint-Jean (Le)

Centre jeunesse Gaspésie/Les Îles

Centre Miriam

Centre Montérégien de réadaptation

Centre Normand

Centre Notre-Dame de l’Enfant (Sherbrooke) Inc.

Centre régional de réadaptation La Ressourse

Centre régional de santé et de services sociaux de la Baie-James (1)

Centre universitaire de santé McGill

Centres de la jeunesse et de la famille Batshaw (Les)

Centres jeunesse de Lanaudière (Les)

Centres jeunesses de l’Outaouais (Les)

CHSLD Juif de Montréal

Clair Foyer Inc.

CLSC Naskapi

Conseil Cri de la santé et des services sociaux de la Baie James (1)

Corporation du Centre de réadaptation Lucie-Bruneau (La)

Corporation du Centre hospitalier gériatrique Maimonides (La)

Corporation du Centre hospitalier Pierre-Janet (La)

CRDI Normand-Laramée

Domrémy Mauricie/Centre-du-Québec

Hôpital Catherine Booth de l’Armée du Salut

Hôpital Charles Lemoyne

Hôpital Chinois de Montréal (1963) (L’)

Hôpital Douglas

Hôpital du Sacré-Coeur de Montréal

APPENDIX 3

Organizations in the Government’s health and social services and education networks (cont’d)

Health and social services network (cont’d)

Public institutions (cont’d)

Hôpital Général Juif Sir Mortimer B. Davis (L’)

Hôpital Jeffery Hale - Saint Brigid’s

Hôpital Juif de réadaptation

Hôpital Louis-H. Lafontaine

Hôpital Maisonneuve-Rosemont

Hôpital Mont-Sinaï

Hôpital Rivière-des-Prairies

Hôpital Santa Cabrini

Hôtel-Dieu de Lévis

Institut Canadien-Polonais du Bien-être Inc.

Institut de cardiologie de Montréal

Institut de réadaptation en déficience physique de Québec

Institut de réadaptation Gingras-Lyndsay-de-Montréal

Institut Nazareth et Louis-Braille

Institut Philippe-Pinel de Montréal

Institut Raymond-Dewar

Institut universitaire de cardiologie et de pneumologie de Québec

Institut universitaire de gériatrie de Montréal

Institut universitaire en santé mentale de Québec

La Résidence de Lachute

Pavillon du Parc Inc.

Services de réadaptation du Sud-Ouest et du Renfort

Services de réadaptation L’Intégrale

Virage, Réadaptation en alcoolisme et toxicomanie (Le)

Education networks

School boards(2)

Commission scolaire au Coeur-des-Vallées

Commission scolaire Central Québec

Commission scolaire Crie

Commission scolaire de Charlevoix

Commission scolaire de Kamouraska—Rivière-du-Loup

Commission scolaire de l’Estuaire

Commission scolaire de l’Énergie

APPENDIX 3

Organizations in the Government’s health and social services and education networks (cont’d)

Education networks (cont’d)

School boards (cont’d)

Commission scolaire de l’Or-et-des-Bois

Commission scolaire de la Baie-James

Commission scolaire de la Beauce-Etchemin

Commission scolaire de la Capitale

Commission scolaire de la Côte-du-Sud

Commission scolaire De La Jonquière

Commission scolaire de la Moyenne-Côte-Nord

Commission scolaire de la Pointe-de-l’Île

Commission scolaire de la Région-de-Sherbrooke

Commission scolaire de la Riveraine

Commission scolaire de la Rivière-du-Nord

Commission scolaire de la Seigneurie-des-Mille-Îles

Commission scolaire de la Vallée-des-Tisserands

Commission scolaire de Laval

Commission scolaire de Montréal

Commission scolaire de Portneuf

Commission scolaire de Rouyn-Noranda

Commission scolaire de Saint-Hyacinthe

Commission scolaire de Sorel-Tracy

Commission scolaire des Affluents

Commission scolaire des Appalaches

Commission scolaire des Bois-Francs

Commission scolaire des Chênes

Commission scolaire des Chic-Chocs

Commission scolaire des Découvreurs

Commission scolaire des Draveurs

Commission scolaire des Grandes-Seigneuries

Commission scolaire des Hautes-Rivières

Commission scolaire des Hauts-Bois-de-l’Outaouais

Commission scolaire des Hauts-Cantons

Commission scolaire des Îles

Commission scolaire des Laurentides

Commission scolaire des Monts-et-Marées

Commission scolaire des Navigateurs

Commission scolaire des Patriotes

Commission scolaire des Phares

Commission scolaire des Portages-de-l’Outaouais

Commission scolaire des Premières-Seigneuries

Commission scolaire des Rives-du-Saguenay

APPENDIX 3

Organizations in the Government’s health and social services and education networks (cont’d)

Education networks (cont’d)

School boards (cont’d)

Commission scolaire des Samares

Commission scolaire des Sommets

Commission scolaire des Trois-Lacs

Commission scolaire du Chemin-du-Roy

Commission scolaire du Fer

Commission scolaire du Fleuve-et-des-Lacs

Commission scolaire du Lac-Abitibi

Commission scolaire du Lac-Saint-Jean

Commission scolaire du Lac-Témiscamingue

Commission scolaire du Littoral

Commission scolaire du Pays-des-Bleuets

Commission scolaire du Val-des-Cerfs

Commission scolaire Eastern Shores

Commission scolaire Eastern Townships

Commission scolaire English-Montréal

Commission scolaire Harricana

Commission scolaire Kativik

Commission scolaire Lester-B.-Pearson

Commission scolaire Marguerite-Bourgeoys

Commission scolaire Marie-Victorin

Commission scolaire New Frontiers

Commission scolaire Pierre-Neveu

Commission scolaire René-Lévesque

Commission scolaire Riverside

Commission scolaire Sir-Wilfrid-Laurier

Commission scolaire Western Québec

Comité de gestion de la taxe scolaire de l’île de Montréal

General and vocational colleges (CEGEPs)(2)

Cégep André-Laurendeau

Cégep Beauce-Appalaches

Cégep d’Ahuntsic

Cégep de Baie-Comeau

Cégep de Bois-de-Boulogne

Cégep de Chicoutimi

Cégep de Drummondville

APPENDIX 3

Organizations in the Government’s health and social services and education networks (cont’d)

Education networks (cont’d)

General and vocational colleges (CEGEPs) (cont’d)

Cégep de Granby — Haute-Yamaska

Cégep de Jonquière

Cégep de l’Abitibi-Témiscamingue

Cégep de l’Outaouais

Cégep de la Gaspésie et des Îles

Cégep de La Pocatière

Cégep de Lévis-Lauzon

Cégep de Limoilou

Cégep de Maisonneuve

Cégep de Matane

Cégep de Rimouski

Cégep de Rivière-du-Loup

Cégep de Rosemont

Cégep de Saint-Jérôme

Cégep de Saint-Laurent

Cégep de Sainte-Foy

Cégep de Sept-Îles

Cégep de Sherbrooke

Cégep de Sorel-Tracy

Cégep de St-Félicien

Cégep de St-Hyacinthe

Cégep de Thetford

Cégep de Trois-Rivières

Cégep de Valleyfield

Cégep de Victoriaville

Cégep du Vieux Montréal

Cégep Édouard Montpetit

Cégep François-Xavier Garneau

Cégep Gérald-Godin

Cégep John Abbott

Cégep Lionel Groulx

Cégep Marie-Victorin

Cégep Montmorency

Cégep régional de Lanaudière

Cégep Saint-Jean-sur-Richelieu

Champlain Regional College of General and Vocational Education

Collège d’Alma

Collège Dawson

Collège Héritage

APPENDIX 3

Organizations in the Government’s health and social services and education networks (cont’d)

Education networks (cont’d)

General and vocational colleges (CEGEPs) (cont’d)

Collège Shawinigan

Vanier College of General and Vocational Education

Université du Québec and its constituent(3)

École de technologie supérieure

École nationale d’administration publique

Institut national de la recherche scientifique

Université du Québec

Université du Québec à Chicoutimi

Université du Québec à Montréal

Université du Québec à Rimouski

Université du Québec à Trois-Rivières

Université du Québec en Abitibi-Témiscamingue

Université du Québec en Outaouais

(1)         These entities act as agencies and public institutions.

(2)         School boards and colleges have a fiscal year that ends on June 30. Interim data are used for the period between the end of their fiscal year and March 31.

(3)         The financial data of the Université du Québec and its constituent that were used for consolidation purposes cover the period from April 1, 2010 to April 30, 2011, the date on which their fiscal year ends. Operations and events relating to these entities that occurred between April 1 and 30, 2011 did not have a material financial impact on the Government’s financial position and consolidated results.

APPENDIX 4

Government enterprises

Capital Financière agricole inc.

Hydro-Québec(1) (December 31)

IQ FIER inc.

IQ Immigrants Investisseurs inc.

Loto-Québec

Société des alcools du Québec

Société générale de financement du Québec (December 31)

Société Innovatech du Grand Montréal

Société Innovatech du Sud du Québec

Société Innovatech Québec et Chaudière-Appalaches

Société Innovatech Régions ressources

Note:

When the fiscal year of an enterprise ends on a date other than March 31, the date is indicated in parentheses. Interim data are then used for the period between the end of the enterprise’s fiscal year and March 31.

(1)    This enterprise also conducts fiduciary transactions that are not included in the Government’s reporting entity.

APPENDIX 5

Government department, bodies and funds that conduct fiduciary transactions not included in the Government’s reporting entity

Caisse de dépôt et placement du Québec (December 31)

Cautionnements individuels des agents de voyages

Comité Entraide — public and parapublic sectors (December 31)

Commission administrative des régimes de retraite et d’assurances (December 31)

Commission de la construction du Québec (December 31)

Conseil de gestion de l’assurance parentale (December 31)

Curateur public (fiduciary section) (December 31)

Fonds d’assurance-garantie administered by the Régie des marchés agricoles et alimentaires du Québec

Fonds d’assurance-récolte

Fonds d’assurance-stabilisation des revenus agricoles

Fonds d’indemnisation des clients des agents de voyages

Fonds d’indemnisation des services financiers

Fonds des pensions alimentaires (fiduciary section)

Hydro-Québec — pension plan (December 31)

Ministère du Revenu— Property under administration (December 31)

Parental Insurance Fund (December 31)

Régie des rentes du Québec

Reintegration Support Fund (December 31)

Trust funds

Trust funds — Goods and Services Tax

Workforce Skills Development and Recognition Fund

Note: When a fiscal year ends on a date other than March 31, the date is indicated in parentheses.

APPENDIX 6

Revenue

FISCAL YEAR ENDED MARCH 31, 2011

Revenue by source

(in millions of dollars)

	2011		2010
		Actual	Actual
	Budget (1)	results	results

Income and property taxes
Personal income tax		18 835	17 352
Contributions dedicated to health services		6 070	5 605
Corporate tax		3 926	3 878
School property tax		1 492	1 469
	30 167	30 323	28 304
Consumption taxes
Sales		11 577	10 576
Fuel		1 910	1 698
Tobacco		873	754
Alcoholic beverages		446	433
Pari-mutuel		1	5
	14 919	14 807	13 466
Duties and permits
Motor vehicles		1 008	978
Natural resources		330	125
Other		713	648
	2 010	2 051	1 751
Miscellaneous revenue
Sales of goods and services		3 813	3 884
User contributions		1 426	1 383
Tuition fees		265	248
Interest		755	670
Fines, forfeitures and recoveries		732	756
Third-party grants and contributions		437	451
	7 473	7 428	7 392
Revenue from government enterprises
Société des alcools du Québec		915	867
Loto-Québec		1 247	1 252
Hydro-Québec		2 478	2 943
Other		198	(184)
	4 490	4 838	4 878
Generations Fund revenue	892	760	725

Total own-source revenue	59 951	60 207	56 516

Federal government transfers
Equalization		8 552	8 355
Health transfers		4 309	4 148
Transfers for post-secondary education and other social programs		1 455	1 461
Other programs		3 177	3 146
Total federal government transfers	18 393	17 493	17 110

Total revenue	78 344	77 700	73 626

(1)

Based on the data presented in the 2010-2011 Budget of the Ministère des Finances du Québec on March 30, 2010, after reclassification of the data related to the measures of the plan to restore fiscal balance, for consistency with the presentation of the actual results.

APPENDIX 7

Expenditure

FISCAL YEAR ENDED MARCH 31, 2011

Expenditure by supercategory and category

(in millions of dollars)

	2011		2010
		Actual	Actual
	Budget (1)	results	results

Transfer
Remuneration		2 239	2 010	(4)
Operating		794	977
Capital		1 689	1 585
Interest		386	385
Support		13 936	13 575
		19 044	18 532
Remuneration		35 400	33 861	(4)
Operating(2)		15 624	14 956
Doubtful accounts and other allowances		1 087	1 373
Sub-total	72 667	71 155	68 722

Debt service
Interest on debt(3)		6 583	5 826
Less
Investment income of the Sinking Fund for Borrowings		270	267
Short-term investment income		30	22
		6 283	5 537
Interest on pension plans and other employee future benefits		5 012	4 793
Less
Investment income of the Retirement Plans Sinking Fund and other pension plan assets		2 292	2 419
Investment income of funds related to other employee future benefits		68	67
		2 652	2 307
Sub-total	8 991	8 935	7 844

Total expenditure	81 658	80 090	76 566

(1)

Based on the data presented in the 2010-2011 Budget of the Ministère des Finances du Québec on March 30, 2010, after reclassification of the data related to the measures of the plan to restore fiscal balance, for consistency with the presentation of the actual results.

(2)	This operating expenditure included an amount of $2 878 M ($2 663 M in 2010) related to the depreciation of fixed assets.
(3)

The interest charge on the debt included an amount of $18 M related to the amortization of deferred foreign exchange gains ($1 M as at March 31, 2010 related to the amortization of deferred foreign exchange losses).

(4)	Certain 2010 financial data have been reclassified mainly between the category “Transfer - Remuneration” and the category “Remuneration”.

APPENDIX 8

Short-term investments

AS AT MARCH 31, 2011

(in millions of dollars)

	2011		2010

Treasury bills	38		89

Notes	2 016		219

Deposit certificates	926		162

Banker’s acceptances	261		613

Bonds	1 924		2 384

Commercial paper	2		33

Other	497		429

	5 664	(1)	3 929	(1)

(1)  The weighted average interest rate for short-term investments was 1.08% as at March 31, 2011 (0.63% as at March 31, 2010). This rate corresponds to the effective rate for short-term investments held as at March 31, 2011. These investments will mature over the coming fiscal year, except for certain securities worth $38 M, whose maturity dates range from April 2012 to November 2015.

APPENDIX 9

Accounts receivable

AS AT MARCH 31, 2011

(in millions of dollars)

	2011	2010

Agents and assignees
Income and property taxes	1 343	1 002
Consumption taxes	2 152	1 890
	3 495	2 892
Accounts receivable
Income and property taxes	4 309	3 773
Consumption taxes	1 055	1 040
Duties and permits	401	351
Miscellaneous revenue	2 689	2 875
Recoveries of expenditures and other	338	275
	8 792	8 314
Allowance for doubtful accounts	(2 363)	(2 110)
	6 429	6 204

Estimated accounts receivable - accrual basis	1 843	1 750
Revenue from government enterprises - dividends	169	405
Federal government transfers	1 396	1 071
Specified purpose accounts	891	251
Accrued interest on investments	63	45
	14 286	12 618

APPENDIX 10

Investment in government enterprises

AS AT MARCH 31, 2011

Breakdown of investment in government enterprises

(in millions of dollars)

	2011			2010
				(restated) (5)
	Loans
	and	Equity
	advances (3)	value	Total	Total

Capital Financière agricole inc.(1)	7	12	19	18
Fonds d’indemnisation du courtage immobilier (6)			—	2
Hydro-Québec (2)	200	20 089	20 289	19 869
IQ FIER inc.(1),(7)	229	(34)	195	203
IQ Immigrants Investisseurs inc.(1),(7)		108	108	78
Loto-Québec(1)	400	134	534	436
Société des alcools du Québec(1)		45	45	45
Société générale de financement du Québec(2),(7)		1 859	1 859	1 848
Société Innovatech du Grand Montréal(1)		5	5	5
Société Innovatech du Sud du Québec(1)		13	13	13
Société Innovatech Québec et Chaudière -
Appalaches(1)		40	40	42
Société Innovatech Regions ressources(1)		24	24	24
Consolidation adjustments(4)		28	28	26
Total	836	22 323	23 159	22 609

(1)	Equity value was determined on the basis of audited financial statements as at March 31, 2011.
(2)	Equity value was determined on the basis of audited financial statements as at December 31, 2010 and adjusted on the basis of interim results as at March 31, 2011.
(3)

Loans and advances to Hydro-Québec bore interest at a rate of 1.00% and matured in June 2011; those to IQ FIER inc. do not bear interest and mature between December 2017 and December 2021; those to Loto-Québec bear interest at rates of 1.55% to 4.12% and mature between June 2011 and December 2020; and those to Capital Financière agricole inc. bore interest at rates of 1.25% to 1.30% and matured in April 2011.

The value of maturing loans and advances will be $340 M in 2012, $100 M in 2015, $75 M in 2016, $297 M in 2017-2021 and $24 M in 2022 and thereafter.
(4)	Adjustments to equity value stem from the elimination of unrealized gains and losses on transactions with entities in the Government’s reporting entity.
(5)	The impact of the accounting changes applied to previous years is explained under the heading “Restatements by government enterprises” in this appendix.
(6)

Under the Real Estate Brokerage Act (R.S.Q., c. C-73.2), the Fonds d’indemnisation du courtage immobilier was assigned to an entity not included in the Government’s reporting entity for nil consideration on May 1, 2010.

(7)

Since April 1, 2011, the activities of the Société générale de financement du Québec and those of IQ FIER inc. and IQ Immigrants Investisseurs inc. have been integrated with those of a new entity, Investissement Québec, established under the Act respecting the amalgamation of the Société générale de financement du Québec and Investissement Québec (2010, c. 37). As of that date as well, the activities of Investissement Québec have been split between the new entity and the Economic Development Fund.

APPENDIX 10

Investment in government enterprises (cont’d)

AS AT MARCH 31, 2011

Summary of the audited financial statements of government enterprises

(in millions of dollars)

	2011
	Results
					Other
					comprehensive
			Surplus		income
	Revenue	Expenditure	(deficit)		items
Capital Financière agricole inc.(1),(3)	1	1	—
Fonds d’indemnisation du courtage immobilier(2)			—
Hydro-Québec(2)	12 338	9 823	2 515		(482)
IQ FIER inc.(1)	(7)	1	(8)
IQ Immigrants Investisseurs inc.(1)	231	218	13		17
Loto-Québec(1)	3 675	2 337	1 338
Société des alcools du Québec(1)	2 716	1 801	915
Société générale de financement du Québec(2)	552	388	164		(33)
Société Innovatech du Grand Montréal(1)	1	1	—
Société Innovatech du Sud du Québec(1)			—
Société Innovatech Québec et Chaudière-Appalaches(1)	(1)	1	(2)
Société Innovatech Régions ressources(1)			—
	19 506	14 571	4 935		(498)

Consolidation adjustments(5)			(97	)(5)	269 (6)
			4 838		(229)

(1)	On the basis of audited financial statements as at March 31, 2011.
(2)	On the basis of audited financial statements as at December 31, 2010.
(3)	The percentage of the Government’s investment in this enterprise is 90.10%.
(4)	The impact of the accounting changes applied to previous years is explained under the heading “Restatements by government enterprises” in this appendix.
(5)

The adjustment in the enterprises’ surplus stems from taking into account the interim results as at March 31, 2011 of enterprises whose fiscal year-end differs from that of the Government (decrease of $8 M), contributions by Loto-Québec to entities in the Government’s reporting entity and charged to its shareholders’ equity (decrease of $91 M) and the elimination of unrealized gains and losses on transactions with entities in the Government’s reporting entity (increase of $2 M).

(6)	The adjustment in the enterprises’ other comprehensive income items stems from the interim results as at March 31, 2011 of enterprises whose fiscal year-end differs from that of the Government.

2011												2010
												(restated) (4)
Assets			Liabilities					Net equity				Net equity
					Other			Cumulative
	Non-				liabilies and			total of other	Other net
Financial	financial				debts with			comprehensive	equity
assets	assets	Total	Debts		the Government		Total	income items	items	Total		Total
19		19			7		7		12	12		13
		—					—		—	—		2
7 643	58 255	65 898	38 660	(8)	8 672		47 332	227	18 339	18 566		18 419
3 519		3 519	3 170	(11)	241		3 411	26	82	108		78
283	881	1 164			1 029		1 029		135	135		134
383	258	641	2		594		596		45	45		45
1 724	287	2 011	70	(9)	130	(9)	200	102	1 709	1 811		1 844
15		15	10				10		5	5		5
13		13							13	13		13
40		40							40	40		42
24		24							24	24		24
13 859	59 681	73 540	41 912		10 903	(10)	52 815	355	20 370	20 725		20 593

										1 598	(7)	1 329	(7)
										22 323		21 922

(7)

The adjustment in the enterprises’ net equity stems from the interim results as at March 31, 2011 of enterprises whose fiscal year-end differs from that of the Government, which led to an increase of $1 570 M (increase of $1 303 M in 2010), and from the elimination of unrealized gains and losses on transactions with entities in the Government’s reporting entity, which led to an increase of $28 M (increase of $26 M in 2010).

(8)

The Government guarantees the corporation’s borrowings contracted in various currencies. The net value of these borrowings stood at $38 781 M ($37 289 M as at March 31, 2010). The Government granted a financial guarantee of $685 M ($685 M in 2010) for Gentilly-2, for which Hydro-Québec set up a trust of $70 M ($60 M in 2010).

(9)

As at December 31, 2010, debts and other liabilities totalling $63 M ($90 M in 2009) were guaranteed by various types of security on accounts receivable, inventories and hypothecs on the universality of property, whose book value totalled $292 M at that date ($420 M in 2009).

(10)	Debts with the Québec government totalled $636 M. This amount excluded a short-term borrowing of $200 M contracted by Hydro-Québec with the Government after the end of its fiscal year.
(11)	The Government guarantees payment of the principal on these debts.

APPENDIX 10

Investment in government enterprises (cont’d)

AS AT MARCH 31, 2011

Debt repayment schedule

(in millions of dollars)

	Repayment of long-term debts over the
	coming fiscal years
						2017 and
	2012	2013	2014	2015	2016	thereafter	Total

Hydro-Québec(1),(3)	1 933	1 070	918	2 087	310	32 342	38 660
IQ Immigrants Investisseurs inc.	526	678	543	864	848		3 459	(2)
Société des alcools du Québec	2						2
Société générale de financement du Québec(3)	9	9	9	9	9	58	103	(2)
Société Innovatech du Grand Montréal				10			10
	2 470	1 757	1 470	2 970	1 167	32 400	42 234

(1)   The amounts repaid correspond to the amortized cost as determined using the effective interest rate method.

(2)   The schedule was drawn up on the basis of the repayments provided for under the different contracts, whereas these enterprises evaluate their debts at amortized cost in their audited financial statements using the effective interest rate method.

(3)   Since the fiscal year of these enterprises ends on a different date from that of the Government, the repayments for fiscal 2011-2012 presented in the above schedule cover the period from January 1 to December 31, 2011. This is also the case of the repayments for subsequent years.

APPENDIX 10

Investment in government enterprises (cont’d)

AS AT MARCH 31, 2011

Restatements by government enterprises

Hydro-Québec

In 2010, Hydro-Québec recognized obligations related to the dismantling of thermal generating stations. These obligations were recognized retroactively, with restatement of previous years, resulting in a $95-million decrease in retained earnings as at April 1, 2010 ($87-million decrease as at April 1, 2009) and a roughly equivalent increase in fixed asset retirement obligations. The recognition of these obligations did not have a material impact on the corporation’s results for the period from April 1, 2010 to March 31, 2011 or the previous period.

The Government thus reduced its investment in this enterprise by $95 million as at April 1, 2010, with restatement of its consolidated statement of financial position for the previous fiscal year. However, since the impact on the 2009-2010 results was negligible, revenue from government enterprises was not restated.

Société générale de financement du Québec

For its fiscal year starting January 1, 2011, the Société générale de financement du Québec has to use another basis of accounting in preparing its financial statements, namely, International Financial Reporting Standards (IFRS). The corporation has applied the accounting changes resulting from this change in basis of accounting retroactively, with restatement of the previous fiscal year, except in the case of certain changes that were applied prospectively in compliance with the exemptions for retroactive application allowed by IFRS. The retroactive application of the accounting policies resulted in a $164-million reduction in the corporation’s equity as at January 1, 2010. For the three-month period ended March 31, 2010, these changes led to a $6-million increase in the corporation’s global result.

The Government thus reduced its investment in this enterprise by $158 million as at April 1, 2010. For fiscal 2010-2011, the adoption of this new basis of accounting by this corporation increased revenue from government enterprises by $116 million as well as the value of the other items of their comprehensive income by $163 million resulting in an increase of $47 million of the Government’s accumulated deficits. The data for the previous year were not restated, since the information needed to determine the impact of these accounting changes for the period prior to January 1, 2010 could not be made available with reasonable effort.

APPENDIX 10

Investment in government enterprises (cont’d)

AS AT MARCH 31, 2011

Restatements by government enterprises (cont’d)

Total impact

(in millions of dollars)

These restatements increased (decreased) the following items:

	2011	2010
Revenue
Revenue from government enterprises	116	—
Annual deficit	(116)	—
Investment in government enterprises	(300)	(95)
Accumulated deficit and net debt, beginning of year	253	95
Other items of the comprehensive income of government enterprises	163	—
Accumulated deficit and net debt, end of year	300	95

Main contractual obligations of enterprises

Hydro-Québec

Hydro-Québec has provided for capital and intangible investments of about $4.2 billion for the 2011 calendar year ($4.5 billion in 2010).

The corporation has made a commitment to Churchill Falls (Labrador) Corporation Limited to buy almost all of the power produced by the Churchill Falls generating station, which has a rated capacity of 5 428 megawatts. This contract, which expires in 2016, will be renewed automatically for a further 25 years, according to the terms and conditions already agreed upon. A contract guaranteeing the availability of 682 megawatts of additional power until 2041 for the November 1 to March 31 winter period has also been concluded with this enterprise.

As at December 31, 2010, the corporation was committed under 120 contracts to purchasing electricity from other producers, for an installed capacity of roughly 5 674 megawatts. It plans to purchase about 17 terawatthours of energy annually over the terms of these contracts, which extend to 2045. Most of the contracts include renewal clauses.

APPENDIX 10

Investment in government enterprises (cont’d)

AS AT MARCH 31, 2011

Main contractual obligations of enterprises (cont’d)

Hydro-Québec (cont’d)

Taking into account electricity purchase contracts as a whole, the corporation plans to make the following minimum payments, in millions of dollars, over the next five years:

December 31

2011	738
2012	1 058
2013	1 289
2014	1 467
2015	1 598
Total	6 150

IQ Immigrants Investisseurs inc.

During the normal course of its activities, IQ Immigrants Investisseurs inc. concluded agreements that gave rise to contractual obligations of $158 million ($149 million in 2010) for non-refundable financial contributions whose payment has not been authorized. This amount does not necessarily represent future cash requirements, as some of these contractual obligations may be cancelled before they give rise to disbursements.

IQ FIER inc.

During the normal course of its activities, IQ FIER inc. concluded investment agreements that gave rise to contractual obligations of $77 million ($102 million in 2010). This amount does not necessarily represent future cash requirements, as some of these contractual obligations will expire or may be cancelled before they give rise to disbursements.

Société générale de financement du Québec

During the normal course of its activities, the Société générale de financement du Québec was committed, as at March 31, 2011, to acquiring tangible assets and purchasing services and raw materials aggregating $23 million over the next few years ($37 million as at December 31, 2009). The corporation was also committed to subscribing for long-term investments worth $48 million at that date, in addition to those recorded as short- and long-term liabilities in its statement of financial situation.

APPENDIX 10

Investment in government enterprises (cont’d)

AS AT MARCH 31, 2011

Main contractual obligations of enterprises (cont’d)

Various enterprises

Certain government enterprises were committed, as at March 31, 2011, to making minimum undiscounted payments totalling $510 million ($488 million in 2010) under long-term contracts and leases.

Schedule of enterprises’ contractual obligations under long-term contracts and leases

(in millions of dollars)

Total

2012	75
2013	69
2014	62
2015	57
2016	50
313
2017-2020	197
Total	510

Some enterprises contracted various other commitments during the normal course of their activities. These commitments, totalling $64 million ($84 million in 2010), are authorized commitments that had not been disbursed as at March 31, 2011. Some of them may not be paid if the events do not take place.

Main contingencies of enterprises

Hydro-Québec

Hydro-Québec provided the purchasers of its investments with guarantees in respect to contingent tax liabilities and certain other customary representations. These guarantees, for which no liability was recognized, will be in effect until the applicable limitation periods expire, i.e. up to June 30, 2013.

In accordance with the terms and conditions for the issue of certain debt securities outside Canada, the corporation has undertaken to increase the interest paid to non-residents if changes are made to Canadian tax legislation concerning tax on the income of non-resident persons. The corporation is unable to estimate the maximum amount it could be required to pay. If such an amount becomes payable, the corporation would have the option of repaying most of the securities in question.

APPENDIX 10

Investment in government enterprises (cont’d)

AS AT MARCH 31, 2011

Main contingencies of enterprises (cont’d)

Hydro-Québec (cont’d)

As at December 31, 2010, the amortized cost of the debt concerned was $4 223 million ($4 298 million as at December 31, 2009).

Société générale de financement du Québec

During the normal course of its activities, this corporation provided significant guarantees to third parties as follows:

•                      Under the terms of its credit agreements, the corporation undertook to indemnify the holders of U.S. indebtedness in the event of changes in the laws with regard to tax withholdings. These indemnification agreements will be in effect until the expiry of the credit agreements and do not contain any limits. Given the nature of these agreements, the corporation cannot estimate the maximum payment it may have to make to the holders. The corporation did not recognize an amount on its consolidated statement of financial position for these indemnification agreements.

•                      When an enterprise is sold in whole or in part, in addition to any potential indemnification arising from the failure to execute restrictive clauses or from non-compliance with a declaration of guarantee, the corporation may agree to give a guarantee against any claim resulting from past activities. In general, the terms and conditions and amount of such indemnification are limited by agreement. Given the nature of these indemnification agreements, the corporation cannot estimate the maximum payment it may have to make to the indemnified parties. The corporation did not recognize an amount on its consolidated statement of financial position for these potential indemnifications.

APPENDIX 10

Investment in government enterprises (cont’d)

AS AT MARCH 31, 2011

Material transactions and balances of enterprises realized with entities included in the Government’s reporting entity

(in millions of dollars)

	2011	2010

Inter-entity transactions
Revenue	547	518
Expenditure	1 283	1 267

Inter-entity balances
Financial assets	3 963	3 632
Deferred revenue related to the acquisition of fixed assets	74	111
Debts and other liabilities with the Government	1 339	1 380
Net equity
Capital stock issued by the
Société générale de financement du Québec		250
Dividends
Hydro-Québec	1 886	2 168
Loto-Québec	1 247	1 252
Société des alcools du Québec	915	867
Contributions to the Gouvernement du Québec for specified purpose accounts	91	89

APPENDIX 11

Long-term investments

AS AT MARCH 31, 2011

Long-term investments by category

(in millions of dollars)

	2011							2010
						Asset-backed
	Shares and					term notes
	capital	Bonds and		Loans and		(ABTNs)
	investments (4)	notes		advances (4)		(Note 14)	Total	Total
Municipalities and municipal bodies(1)
Municipalities		29		1 208			1 237	13
Municipal bodies		2		331	(2)		333	223
		31		1 539			1 570	236
Individuals, organizations, enterprises and other(1)
Students				765			765	804
Enterprises	224	35		2 109	(2) (3)		2 368	2 411
Universities not included in the reporting entity				2 239	(5)		2 239	1 930
Non-profit and fiduciary organizations		2		847			849	398
Other	37	208		964		246	1 455	1 450
	261	245		6 924		246	7 676	6 993
Valuation allowances	(37)			(1 333)		(47)	(1 417)	(1 473)
	224	245		5 591		199	6 259	5 520
Sinking Fund relating to Borrowings by Québec University Establishments		106	(6)				106	113
	224	382		7 130		199	7 935	5 869

(1)          Investments with municipalities and municipal bodies bear interest at rates of up to 10.50%. Loans to students bear interest at rates of 3.50% to 14.88%. Investments with enterprises, universities not included in the reporting entity, non-profit and fiduciary organizations and other organizations bear interest at rates of up to 6.25%, except for enterprise loans, which bear interest at rates of up to 15.00%.

(2)          Guarantees received for loans and advances amounted to $296 M ($393 M as at March 31, 2010). Loans to municipal bodies were secured by real estate mortgages.

(3)          Loans and advances included, among other things, loans with special repayment clauses based on royalties, for a total of $402 M ($323 M as at March 31, 2010).

(4)          The grant portion related to long-term investments with significant concessionary terms reduced the value of these investments by $303 M ($316 M as at March 31, 2010).

(5)          Loans and advances to universities not included in the Government’s reporting entity funded investments in fixed assets and are repayable mainly through subsequent budgetary appropriations from the Government.

(6)          Under the University Investments Act (R.S.Q., c. I-17), the Government created a sinking fund in which the amounts deposited by the responsible minister are allocated exclusively to the repayment of borrowings (principal and interest) for the funding of fixed assets of university institutions in Québec.

APPENDIX 11

Long-term investments (cont’d)

AS AT MARCH 31, 2011

Maturity of investments

(in millions of dollars)

Total

2012	1 170
2013	535
2014	737
2015	523
2016	1 056
4 021
2017-2021	1 454
2022-2026	627
2027-2031	589
2032-2036	389
2037 and thereafter	285
7 365
No fixed maturity date	873
8 238
Portion of the grant related to long-term investments with significant concessionary terms	(303)
7 935

APPENDIX 12

Generations Fund

AS AT MARCH 31, 2011

The purpose of the Generations Fund, created on January 1, 2007 under the Act to reduce the debt and establish the Generations Fund1, is to reduce the Government’s debt. In accordance with this Act, the fund’s assets are used exclusively to repay the Government’s debt.

Revenue

for the fiscal year ended March 31, 2011

(in millions of dollars)

	2011		2010
		Actual	Actual
	Budget	results	results

Revenue
Water-power royalties	687	650	658
Unclaimed property	2	16	7
Investment income
Revenue (losses) from participation deposits	203	94	60
Total revenue	892	760	725

1              R.S.Q., c. R-2.2.0.1

APPENDIX 12

Generations Fund (cont’d)

AS AT MARCH 31, 2011

Change in fund balance

for the fiscal year ended March 31, 2011

(in millions of dollars)

	2011	2010

Opening balance	2 677	1 952
Revenue	760	725
Closing balance	3 437	2 677

Financial position

as at March 31, 2011

(in millions of dollars)

	2011	2010

Deposits with the Caisse de dépôt et placement du Québec
Demand deposits	68	86
Investment income receivable	12	8
Participation deposits (1)	3 282	2 534
	3 362	2 628
Accounts receivable	75	49
Fund balance	3 437	2 677

(1)          The Generations Fund acquired participation units in a specific fund at the Caisse de dépôt et placement du Québec. These units are repaid with prior notice according to the Caisse’s settlement terms and conditions at the market value of the fund’s net equity at the end of each month. As at March 31, 2011, the Generations Fund had 3 590 376 participation units whose fair value was $3 444 M (2 769 535 participation units whose fair value was $2 462 M as at March 31, 2010).

APPENDIX 13

Cash (bank overdraft)

AS AT MARCH 31, 2011

(in millions of dollars)

	2011	2010

Cash in bank	2 065	1 805
Plus
Cash and notes on hand and outstanding deposits	316	285
	2 381	2 090
Less
Outstanding cheques	(937)	(1 034)
Cash (bank overdraft)	1 444	1 056

APPENDIX 14

Accounts payable and accrued expenses

AS AT MARCH 31, 2011

(in millions of dollars)

	2011	2010

Remuneration	6 363	5 963
Income and taxes refundable
Income and property taxes	3 437	3 171
Consumption taxes	1 596	1 458
Suppliers	3 334	2 897
Advances from trust funds	478	291
Clearing accounts for collected taxes	(131)	(22)
Accrued interest on borrowings	2 829	2 694
Transfers	2 727	1 705
	20 633	18 157

APPENDIX 15

Deferred revenue

AS AT MARCH 31, 2011

(in millions of dollars)

	2011	2010

School property tax	370	369
Registration and drivers licence fees	618	596
Federal government transfers	1 191	656
Deferred contributions linked to the acquisition of fixed assets	2 792	2 245
Guarantee fees for Hydro-Québec borrowings	138	137
Specified purpose accounts	286	245
Other	670	680
	6 065	4 928

Deferred revenues related to federal government transfers are amounts encumbered by externally sourced allocations. They must be used for the specified purposes below.

Change in federal government transfers

encumbered by externally sourced allocations

(in millions of dollars)

	2011				2010
	Opening	New	Recognition	Closing	Closing
	balance	transfers	in revenue	balance	balance
Municipal and local infrastructures	174	463	124	513	174
Société d’habitation du Québec, AccèsLogis and Affordable Housing programs	180	265	78	367	180
Maintenance of dams transferred by the federal government	47	2	5	44	47
Canada ecoTrust	49		49	—	49
Police officer recruitment	54		18	36	54
Base funding - Building Canada plan	68	50	14	104	68
Other	84	140	97	127	84
	656	920	385	1 191	656

APPENDIX 16

Other liabilities

AS AT MARCH 31, 2011

(in millions of dollars)

	2011	2010
		(restated)(2)

Allowance for losses on guaranteed financial initiatives	739	759

Environmental liability (Note 12)	3 169	3 189

Allowance to fund the fixed assets of university establishments not included in the Government’s reporting entity (1)	106	113
	4 014	4 061

(1)          A sinking fund relating to borrowings by Québec university establishments of $106 M ($113 M in 2010) has been allocated to pay for this allowance. Information in this regard is given in Appendix 11, “Long-term investments”.

(2)          The impact of the accounting changes applied to previous years is explained in Note 3, “Accounting changes”.

APPENDIX 17

Debts

AS AT MARCH 31, 2011

	2011		2010
		Equivalent in		Equivalent in
		millions of		millions of
	In millions of	Canadian	In millions of	Canadian
Currency	monetary units	dollars	monetary units	dollars

IN CANADIAN DOLLARS
Short-term borrowings(1)	6 147	6 147	6 675	6 675
Treasury bills	3 317	3 317	3 322	3 322
Savings products	6 744	6 744	6 473	6 473
Bonds and notes	104 345	104 345	91 203	91 203
Mortgage loans	135	135	162	162
Commitments under capital leases	110	110	120	120
Commitments under private-public partnership agreements	1 541	1 541	664	664
Obligations arising from emphyteutic leases	24	24	126	126
Other financial products	53	53	57	57
Currency swap contracts	34 944	34 944	31 522	31 522
	157 360	157 360	140 324	140 324
IN U.S. DOLLARS
Commercial paper	2 494	2 424	3 093	3 142
Bonds and notes	13 265	12 891	12 766	12 965
Currency swap contracts	(14 701)	(14 287)	(15 035)	(15 270)
	1 058	1 028	824	837
IN YEN
Bonds and notes	330 757	3 883	334 679	3 638
Currency swap contracts	(298 500)	(3 504)	(133 900)	(1 455)
	32 257	379	200 779	2 183
IN EUROS
Bonds and notes	8 514	11 734	8 474	11 641
Currency swap contracts	(8 423)	(11 608)	(7 643)	(10 499)
	91	126	831	1 142
IN SWISS FRANCS
Bonds and notes	2 246	2 384	2 246	2 166
Currency swap contracts	(1 640)	(1 740)	(4)	(4)
	606	644	2 242	2 162
Total carried forward		159 537		146 648

APPENDIX 17

Debts (cont’d)

AS AT MARCH 31, 2011

	2011		2010
		Equivalent in		Equivalent in
		millions of		millions of
	In millions of	Canadian	In millions of	Canadian
Currency	monetary units	dollars	monetary units	dollars

Total brought forward		159 537		146 648
IN POUNDS STERLING
Bonds and notes	200	311	199	308
Currency swap contracts	(200)	(312)	(200)	(308)
	—	(1)	(1)	—
IN MEXICAN PESOS
Bonds and notes	1 500	122	1 500	124
Currency swap contracts	(1 500)	(122)	(1 500)	(124)
	—	—	—	—
IN AUSTRALIAN DOLLARS
Bonds and notes	448	451	448	417
Currency swap contracts	(448)	(451)	(448)	(417)
	—	—	—	—
IN NEW ZEALAND DOLLARS
Bonds and notes	299	222	299	216
Currency swap contracts	(299)	(222)	(299)	(216)
	—	—	—	—
IN HONG KONG DOLLARS
Bonds and notes	1 462	183	1 462	191
Currency swap contracts	(1 462)	(183)	(1 462)	(191)
	—	—	—	—
		159 536		146 648
Less
Sinking funds relating to borrowings (2)		5 907		5 594
Debts before deferred foreign exchange gains (losses)		153 629		141 054
Deferred foreign exchange gains (losses)		850		1 127
		154 479		142 181

(1)          Short-term borrowings in 2011 included $3 259 M in banker’s acceptances, bank loans and lines of credit ($3 773 M as at March 31, 2010), $2 623 M in discounted notes ($2 735 M as at March 31, 2010), $183 M in borrowings contracted with housing bureaus ($112 M as at March 31, 2010) and other financial products worth $82 M ($55 M as at March 31, 2010).

(2)          Payments to the sinking funds relating to borrowings stem from commitments made by the Government in contracts concluded when the borrowings were issued. These sinking funds were associated with $11 615 M in debts as at March 31, 2011 ($13 068 M as at March 31, 2010). They will be used to repay $4 971 M ($4 723 M as at March 31, 2010) of the debt in Canadian dollars and $936 M ($871 M as at March 31, 2010) of the debt in U.S. dollars.

APPENDIX 17

Debts (cont’d)

AS AT MARCH 31, 2011

Sinking funds relating to borrowings

Change in fund balance

for the fiscal year ended March 31, 2011

(in millions of dollars)

	2011	2010

Opening balance	5 594	5 333
Plus
Consolidated Revenue Fund payments	137	161
Net revenue	257	283
	5 988	5 777
Less
Sums used to repay debts	(81)	(183)
Closing balance	5 907	5 594

Sinking funds relating to borrowings

Financial position

as at March 31, 2011

(in millions of dollars)

	2011	2010

Investments
Banker’s acceptances	120	321
Treasury bills	15	37
Deposit certificates		13
Bonds and notes	5 621	5 072
	5 756	5 443
Other assets items
Cash	1	1
Accounts receivable and accrued interest	65	81
Deferred foreign exchange losses (gains)	85	69
	151	151
Funds balance	5 907	5 594

APPENDIX 18

Fixed assets

AS AT MARCH 31, 2011

(in millions of dollars)

						Development
						of data
				Complex		processing	2011
	Land	Buildings	Facilities	networks	Equipment	systems	Total

Cost
Opening balance	1 786	33 500	572	25 943	12 556	3 612	77 969
Acquisitions	156	2 779	133	3 389	1 212	362	8 031
Impact of disposals and reductions in value	(1)	(290)		(153)	(627)	(142)	(1 213)
Restatements and other adjustments	(1)	(39)	2	17	60	56	95
Closing balance	1 940	35 950	707	29 196	13 201	3 888	84 882

Accumulated depreciation
Opening balance		14 803	265	11 178	8 009	1 886	36 141
Depreciation expenses		873	27	757	912	309	2 878
Impact of disposals and reductions in value		(110)	(8)	(118)	(620)	(102)	(958)
Restatements and other adjustments		75	1	2	12	(20)	70
Closing balance	—	15 641	285	11 819	8 313	2 073	38 131

Net book value	1 940	20 309	422	17 377	4 888	1 815	46 751	(1) (2)

(1)          The total for fixed assets included:

•             fixed assets rented under capital leases totalling $107 M in 2011, including $22 M for equipment and $82 M for buildings. The depreciation expense for these fixed assets was $13 M;

•            fixed assets acquired under private-public partnership agreements totalling $1 724 M, including $1 256 M for complex networks. The depreciation expense for these fixed assets was $1 M;

•             fixed assets in the form of property under construction, improvements or development totalling $5 305 M, i.e. $2 106 M for buildings, $85 M for facilities, $1 859 M for complex networks, $491 M for equipment and $764 M for the development of data processing systems. No depreciation expense is associated with these fixed assets.

(2)          Financing charges of $25 M were capitalized during the year in the cost of the fixed assets. In addition, fixed assets totalling $73 M were aquired by donation or for a nominal fee.

APPENDIX 18

Fixed assets (cont’d)

AS AT MARCH 31, 2011

(in millions of dollars)

						Development
						of data
				Complex		processing	2010
	Land	Buildings	Facilities	networks	Equipment	systems	Total

Cost
Opening balance:
Restated balance	1 162	9 761	343	23 037	3 135	2 678	40 116
Balance from the networks	545	21 643	163	170	8 573	472	31 566
Adjusted opening balance	1 707	31 404	506	23 207	11 708	3 150	71 682
Acquisitions	102	2 038	90	3 000	1 213	494	6 937
Impact of disposals and reductions in value	(8)	(124)	(22)	(117)	(348)	(36)	(655)
Restatements and other adjustments	(15)	182	(2)	(147)	(17)	4	5
Closing balance	1 786	33 500	572	25 943	12 556	3 612	77 969

Accumulated depreciation
Opening balance:
Restated balance		3 937	163	10 719	1 948	1 389	18 156
Balance from the networks		10 011	88	50	5 547	228	15 924
Adjusted opening balance	—	13 948	251	10 769	7 495	1 617	34 080
Depreciation expenses		810	22	667	862	302	2 663
Impact of disposals and reductions in value		(92)	(8)	(111)	(330)	(33)	(574)
Restatements and other adjustments		137		(147)	(18)		(28)
Closing balance	—	14 803	265	11 178	8 009	1 886	36 141

Net book value	1 786	18 697	307	14 765	4 547	1 726	41 828	(1) (2)

(1)          The total for fixed assets included:

•             fixed assets rented under capital leases totalling $126 M in 2010, i.e. $27 M for equipment, $96 M for buildings and $3 M for facilities. The depreciation expense for these fixed assets was $15 M;

•             fixed assets acquired under private-public partnership agreements totalling $692 M, including $642 M for complex networks. No depreciation expense was associated with these fixed assets in 2010;

•            fixed assets in the form of property under construction, improvements or development totalling $4 114 M, i.e. $1 857 M for buildings, $30 M for facilities, $1 246 M for complex networks, $505 M for equipment and $476 M for the development of data processing systems. No depreciation expense is associated with these fixed assets.

(2)          Financing charges of $46 M were capitalized during the year in the cost of the fixed assets. In addition, fixed assets totalling $42 M were acquired by donation or for a nominal fee.

APPENDIX 19

Breakdown of contractual obligations

AS AT MARCH 31, 2011

Transfers — Funding for the acquisition of fixed assets

(in millions of dollars)

	2011		2010
Repayment of principal - Projects funded by long-term borrowings(1)
Universities not included in the Government’s reporting entity	2 446		2 297
Municipalities and municipal bodies	3 509		3 084
Other beneficiaries	1 559		1 566
	7 514	(2)	6 947	(2)
Repayment of principal - Projects awaiting funding or long-term refinancing(1),(3)
Universities not included in the Government’s reporting entity	354		199
Municipalities and municipal bodies	4 319		2 569
Other beneficiaries	565		520
	5 238		3 288
Repayment of the cost of fixed assets	380		414
	13 132		10 649

(1)     In addition to this amount, the Government covers, through transfer payments to these beneficiaries, interest related to the funding of these fixed asset acquisitions.

(2)     This amount results from the following transactions:

	2011	2010
Borrowings contracted with government bodies
Financement-Québec	2 210	1 961
Other government entities	11	13
	2 221	1 974
Borrowings contracted with financial institutions	5 399	5 086
Contribution from the Sinking Fund relating to Borrowings by Québec University Etablishments	(106)	(113)
	7 514	6 947

(3)     These contractual obligations represent the value of authorized amounts, part of which is already covered by funding for the acquisition of realized fixed assets.

APPENDIX 19

Breakdown of contractual obligations (cont’d)

AS AT MARCH 31, 2011

Summary schedule of transfers for repayment of the principal on borrowings for the acquisition of fixed assets

(in millions of dollars)

	Universities not
	included in the
	Government’s	Municipalities and	Other
Maturity(1)	reporting entity	municipal bodies	beneficiaries	Total
2012	520	435	183	1 138
2013	353	441	169	963
2014	490	460	166	1 116
2015	300	414	178	892
2016	328	378	134	840
	1 991	2 128	830	4 949
2017-2021	362	1 088	443	1 893
2022-2026	36	189	198	423
2027-2031	32	83	53	168
2032-2036	25	19	29	73
2037 and thereafter		2	6	8
	2 446	3 509	1 559	7 514

(1)     This schedule was drawn up according to the date on bonds or notes as at March 31, 2011. Any refinancing after that date will affect the schedule.

APPENDIX 19

Breakdown of contractual obligations (cont’d)

AS AT MARCH 31, 2011

Transfers — Agreements

Agreements between the Gouvernement du Québec and the Québec Cree

An agreement was signed by the Government and the Québec Cree in February 2002 to help the Cree achieve autonomy and take charge of their development. The agreement also aims to more fully engage the Cree in economic development activities in the territory covered by the James Bay and Northern Québec Agreement (JBNQA).

The February 2002 agreement provides in particular for annual transfer payments to the James Bay Cree over a period of 50 years, i.e. from 2002-2003 to 2051-2052. In return, the Cree must assume the obligations of the Gouvernement du Québec, Hydro-Québec and the Société d’énergie de la Baie James under certain provisions of the JBNQA pertaining to the Cree’s economic and community development. The payments to be made in the coming years, i.e. until 2052, correspond to the higher of $70 million or that amount indexed to take into account the change in the value of hydroelectric production, mining and forest harvesting in JBNQA territory. The payment in 2011 amounted to $82 million ($77 million in 2010). Considering the indexation for 2012, the minimum annual payments provided for in the coming years amount to $82 million. As at March 31, 2011, the minimum balance payable was $3 363 million ($3 447 million in 2010).

Another agreement was concluded in May 2007 between the Gouvernement du Québec, the Grand Council of the Crees and the Cree Regional Authority to improve the administration of justice in Cree communities and in correctional services. The minimum annual payments provided for in the coming years amount to $15 million and they are subject to indexation until 2027. As at March 31, 2011, the minimum balance payable was $245 million ($250 million in 2010).

Agreement respecting global funding for the Kativik Regional Government

An agreement was signed by the Gouvernement du Québec and the Kativik Regional Government in March 2004 to simplify the terms and conditions for transfers from various Québec government departments to the Kativik Regional Government. The agreement also grants the Kativik Regional Government greater autonomy in allocating funds based on regional priorities.

The minimum annual payments provided for in the coming years amount to $50 million and they are subject to indexation until 2028. As at March 31, 2011, the minimum balance payable was $841 million ($828 million in 2010).

APPENDIX 19

Breakdown of contractual obligations (cont’d)

AS AT MARCH 31, 2011

Transfers — Agreements (cont’d)

Partnership agreement on economic and community development in Nunavik

A partnership agreement on economic and community development in Nunavik was signed in April 2002 between the Gouvernement du Québec, the Makivik Corporation and the Kativik Regional Government to meet the specific needs of the people of Nunavik. To that end, the Government will fund economic and community projects, thus providing local communities with better economic and community development prospects. The agreement was amended on August 1, 2006.

The minimum annual payments provided for in the coming years amount to $30 million and they are subject to indexation until 2027. As at March 31, 2011, the minimum balance payable was $484 million ($489 million in 2010).

Other agreements

Other agreements include notably agreements on new fiscal and financial partnerships with the municipalities totalling $863 million ($1 141 million as at March 31, 2010), the national policy on rural areas totalling $125 million ($172 million as at March 31, 2010), the subsidy agreement reached with the Ville de Montréal totalling $129 million ($137 million as at March 31, 2010) and the agreement concerning block funding for northern villages in the Kativik region totalling $231 million ($230 million as at March 31, 2010). They also include agreements on the payment of $581 million in interest on a loan contracted by a company in the aluminium sector ($581 million as at March, 31, 2010), the promotion and development of Montréal totalling $141 million ($206 million as at March 31, 2010), manpower training totalling $210 million ($273 million as at March 31, 2010), the promotion of a healthy lifestyle totalling $124 million ($140 million as at March 31, 2010), the development of young children totalling $127 million ($143 million as at March 31, 2010), support for informal caregivers totalling $128 million ($143 million as at March 31, 2010), the group health insurance plan of employees in the health and social services and education sectors totalling $252 million and other contributions totalling $2 957 million ($1 453 million as at March 31, 2010).

APPENDIX 20

Contingencies

AS AT MARCH 31, 2011

Guaranteed financial initiatives

(in millions of dollars)

	2011	2010
Government bodies
Loan guarantees granted by Investissement Québec	2 288	2 385
Guarantees granted by the Société d’habitation du Québec	1 338	1 267
Other guarantees	33	38
	3 659	3 690
Individuals and corporations
Loan guarantees granted to farm and forest producers	4 336	4 341
Loan guarantees granted to students	3 232	3 200
Other guarantees and loans	109	109
	7 677	7 650
Total guaranteed financial initiatives	11 336	11 340
Allowance for losses on guaranteed financial initiatives - other liabilities	(739)	(759)
	10 597	10 581

APPENDIX 20

Contingencies (cont’d)

AS AT MARCH 31, 2011

Loan guarantees granted by Investissement Québec

(in millions of dollars)

	2011		2010
	Contingent		Contingent
	liabilities		liabilities

Loan guarantees in effect(1)	2 288	(2),(3)	2 385	(2),(3)
Allowance for losses on guaranteed financial initiatives	(325)		(333)
	1 963		2 052

(1)          The Government guarantees payment of the principal and interest on loans contracted by enterprises under the Act respecting Investissement Québec and La Financière du Québec (R.S.Q., c. I-16.1).

(2)          This total excluded $1 156 M in authorized loan guarantees that were not yet in effect ($1 043 M as at March 31, 2010).

(3)          The total value of securities and surety received against guarantees was $1 512 M ($1 582 M as at March 31, 2010).

Guarantees granted by the Société d’habitation du Québec

(in millions of dollars)

	2011	2010
	Contingent	Contingent
	liabilities	liabilities
Loan guarantees(1)
Achat-rénovation, AccèsLogis Québec and Affordable Housing Québec programs - social and community component(2)	1 048	959
Other guarantees(1)
Assistance Program for Community Housing Organizations, and NPO - Private and Remote Housing programs(3)	290	308
	1 338	1 267

Allowance for losses on guaranteed financial initiatives	(32)	(27)
	1 306	1 240

(1)          The Société d’habitation du Québec (SHQ) grants guarantees under the Act respecting the Société d’habitation du Québec (R.S.Q., c. S-8).

(2)          Loans from financial institutions guaranteed by the SHQ and granted to non-profit organizations or cooperatives for periods of 25 or 35 years following the approval of an extension by the SHQ. The principal and interest associated with such loans are covered by the organizations concerned. The loans finance the cost of buildings.

(3)          Loans guaranteed by the Canada Mortgage and Housing Corporation (CMHC) with which the SHQ has concluded agreements under which it is committed to buying property taken over by the CMHC when a borrower defaults on a loan, for an amount equal to the value of the claim paid to the approved lender plus incidental expenses. Guarantees granted for the above-mentioned programs cover 25-year periods, except if they are related to loans granted in urban regions for NPO-Private housing programs, in which case they cover periods of 35 years. The principal and interest associated with such loans are covered by the organizations concerned. The loans finance the cost of buildings.

APPENDIX 20

Contingencies (cont’d)

AS AT MARCH 31, 2011

Loan guarantees granted to farm and forest producers

(in millions of dollars)

	2011		2010
	Contingent		Contingent
	liabilities		liabilities

Under the Act respecting La Financière agricole du Québec (R.S.Q., c. L-0.1)	4 220	(2)	4 226	(2)
Under various statutes	116		115
	4 336	(1)	4 341	(1)

Allowance for losses on guaranteed financial initiatives	(91)		(97)
	4 245		4 244

(1)          This amount corresponds to the balances of principal and interest on loans for which the Fonds d’assurance-prêts agricoles et forestiers reimburses losses and related charges.

(2)          This amount excluded $35 M in authorized loan guarantees not yet in effect ($36 M as at March 31, 2010).

APPENDIX 20

Contingencies (cont’d)

AS AT MARCH 31, 2011

Loan guarantees granted to students

(in millions of dollars)

	2011		2010
	Contingent		Contingent
	liabilities		liabilities

Loans for which the Government repays interest as long as the borrower is a student	1 397		1 381
Loans for which borrowers are responsible for repaying principal and interest	1 833		1 816
Loans for the purchase of a personal computer, for which borrowers are responsible for repaying interest	2		3
	3 232	(1)	3 200	(1)

Allowance for losses on guaranteed financial initiatives	(273)		(285)
	2 959		2 915

(1)          The Government of Québec guarantees the reimbursement of losses of principal and interest to lending institutions under the Act respecting financial assistance for students (R.S.Q., c. A-13.3).

APPENDIX 21

Stabilization reserve

AS AT MARCH 31, 2011

(in millions of dollars)

	2011	2010
Opening balance	—	433
Allocation of the balance of the recognized surplus
Deposit in the Generations Fund
Use of the reserve to maintain a balanced budget		(433)
Closing balance	—	—

A stabilization reserve was created under the Balanced Budget Act1 to facilitate the Government’s multi-year budget planning and, subsidiarily, to make it possible to pay sums into the Generations Fund.

The stabilization reserve is earmarked for maintaining a balanced budget; its balance is reduced by the amount required to attain this objective. In addition, the Government may, on the conditions it determines, use the stabilization reserve to pay sums into the Generations Fund. The balance of the reserve is reduced by the amount paid into the fund.

The sums credited annually to the stabilization reserve correspond to the amount of the surplus recognized for each fiscal year, i.e. the budget balance for the year, when it is above zero, established in accordance with the provisions of the Balanced Budget Act.

1 R.S.Q., c. E-12.00001

APPENDIX 22

Segment disclosures

AS AT MARCH 31, 2011

Consolidated financial statements by reporting sector

The consolidated financial statements take into account the Government’s management of its resources, obligations and financial activities as a whole. Grouping these elements provides a global financial portrait of the Government. The statements include financial information from a multitude of departments, bodies, funds and enterprises. All of these entities are grouped into eight main sectors, according to their control and accountability relationship with the Government. Criteria such as ministerial accountability, legal framework, scope of authority delegated to management, funding method, degree of autonomy and nature of activities are used to classify the entities in the different sectors. The following tables present the operations and summary financial position of each of the sectors identified.

Since it was possible to associate all revenue, expenditure, asset and liability items with specific sectors, it was not necessary to use allocation methods to allocate some of the items among two or more specific sectors.

APPENDIX 22

Segment disclosures (cont’d)

AS AT MARCH 31, 2011

Consolidated statement of operations and accumulated deficit by sector

(in millions of dollars)

	2011
	Consolidated			Non-budget-
	Revenue	Government	Special	funded
	Fund (1)	enterprises (2)	funds (3)	bodies (3)
REVENUE
Income and property taxes	28 735		1 126
Consumption taxes	12 986		2 008	87
Duties and permits	592		1 219	295
Miscellaneous revenue	1 631		1 170	3 867
Other revenue sources		4 838
Dividends paid by enterprises	4 048	(4 048)
Total own-source revenue	47 992	790	5 523	4 249
Transfers from the Government of Québec			4 319	11 724
Federal government transfers	15 425		382	604
Total revenue	63 417	790	10 224	16 577
EXPENDITURE
Health and Social Services	28 514		3 520	9 608
Education and Culture	16 016		66	466
Economy and Environment	5 882		3 700	3 109
Support for Individuals and Families	5 924		311	163
Administration and Justice	5 386		845	1 759
Total program spending	61 722	—	8 442	15 105
Debt service	6 984		918	1 287
Total expenditure	68 706	—	9 360	16 392
Annual surplus (deficit)	(5 289)	790	864	185
Restatements by government enterprises without restatement of previous years (Appendix 10)		(158)
Other comprehensive income items of government enterprises (Appendix 10)		(229)
ACCUMULATED SURPLUS (DEFICITS), BEGINNING OF YEAR (restated)	(128 271)	14 375	1 644	1 138
ACCUMULATED SURPLUS (DEFICITS), END OF YEAR	(133 560)	14 778	2 508	1 323

2011
Organizations in						Consolidated
the health and	Organizations	Specified				results and
social services	in the education	purpose	Generations	Consolidation		accumulated
network (4)	networks (4)	accounts (5)	Fund (6)	adjustments (7)		deficits

	1 499			(1 037)		30 323
				(274)		14 807
				(55)		2 051
2 308	1 427	277		(3 252)		7 428
			760			5 598
						—
2 308	2 926	277	760	(4 618)		60 207
17 925	11 091			(45 059)		—
171	139	1 481		(709	) (8)	17 493
20 404	14 156	1 758	760	(50 386)		77 700

20 118		100		(31 059)		30 801
	13 484	49		(11 691)		18 390
		1 018		(4 047)		9 662
		22		(410)		6 010
		569		(2 267)		6 292
20 118	13 484	1 758	—	(49 474)		71 155
329	469			(1 052)		8 935
20 447	13 953	1 758	—	(50 526)		80 090
(43)	203	—	760	140		(2 390)
						(158)
						(229)
241	1 530		2 677	(2 459)		(109 125)
198	1 733	—	3 437	(2 319)		(111 902)

APPENDIX 22

Segment disclosures (cont’d)

AS AT MARCH 31, 2011

Consolidated statement of program spending by supercategory and sector

(in millions of dollars)

2011

	Consolidated			Non-budget-
	Revenue	Government	Special	funded
	Fund (1)	enterprises (2)	funds (3)	bodies (3)
EXPENDITURE BY SUPERCATEGORY
Transfer	53 509		5 882	4 416
Allocation to a special fund	1 919
Remuneration	3 171		972	7 408
Operating	2 098		1 588	3 167
Doubtful accounts and other allowances	1 025			114
Total program spending	61 722	—	8 442	15 105

2011
Organizations in
the health and	Organizations	Specified
social services	in the education	purpose	Generations	Consolidation	Consolidated
network (4)	networks (4)	accounts (5)	Fund (6)	adjustments (7)	results

	59	1 563		(46 385)	19 044
				(1 919)	—
12 741	10 038	102		968	35 400
7 350	3 377	93		(2 049)	15 624
27	10			(89)	1 087
20 118	13 484	1 758	—	(49 474)	71 155

APPENDIX 22

Segment disclosures (cont’d)

AS AT MARCH 31, 2011

Consolidated statement of operations and accumulated deficit by sector

(in millions of dollars)

	2010(12)
	Consolidated			Non-budget-
	Revenue	Government	Special	funded
	Fund (1)	enterprises (2)	funds (3)	bodies (3)

REVENUE
Income and property taxes	27 026		817
Consumption taxes	11 892		1 790	48
Duties and permits	354		1 170	280
Miscellaneous revenue	1 454		1 114	3 906
Other revenue sources		4 878
Dividends paid by enterprises	4 287	(4 287)
Total own-source revenue	45 013	591	4 891	4 234
Transfers from the Government of Québec			4 303	11 513
Federal government transfers	15 161		465	1 000
Total revenue	60 174	591	9 659	16 747
EXPENDITURE
Health and Social Services	27 466		3 226	9 200
Education and Culture	15 472		14	467
Economy and Environment	6 016		3 547	3 185
Support for Individuals and Families	5 721		297	158
Administration and Justice	5 188		767	2 273
Total program spending	59 863	—	7 851	15 283
Debt service	6 118		778	1 204
Total expenditure	65 981	—	8 629	16 487
Annual surplus (deficit) before extraordinary revenue and expenditure related to the accounting reform	(5 807)	591	1 030	260
Extraordinary revenue and expenditure related to the accounting reform (9)	(8 376)
Annual surplus (deficit) after extraordinary revenue and expenditure related to the accounting reform	(14 183)	591	1 030	260
Accounting changes (Note 3)	(1 413)
Restatements by government enterprises (Appendix 10)		(95)
Reallocation of accumulated surplus(10)	674		(674)
Other comprehensive income items of government enterprises (Appendix 10)		(452)
ACCUMULATED SURPLUS (DEFICITS), BEGINNING OF YEAR	(113 349)	14 331	1 288	878
ACCUMULATED SURPLUS (DEFICITS), END OF YEAR	(128 271)	14 375	1 644	1 138

2010(12)
Organizations in						Consolidated
the health and	Organizations	Specified				results and
social services	in the education	purpose	Generations	Consolidation		accumulated
network (4)	networks (4)	accounts (5)	Fund (6)	adjustments (7)		deficits

	1 475			(1 014)		28 304
				(264)		13 466
				(53)		1 751
2 398	1 540	295		(3 315)		7 392
			725			5 603
						—
2 398	3 015	295	725	(4 646)		56 516
17 392	10 630			(43 838)
115	114	857		(602	)(8)	17 110
19 905	13 759	1 152	725	(49 086)		73 626

19 678		110		(30 014)		29 666
	13 150	87		(11 465)		17 725
		319		(4 120)		8 947
		13		(416)		5 773
		623		(2 240)		6 611
19 678	13 150	1 152	—	(48 255)		68 722
284	393			(933)		7 844
19 962	13 543	1 152	—	(49 188)		76 566
(57)	216		725	102		(2 940)
4 130	4 246					—
4 073	4 462	—	725	102		(2 940)
						(1 413)
						(95)
						—
						(452)
(3 832)	(2 932)		1 952	(2 561)		(104 225)
241	1 530	—	2 677	(2 459)		(109 125)

APPENDIX 22

Segment disclosures (cont’d)

AS AT MARCH 31, 2011

Consolidated statement of program spending by supercategory and sector

(in millions of dollars)

2010(12)
	Consolidated			Non-budget-
	Revenue	Government	Special	funded
	Fund (1)	enterprises (2)	funds (3)	bodies (3)

EXPENDITURE BY SUPERCATEGORY
Transfer	51 671		5 404	4 887
Allocation to a special fund	1 906
Remuneration	2 991		964	7 055
Operating	2 040		1 483	3 019
Doubtful accounts and other allowances	1 255			322

Total program spending	59 863	—	7 851	15 283

2010(12)
Organizations in
the health and	Organizations	Specified
social services	in the education	purpose	Generations	Consolidation	Consolidated
network (4)	networks (4)	accounts (5)	Fund (6)	adjustments (7)	results

	80	950		(44 460)	18 532
				(1 906)	—
12 572	9 788	106		385	33 861
7 078	3 284	96		(2 044)	14 956
28	(2)			(230)	1 373

19 678	13 150	1 152	—	(48 255)	68 722

APPENDIX 22

Segment disclosures (cont’d)

AS AT MARCH 31, 2011

Consolidated statement of summary statement of financial position by sector

(in millions of dollars)

2011
Consolidated
	Revenue	Government	Special	Non-budget-
	Fund (1)	enterprises (2)	funds (3)	funded bodies (3)

FINANCIAL ASSETS
Short-term investments	4 611		1 113	1 043
Accounts receivable	11 322		4 371	8 028
Investment in government enterprises	7 545	14 778
Long-term investments
Entities not included in the Government’s reporting entity	666		1 041	6 044
Entities in the Government’s reporting entity	25 422		10 245	18 902
Cash, inventories intended for sale and deferred expenses related to debts	(144)		98	369
TOTAL FINANCIAL ASSETS	49 422	14 778	16 868	34 386
LIABILITIES
Accounts payable and accrued expenses	24 455		3 788	3 021
Pension plans and other employee future benefits	28 992			188
Debts
Due to entities not included in the Government’s reporting entity	129 618		1 142	23 988
Due to entities in the Government’s reporting entity	(19)		25 254	10 901
Sinking funds and deferred foreign exchange gains (losses)	(4 756)			(67)
Deferred revenue, federal government transfers to be repaid and other liabilities	6 150		2 023	4 054
TOTAL LIABILITIES	184 440	—	32 207	42 085
NET DEBT	(135 018)	14 778	(15 339)	(7 699)
NON-FINANCIAL ASSETS
Fixed assets	1 404		17 775	8 909
Other non-financial assets	54		72	113
TOTAL NON-FINANCIAL ASSETS	1 458	—	17 847	9 022
ACCUMULATED SURPLUS (DEFICITS)	(133 560)	14 778	2 508	1 323

2011
Organizations in
the health and		Organizations		Specified			Consolidated
social services		in the education		purpose	Generations	Consolidation	financial
network (4)		networks (4)		accounts (5)	Fund (6)	adjustments (7)	position

113		42				(1 258)	5 664
5 813		6 346		891		(22 485)	14 286
						836	23 159

58		127			3 394	(4)	11 326
		3			43	(54 569)	46
1 128		379		36		(2)	1 864
7 112		6 897		927	3 437	(77 482)	56 345

3 765		2 118		641		(17 155)	20 633
		(58)				3	29 125

2 068	(11)	2 520	(11)				159 336
9 356		9 191				(54 483)	200
(22)		(176)				(36)	(5 057)
1 209		1 613		286		(3 938)	11 397
16 376		15 208		927	—	(75 609)	215 634
(9 264)		(8 311)			3 437	(1 873)	(159 289)

9 154		9 950				(441)	46 751
308		94				(5)	636
9 462		10 044		—	—	(446)	47 387
198		1 733		—	3 437	(2 319)	(111 902)

APPENDIX 22

Segment disclosures (cont’d)

AS AT MARCH 31, 2011

Consolidated summary statement of financial position by sector

(in millions of dollars)

	2010 (12)
	Consolidated
	Revenue	Government	Special	Non-budget-
	Fund (1)	enterprises (2)	funds (3)	funded bodies (3)

FINANCIAL ASSETS
Short-term investments	4 257		849	786
Accounts receivable	11 256		3 808	8 044
Investment in government enterprises	7 545	14 375
Long-term investments
Entities not included in the Government’s reporting entity	632		659	4 348
Entities in the Government’s reporting entity	22 729		10 604	17 038
Cash, inventories intended for sale and deferred expenses related to debts	(153)		(10)	328
TOTAL FINANCIAL ASSETS	46 266	14 375	15 910	30 544
LIABILITIES
Accounts payable and accrued expenses	22 697		3 921	2 617
Pension plans and other employee future benefits	29 752			187
Debts
Due to entities not included in the Government’s reporting entity	120 888		618	20 054
Due to entities in the Government’s reporting entity	(14)		23 013	11 942
Sinking funds and deferred foreign exchange gains (losses)	(4 111)			(93)
Deferred revenue, federal government transfers to be repaid and other liabilities	6 618		1 807	3 344
TOTAL LIABILITIES	175 830	—	29 359	38 051
NET DEBT	(129 564)	14 375	(13 449)	(7 507)
NON-FINANCIAL ASSETS

Fixed assets	1 241		15 024	8 524
Other non-financial assets	52		69	121
TOTAL NON-FINANCIAL ASSETS	1 293	—	15 093	8 645
ACCUMULATED SURPLUS (DEFICITS)	(128 271)	14 375	1 644	1 138

2010 (12)
Organizations in
the health and		Organizations		Specified			Consolidated
social services		in the education		purpose	Generations	Consolidation	financial
network (4)		networks (4)		accounts (5)	Fund (6)	adjustments (7)	position

79		237				(2 279)	3 929
5 515		6 255		251		(22 511)	12 618
						689	22 609

83		133			2 642	2	8 499
					35	(50 359)	47
665		459		60		89	1 438
6 342		7 084		311	2 677	(74 369)	49 140

3 542		2 065		66		(16 751)	18 157
		(17)				(1)	29 921

1 377	(11)	3 590	(11)			121	146 648
8 661		8 010				(51 612)	—
(23)		(191)				(49)	(4 467)
1 082		1 427		245		(4 034)	10 489
14 639		14 884		311	—	(72 326)	200 748
(8 297)		(7 800)			2 677	(2 043)	(151 608)

8 221		9 221				(403)	41 828
317		109				(13)	655
8 538		9 330		—	—	(416)	42 483
241		1 530		—	2 677	(2 459)	(109 125)

APPENDIX 22

Segment disclosures (cont’d)

AS AT MARCH 31, 2011

(1)     The Consolidated Revenue Fund includes money collected or received from various sources over which Parliament has the power of appropriation, as well as the expenditures of the National Assembly, persons designated by it, departments and bodies administered by a minister whose budget is financed by appropriations allocated by the National Assembly. This sector also includes the activities of the Health Services Fund.

(2)     Government enterprises are distinct legal entities that have the power to carry out commercial activities. The sale of their goods and the delivery of their services target individuals or organizations not included in the Government’s reporting entity. Therefore, these enterprises are financially autonomous in that their revenue from outside the reporting entity ensures that they carry out their activities and repay their debts on their own. Since their accounts are accounted for using the modified equity method, only their net surpluses for the fiscal year are presented in the table, after deducting the dividends paid into the Consolidated Revenue Fund.

(3)     Non-budget-funded bodies and special funds depend in whole or in part on departments for their funding. However, non-budget-funded bodies and special funds have more autonomy than those funded by budgetary appropriations. Although non-budget-funded bodies also answer to a minister, the legislation grants their management more extensive funding and operating powers. Special funds, for their part, are financial management tools that make it possible, in some situations, to administer allocated resources using a management method that is different from that applied in departments. Some funds obtain financing in whole or in part through the sale of goods or services. The results of the special funds do not include the activities of the Health Services Fund.

(4)     The health and social services network includes health and social services agencies and public health and social services institutions (hospital centres, health and social services centres, rehabilitation centres, child and youth protection centres).

The education networks are made up of the school board network, the general and vocational college (CEGEP) network and the Université du Québec and its constituent.

All of these organizations, which are funded largely through budgetary appropriations, are autonomous in regard to the delivery of public services. They are legal entities that are vested with the financial and administrative powers needed to provide public services, and they have a board of directors made up of elected or appointed local representatives from the area or sector served by each organization. In addition, the Government’s ability to dispose of their assets is subject to major restrictions.

(5)     A specified purpose account is a financial management mechanism created by a Government order in council under legislative provisions. It allows a department to account in a distinct way for funds paid into the Consolidated Revenue Fund by a third party under a contract or an agreement that provides for the allocation of the funds to a specific purpose.

(6)     The Generations Fund, created on January 1, 2007 under the Act to reduce the debt and establish the Generations Fund (R.S.Q., c.R-2.2.0.1), differs from other funds in that it is dedicated exclusively to repaying the Government’s debt.

(7)    Consolidation adjustments stem mainly from the elimination of transactions and balances between entities in the different sectors. Therefore, the revenues, expenses, assets and liabilities of each sector are presented prior to the elimination of these items. However, transactions and balances between entities within the same sector are eliminated before the segment amounts are determined.

(8)     The Québec government receives transfer revenues from the federal government encumbered by externally sourced allocations, which have to be paid to other bodies in the Government’s reporting entity in accordance with contracts or agreements. These funds are collected by the Consolidated Revenue Fund and presented in the specified purpose accounts and later paid to the corresponding bodies. Consolidation adjustments are made to eliminate the federal transfer revenues transferred from the Consolidated Revenue Fund to these bodies.

(9)     This amount included $8 295 M pursuant to orders-in-council 257-2010 and 258-2010 adopted by the Government on March 24, 2010 to cover the expenditures of organizations in the health and social services and education networks that were recorded as net debt as at April 1, 2008 following the accounting reform. Note that the extraordinary expenditures of the Consolidated Revenue Fund are fully offset by the extraordinary revenues they generate in return to organizations in the health and social services and education networks. Consequently, there is no impact on the Government’s financial position and consolidated results.

(10)                    The Land Transportation Network Fund was created on April 1, 2010. To make the financial data for 2009-2010 comparable with those for 2010-2011, the comparative data for the Consolidated Revenue Fund, part of whose resources were transferred to the new fund, and the comparative data for the special funds were reclassified to reflect this new structure. On March 31, 2010, the accumulated surplus that had been allocated to the new fund following the reclassification was reallocated to the Consolidated Revenue Fund since the restructuring was not yet in effect at that date.

(11)                    Some of these borrowings have financed investments in fixed assets and are repayable through subsequent budgetary appropriations adopted by the Government at a later date.

(12)                    Certain financial data for 2010 have been reclassified for consistency with the presentation adopted in 2011. The main items reclassified are consolidation adjustments that were taken into account in the different sectors in 2010, whereas in 2011 these items are presented in the “Consolidation adjustments” column.

APPENDIX 23

Fiduciary transactions conducted by the Government

AS AT MARCH 31, 2011

Summary of fiduciary transactions conducted

by a government department and government bodies and funds

(in millions of dollars)

	2011				2010
			Increase
			(decrease) in
	Liabilities	Assets	accrued equity	Net equity	Net equity

Caisse de dépôt et placement du Québec(1)	31 455	183 197	20 154	151 742	131 588
Cautionnnements individuels des agents de voyages	4	4	—	—	—
Comité Entraide - public and parapublic sectors(1),(2)	8	8	—	—	—
Commission administrative des régimes de retraite et d’assurances(1)
RREGOP	383	41 771	3 761	41 388	37 627
PPMP	23	7 065	463	7 042	6 579
Other plans	142	831	134	689	555
Commission de la construction du Québec(1)
General Fund	98	167	5	69	64
Supplemental pension plan
- general account	54	3 311	264	3 257	2 993
Supplemental pension plan
- pensioners’ account	56	5 058	472	5 002	4 530
Other	965	5 208	803	4 243	3 440
Conseil de gestion de l’assurance parentale(1)	19	19
Curateur public(1),(2)	40	358	17	318	301
Reintegration Support
Fund(1)		2	—	2	2
Fonds d’assurance-garantie administered by the Régie des marchés agricoles et alimentaires du Québec		7	1	7	6
Parental Insurance Fund(1)	777	186	(127)	(591)	(464)
Fonds d’assurance-récolte	3	82	42	79	37
Fonds d’assurance-stabilisation des revenus agricoles	691	51	120	(640)	(760)
Fonds des pensions alimentaires	232	232	—	—	—
Fonds d’indemnisation des clients des agents de voyages		68	16	68	52
Fonds d’indemnisation des services financiers	24	13	9	(11)	(20)
Total carried forward	34 974	247 638	26 134	212 664	186 530

APPENDIX 23

Fiduciary transactions conducted by the Government (cont’d)

AS AT MARCH 31, 2011

Summary of fiduciary transactions conducted

by a government department and government bodies and funds (cont’d)

(in millions of dollars)

	2011				2010
			Increase
			(decrease) in
	Liabilities	Assets	accrued equity	Net equity	Net equity

Total brought forward	34 974	247 638	26 134	212 664	186 530
Trust funds(2)	105	105	—	—	—
Trust funds - Goods and Services Tax	377	377	—	—	—
Workforce Skills Development and Recognition Fund	3	93	11	90	79
Hydro-Québec - pension plan(1)	350	14 576	1 836	14 226	12 390
Régie des rentes du Québec
Québec Pension Plan Fund	792	34 689	3 599	33 897	30 298
Other	9	22	2	13	11
Ministère du Revenu
Property under administration(1),(2)	88	138	(17)	50	67
	36 698	297 638	31 565	260 940	229 375
Funds entrusted to the Caisse de dépôt et placement du Québec	—	(95 069)	(10 044)	(95 069)	(85 025)
	36 698	202 569	21 521	165 871	144 350

(1)     According to financial statements as at December 31, 2010.

(2)     According to unaudited financial statements.